UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Synopsys, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SYNOPSYS®

2024

Notice of Annual Meeting and Proxy Statement

SYNOPSYS

LETTER TO OUR STOCKHOLDERS
Dear Synopsys Stockholder,

Synopsys delivered another outstanding year in fiscal 2023 despite global macroeconomic uncertainty. We have a resilient business model, and our customers continue to rely on Synopsys’ design solutions as they prioritize investments in the silicon and systems that position them for future success. We are aligning our portfolio investment with our core EDA and IP businesses, which hold the greatest return potential to accelerate our Silicon to Systems strategy and growth. We are confident in our business heading into fiscal 2024 based on our technology leadership, strong customer momentum and the resiliency of our time-based business model.
Business & Financial Results
We delivered a record year in fiscal 2023 including:
•Record revenue of $5.8 billion, up approximately 15% year-over-year;
•Improved GAAP operating margin to 21.7% and non-GAAP operating margin to 35.1%;
•Approximately 26% GAAP and non-GAAP earnings per share growth;
•Approximately $1.7 billion of operating cash flow;
•Returned approximately $1.2 billion to stockholders through stock repurchases; and
•Expanded our backlog to $8.6 billion.
Product Innovation
Core to our business success are the many high impact innovations across our portfolio that we've introduced over the past several years. The drumbeat of customer adoption and proliferation of these solutions continues, bolstered by important new products and partnerships introduced in fiscal 2023, including:
•Pioneering AI-driven chip design with the launch of Synopsys.ai™, the industry's first full-stack EDA suite delivering production-proven, AI-driven optimization, data analytics, and generative AI capabilities to chipmakers across all stages of IC chip development;
•Delivering the industry’s broadest, most comprehensive IP portfolio on advanced process nodes across the world’s leading foundries, including a wide range of high-performance, automotive-grade IP in 5nm; and
•Advancing the development and adoption of multi-die systems with comprehensive and silicon-proven EDA & IP solutions for fast, heterogeneous integration.

Our Technology

We focus our
technology around
three essential pillars.
Silicon Design &
Verification
Build high-performance,
low power silicon chips, faster
Silicon IP
Integrate more
capabilities on SoCs
(System on Chip),
faster
Software Security &
Quality
Build more secure, higher quality software, faster

Our differentiated portfolio, ranging from the critical base of silicon design and verification all the way up to the system design, are key engineering catalysts of the ‘Era of Pervasive Intelligence,’ where AI and smart technologies are omnipresent and interconnected. To capitalize on this era, the technology industry is innovating with new paradigms in silicon-to-systems design. As the company at the heart of silicon and systems, we believe Synopsys is uniquely positioned to address the challenges technology R&D teams face when building highly complex systems, whether an advanced AI processor, a cutting-edge datacenter or a software-defined vehicle.
Corporate Governance
At Synopsys, we aspire and are committed to constantly learn and evolve towards being a great and enduring company. A critical foundation is having both an outstanding executive management team and a strong Board of Directors to enable the success of our customers and further the long-term interests of our stockholders. To that end, we effected several important leadership transitions to our executive management team. For example, following a systematic, multi-year succession planning process, Sassine Ghazi succeeded Dr. Aart de Geus as Chief Executive Officer of Synopsys while continuing in his role as President. In addition, Aart transitioned to the role of Executive Chair of our Board. We also enhanced our Board with the addition of two new directors, and we believe we have an outstanding Board with directors that stand out through their combination of strengths, skills, knowledge, experience and diversity.

2024 Proxy Statement	1

Letter to Our Stockholders

While our CEO has changed, our culture will not. Synopsys will continue to operate with integrity, execution excellence, leadership and passion, and we continue to be a company that cares deeply about its people, the environment and the communities in which we operate. In conclusion, Synopsys remains focused on relentlessly advancing our mission of empowering technology innovators everywhere with Silicon to Systems design solutions that solve our customers’ toughest challenges and ignite future innovation!
The entire team at Synopsys thanks you for your support and your belief in the power and potential of our company. Our future is bright, and we are enthusiastically embracing our high ambitions and the exciting journey ahead.

Dr. Aart J. de Geus Executive Chair of the Board of Directors	Sassine Ghazi President and Chief Executive Officer

2

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time April 10, 2024 (Wednesday) 8:00 AM (Pacific Time)	Location Online at www.virtualshareholder meeting.com/SNPS2024	Who Can Vote Stockholders as of February 12, 2024 are entitled to vote.
Dear Stockholder,
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Synopsys, Inc. (Synopsys), a Delaware corporation, which will be held virtually via live webcast on April 10, 2024, at 8:00 a.m. Pacific Time (the Annual Meeting). You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNPS2024.
We are holding the meeting for the following purposes, which are more fully described in the attached Proxy Statement.
VOTING ITEMS

Proposals		Board Vote Recommendation	For Further Details
1.	To elect eleven directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders or until their successors have been elected	“FOR” each director nominee	Page 11
2.	To approve our 2006 Employee Equity Incentive Plan, as amended	“FOR”	Page 38
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the attached Proxy Statement	“FOR”	Page 49
4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 2, 2024	“FOR”	Page 96
5.	To vote on a stockholder proposal regarding an independent Board chair requirement, if properly presented at the meeting	“AGAINST”	Page 99
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the close of business on February 12, 2024, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.
All of our stockholders of record at the close of business on February 12, 2024 are entitled to attend and vote at the Annual Meeting. A list of registered stockholders entitled to vote at the meeting will be available for ten days until the end of the day before the meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com.
Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote in advance of the Annual Meeting via one of the methods described below and in the attached Proxy Statement. The Proxy Statement contains important information for you to consider when deciding how to vote on the above items. You do not need to attend the Annual Meeting in order to vote. For most items being put to a vote, if you do not provide voting instructions in person (virtually), via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted. Please vote as promptly as possible. Every stockholder vote is important. Please see the section titled “About the Annual Meeting” beginning on page 104 for answers to common questions about the Annual Meeting, voting, attendance, submitting a proposal for next year’s annual meeting of stockholders, and other procedures.
Sincerely yours,
John F. Runkel, Jr.
General Counsel and Corporate Secretary
Sunnyvale, California
February 16, 2024
HOW TO VOTE

Internet	Telephone	Mail
www.proxyvote.com	1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 10, 2024
The Proxy Statement and our Annual Report on Form 10-K for the year ended October 28, 2023 will be available to stockholders at http://www.proxyvote.com on or about February 16, 2024.

2024 Proxy Statement	3

4

PROXY STATEMENT SUMMARY
This summary highlights certain information in the Proxy Statement, but it does not contain all of the information that you should consider before voting. Please review the entire Proxy Statement and Annual Report on Form 10-K for the year ended October 28, 2023 (2023 Annual Report on Form 10-K) carefully. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Synopsys” refer to Synopsys, Inc. The items to be voted on at the Annual Meeting along with the recommendations of our Board of Directors’ (the Board or Board of Directors) are listed below.

Proposals	Board Vote Recommendation	For Further Details
1.
ELECTION OF DIRECTORS
The Board of Directors and the Corporate Governance and Nominating Committee believe that each of the eleven director nominees possess the necessary qualifications, skills and experiences to provide quality advice and counsel to management and to effectively oversee key business and strategy matters, while carefully considering the long-term success of Synopsys and our stockholders.
	“FOR” each director nominee	Page 11
2.
APPROVAL OF OUR 2006 EMPLOYEE EQUITY INCENTIVE PLAN, AS AMENDED
We are asking for approval to amend our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), in order to, among other things, (i) increase the number of shares of common stock, par value of $0.01 per share, available for issuance under the 2006 Employee Plan by 3,400,000 shares, (ii) eliminate the term of the 2006 Employee Plan and (iii) provide that incentive stock options may be granted without stockholder approval until the ten-year anniversary of the Board of Directors’ approval of the 2006 Employee Plan. We believe equity compensation is a critical tool to attract and retain talent, and the share increase will enable us to continue offering competitive equity compensation to our employees.
	“FOR”	Page 38
3.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking for approval, on an advisory basis, of the compensation paid to our named executive officers. The Board of Directors believes the compensation of each of our named executive officers motivates and rewards them for work that improves our long-term business performance and increases stockholder value and thus recommends that you vote for the approval of their executive compensation.
	“FOR”	Page 49
4.
RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and the Audit Committee believe it is in the best interests of Synopsys and our stockholders to retain KPMG LLP as Synopsys’ independent registered public accounting firm for fiscal 2024. As a matter of good corporate governance, we are asking stockholders to ratify the Audit Committee’s selection of KPMG LLP.
	“FOR”	Page 96
5.
STOCKHOLDER PROPOSAL
If properly presented at the meeting, stockholders will be asked to vote on a proposal to amend Synopsys' governing documents as needed to require an independent board chair. The Board of Directors recommends that stockholders vote AGAINST this proposal because the Board believes it is not in the best interests of Synopsys and our stockholders.
	“AGAINST”	Page 99
A Note about Our Fiscal Year
Our fiscal year ends on the Saturday nearest to October 31. Fiscal 2023, 2022 and 2021 ended on October 28, 2023, October 29, 2022 and October 30, 2021, respectively. Fiscal 2024 will be a 53-week year ending on November 2, 2024.

2024 Proxy Statement	5

Proxy Statement Summary
Director Nominees

		Committee Membership
Name, Age and Primary Occupation	Director Since	AC	CC	GC
Dr. Aart J. de Geus, 69 Executive Chair of the Board of Directors, Synopsys	1986
Roy Vallee, 71 Lead Independent Director, Synopsys Chief Executive Officer and Chairman of the Board of Directors (Retired), Avnet, Inc.	2003
Sassine Ghazi, 53 President and Chief Executive Officer, Synopsys	2023
Luis Borgen, 53 Chief Financial Officer (Retired), athenahealth, Inc.	2022
Marc N. Casper, 55 President, Chief Executive Officer and director of Thermo Fisher Scientific, Inc.	2022
Janice D. Chaffin, 69 Group President (Retired), Consumer Business Unit, Symantec Corporation (now Gen Digital Inc.)	2014
Bruce R. Chizen, 68 Senior Adviser and PGO Partner, Permira Advisers LLP Venture Partner, Voyager Capital	2001
Mercedes Johnson, 69 Chief Financial Officer (Retired), Avago Technologies, Inc.	2017
Robert G. Painter, 52 President, Chief Executive Officer and director of Trimble Inc.	2023
Jeannine P. Sargent, 59 Senior Advisor, Breakthrough Energy Ventures Senior Advisor, Generation Investment Management LLP	2020
John G. Schwarz, 73 Chief Executive Officer (Retired), Co-founder and Chairman of the Board of Directors, Visier, Inc.	2007

AC	Audit Committee	CC	Compensation and Organizational Development Committee	GC	Corporate Governance and Nominating Committee

	Independent		Member		Chair

6

Proxy Statement Summary
Purpose
The primary goal of the amendment of our 2006 Employee Plan, is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown along with our company.
Important Features of the 2006 Employee Plan

We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares.
•No discounted stock options or stock appreciation rights.
•Repricing and cash-out of underwater options not allowed.
•No liberal share recycling.
•Seven-year maximum term for equity awards.
•Full-value awards deplete share reserve at a higher multiple.
•Limitations on dividends and dividend equivalents.
•No liberal corporate transaction provisions.
•Limit on stock awards granted to any participant.
•No automatic grant provisions to any participant.
•No tax gross-up provisions.

2024 Proxy Statement	7

Proxy Statement Summary
Compensation Governance and Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive our success. To motivate and reward our named executive officers (NEOs) for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance	Internal Pay Equity	Competitiveness

Align executive compensation to the success of our business objectives	Promote teamwork among executives by considering internal pay equity in setting compensation levels	Provide competitive compensation that attracts and retains top-performing executives

Outperformance	Stockholder Alignment	Balance

Motivate executives to achieve results that exceed our strategic targets	Align interests of executives with stockholder interests through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of near- and long-term results

8

Proxy Statement Summary
Fiscal 2023 NEO Compensation Details
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2023 as determined by our Compensation and Organizational Development Committee (the Compensation Committee).

Chief Executive Officer - Dr. de Geus(1)	Average of Other NEOs(1)(2)

6%
Base Salary
12%
Cash Incentive
41%
Annual PRSUs
94% Performance-Based and/or At-Risk
20.5%
Stock Options
20.5%
Annual RSUs

9%
Base Salary
12%
Cash Incentive
20%
Stock Options
20%
Annual RSUs
40%
Annual PRSUs
91% Performance-Based and/or At-Risk

(1)Amounts may not foot due to rounding.
(2)Excludes Ms. Glaser’s new hire equity awards but includes her fiscal 2023 annual equity awards. Excludes compensation of Mr. Pham, who retired in January 2023 and did not receive a cash incentive opportunity or equity awards in fiscal 2023 due to his retirement.
Our Compensation Practices

What We Do	What We Don’t Do

✓ Substantial Portion of Compensation is Performance-Based and/or At-Risk
✓ Balanced Mix of Performance Goals
✓ Double Trigger Change of Control Benefits
✓ Maximum Payout Caps
✓ Clawback Policy Covering Cash and Equity
✓ Robust Stock Ownership Guidelines
✓ Independent Compensation Committee
✓ Independent Compensation Consultant
✓ Annual Advisory Say-on-Pay Vote
✓ Equity Burn Rate Management

✗ No Excessive Risks
✗ No Excessive Change of Control Payments
✗ No Golden Parachute Tax Gross Ups
✗ No Excessive Perks
✗ No Hedging or Pledging of Our Stock
✗ No Repricing or Cash-out of Underwater Options and Stock Appreciation Rights
✗ No Dividends on Unvested Equity Awards
✗ No Executive Pension Plans or SERPs

2024 Proxy Statement	9

Proxy Statement Summary
Fees and Services of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 28, 2023 (in thousands)	Oct. 29, 2022 (in thousands)
Audit Fees(1)	$5,852	$5,185
Audit-Related Fees(2)	230	175
Tax Fees(3)	163	63
All Other Fees(4)	20	42
TOTAL FEES	$6,265	$5,465
(1)Audit fees consist of fees for the audit of Synopsys’ consolidated financial statements in our 2023 Annual Report on Form 10-K, review of Synopsys’ interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys’ consolidated financial statements and not reported under “Audit Fees.” This category includes fees related to the performance of attestation services not required by statute or regulations.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP’s research tools and other general advisory services.
We received a stockholder proposal that asks our Board of Directors to amend our governing documents as needed to require an independent board chair. For the reasons set forth following the proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

10

CORPORATE GOVERNANCE
We are asking our stockholders to vote “For” the election of eleven directors at the Annual Meeting. We do not have a classified or staggered Board of Directors. Each of our directors stands for election on an annual basis, and of the eleven current directors whose terms expire in 2024, all are standing for re-election.
The Corporate Governance and Nominating Committee of our Board of Directors (the Governance Committee), consisting solely of independent directors as determined by the Board under our Corporate Governance Guidelines, applicable federal securities laws and listing standards of the Nasdaq Global Select Market (the Nasdaq Listing Standards), recommended each of our current directors for nomination by our full Board of Directors.

Our Board of Directors has nominated the following directors for election at the Annual Meeting:

Dr. Aart J. de Geus	Roy Vallee	Sassine Ghazi

Luis Borgen	Marc N. Casper	Janice D. Chaffin

Bruce R. Chizen	Mercedes Johnson	Robert G. Painter
Jeannine P. Sargent	John G. Schwarz

2024 Proxy Statement	11

Corporate Governance
Board of Directors

Board Diversity Matrix (As of February 16, 2024)

Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Board Nominee Snapshot

GENDER DIVERSITY	ETHNIC DIVERSITY	TENURE	INDEPENDENCE

SKILLS AND EXPERIENCE

12

Corporate Governance
Our Director Nominees
Information regarding our nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of February 12, 2024 (the Record Date), is set forth below. The section titled “Director Nominations” on page 20 of this Proxy Statement provides additional information on the director nomination process. The nominee descriptions below contain information about the experience, qualifications and skills that led the Governance Committee to determine that these nominees should serve as our directors.
Other than Mr. Ghazi and Dr. de Geus, all nominees are independent as determined by the Board of Directors under our Corporate Governance Guidelines, applicable federal securities law and the Nasdaq Listing Standards. There are no family relationships among any of the director nominees, directors and/or any of Synopsys’ executive officers. In addition, no nominee has an arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

Dr. Aart J. de Geus | Executive Chair of the Board of Directors

DIRECTOR SINCE: 1986 Age: 69	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Applied Materials, Inc.

PROFESSIONAL EXPERIENCE
•Co-founded Synopsys, serving as a member of our Board of Directors since our inception and as Chair of our Board of Directors from 1986 to 1992 and from 1998 until his transition to Executive Chair of our Board of Directors in January 2024.
•Has held a variety of positions since the inception of Synopsys in December 1986, including President, Chief Operating Officer, Senior Vice President of Engineering and Senior Vice President of Marketing. Dr. de Geus served as our Chief Executive Officer from January 1994 to December 2023. From May 2012 to April 2022, he shared the position of co-Chief Executive Officer with Dr. Chi-Foon Chan.
•Has served as a member of the board of directors of Applied Materials, Inc. since July 2007.

RELEVANT SKILLS
As a co-founder of Synopsys, Dr. de Geus led Synopsys for over 35 years and is considered a pioneer in the electronic design automation (EDA) industry. Dr. de Geus brings to our Board of Directors a unique and thorough understanding of our technology, business, industry and culture. Under his leadership, Synopsys has substantially diversified its business, including closing well over 100 M&A transactions. Dr. de Geus provides strong executive leadership and vision, maintains a global network of customer and industry relationships and has served as the keynote speaker at innumerable conferences and industry events. Dr. de Geus also provides our Board of Directors with public company board experience.

Roy Vallee | Independent | Lead Independent Director

DIRECTOR SINCE: 2003 Age: 71 SYNOPSYS BOARD COMMITTEES: Audit Committee	FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •Teradyne, Inc.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since February 2003.
•Served as Executive Chairman of the board of directors of Avnet, Inc., a global semiconductor/electronics products and IT distributor, from July 2011 to November 2012.
•Served as Avnet, Inc.’s Chief Executive Officer and Chairman of the board of directors from July 1998 to June 2011.
•Also previously served as Avnet, Inc.’s Vice Chairman, President, and Chief Operating Officer.
•Previously served as a member of the board of directors of Teradyne, Inc. from February 2000 to May 2021, and as Chairman of the board of directors from May 2014 to May 2021.
•Served as a member on the board of directors of the Federal Reserve Bank of San Francisco from January 2013 to December 2016, including as Chairman from January 2015 to December 2016.

RELEVANT SKILLS
Mr. Vallee provides our Board of Directors with significant executive-level leadership expertise as well as thorough knowledge of the semiconductor industry. Mr. Vallee led Avnet, Inc. for over 14 years, as Chief Executive Officer and Executive Chairman, and understands the challenges of managing a public technology company in a highly competitive industry. Mr. Vallee also brings public company board experience to our Board of Directors and insight into macroeconomic conditions through his previous board role with the Federal Reserve Bank.

2024 Proxy Statement	13

Corporate Governance

Sassine Ghazi | President and Chief Executive Officer

DIRECTOR SINCE: 2023 Age: 53	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •None

PROFESSIONAL EXPERIENCE
•Joined our Board of Directors in August 2023.
•Has held a variety of positions at Synopsys, including Chief Operating Officer from August 2020 to January 2024 and President since November 2021. Mr. Ghazi assumed the role of Chief Executive Officer in January 2024. Mr. Ghazi joined Synopsys in March 1998 as an applications engineer and held a series of sales positions with increasing responsibility, culminating in leadership of worldwide strategic accounts. Prior to his appointment as Chief Operating Officer, Mr. Ghazi was the general manager for all digital and custom products, the largest business group in Synopsys.
•Prior to Synopsys, Mr. Ghazi was a design engineer at Intel.

RELEVANT SKILLS
Mr. Ghazi brings to our Board of Directors multiple decades of chip design, applications engineering, customer support, sales, and business management experience. Over his 25-year career at Synopsys, Mr. Ghazi has driven our innovative technology, demonstrated strong operational experience in running the company, and built deep, trusting relationships with our employees, customers, and eco-system stakeholders.

Luis Borgen | Independent

DIRECTOR SINCE: 2022 Age: 53 SYNOPSYS BOARD COMMITTEES: Audit Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Carter’s, Inc. •Eastern Bankshares, Inc.

PROFESSIONAL EXPERIENCE
•Has been a member of our Board of Directors since May 2022.
•Previously served as the Chief Financial Officer of athenahealth, Inc. from September 2019 to April 2022, VistaPrint from 2017 to 2019, DAVIDsTEA Inc. from 2012 to 2017, and DaVita Inc. from 2010 to 2012.
•Previously held several financial management positions at Staples Inc., including Senior Vice President, Finance, and served as a Captain in the U.S. Air Force.
•Has served as a member of the board or directors of Carter’s, Inc. since 2021 and Eastern Bankshares, Inc. since 2016.

RELEVANT SKILLS
Mr. Borgen has over 25 years of experience in senior finance positions at large multinational, public and private companies. He brings to our Board of Directors extensive financial expertise, having served as the chief financial officer of multiple companies. Mr. Borgen also has public company board experience as a member on the board of directors of Carter’s, Inc. and Eastern Bankshares, Inc.

14

Corporate Governance

Marc N. Casper | Independent

DIRECTOR SINCE: 2022 Age: 55 SYNOPSYS BOARD COMMITTEES: Compensation Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Thermo Fisher Scientific Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •U.S. Bancorp

PROFESSIONAL EXPERIENCE
•Has been a member of our Board of Directors since May 2022.
•Has served as the President and Chief Executive Officer of Thermo Fisher Scientific Inc. since October 2009, and has served as Chairman of the Board of Thermo Fisher Scientific Inc. since February 2020.
•Has also served in senior leadership positions at Thermo Fisher Scientific Inc. from 2006 to 2009, including Chief Operating Officer.
•Prior to the merger creating Thermo Fisher Scientific Inc. in 2006, Mr. Casper was responsible for all of Thermo Electron Corporation’s operating divisions and held various senior positions.
•Before joining Thermo Electron Corporation in 2001, Mr. Casper was President, Chief Executive Officer and Director of Kendro Laboratory Products.
•Has served as a member of the board of directors of Thermo Fisher Scientific Inc. since 2009.
•Previously served as a member of the board of directors of U.S. Bancorp from 2016 to 2021.
•Serves on the boards of directors of Wesleyan University, Mass General Brigham and the U.S.-China Business Council.

RELEVANT SKILLS
Mr. Casper has over two decades of experience in executive leadership roles at large life sciences companies. He brings to our Board of Directors demonstrated expertise and knowledge in business strategy, innovation, growth, M&A, regulatory management and global operations. Mr. Casper also has public company board experience from his role as Chairman of Thermo Fisher Scientific Inc. and as a previous board member of U.S. Bancorp.

2024 Proxy Statement	15

Corporate Governance

Janice D. Chaffin | Independent

DIRECTOR SINCE: 2014 Age: 69 SYNOPSYS BOARD COMMITTEES: Compensation Committee Governance Committee (Chair)	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Informatica Corporation •PTC Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •Electronics for Imaging, Inc.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since December 2014.
•Previously served as Group President, Consumer Business Unit of Symantec Corporation’s Consumer Business (now Gen Digital Inc.) from April 2007 to March 2013, Executive Vice President and Chief Marketing Officer from 2006 to 2007 and Senior Vice President and Chief Marketing Officer from 2003 to 2006, and other senior executive positions.
•Spent more than twenty years with Hewlett-Packard Company in a variety of management and marketing leadership positions before joining Symantec Corporation (now Gen Digital Inc.).
•Has served as a member of the boards of directors of PTC Inc. since August 2013 and Informatica Corporation since October 2019.
•Previously served as a member of the boards of directors of International Game Technology Corporation from September 2010 to April 2015 and Electronics for Imaging, Inc. from November 2018 to July 2019.

RELEVANT SKILLS
Ms. Chaffin has extensive senior management experience with large technology companies. As the former Group President, Consumer Business Unit of Symantec Corporation (now Gen Digital Inc.), a provider of security, storage and systems management solutions, Ms. Chaffin provides our Board of Directors with demonstrated expertise in strategic marketing and global operations in the software industry, as well as significant experience with corporate governance, executive compensation and cybersecurity matters. Ms. Chaffin also provides our Board of Directors with significant public company board experience, serving as a director of PTC Inc. and Informatica Corporation and previously as a director of Electronics for Imaging, Inc. and International Game Technology Corporation.

Bruce R. Chizen | Independent

DIRECTOR SINCE: 2001 Age: 68 SYNOPSYS BOARD COMMITTEES: Compensation Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •ChargePoint Holdings, Inc. •Informatica Corporation •Oracle Corporation

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since April 2001.
•Currently an independent consultant and has served as Senior Adviser since July 2008 and PGO Partner since June 2018 to Permira Advisers LLP. Served as Venture Partner with Voyager Capital from July 2009 to May 2023.
•Served as a strategic adviser to Adobe Systems Incorporated (Adobe), a provider of design, publishing and imaging software for print, Internet and dynamic media production from November 2007 to November 2008.
•Served as Adobe’s Chief Executive Officer from December 2000 to November 2007 and as its President from April 2000 to January 2005. Previously held various other positions at Adobe dating back to 1994.
•Has served as a member of the boards of directors of Oracle Corporation since July 2008, ChargePoint Holdings, Inc. since December 2014, and Informatica Corporation since August 2015.
•Previously served as a member of the board of directors of Adobe from December 2000 to April 2008.

RELEVANT SKILLS
Mr. Chizen has significant expertise in the management of complex global organizations. As the former Chief Executive Officer of Adobe, Mr. Chizen provides our Board of Directors with executive-level insight into the challenges associated with operating a multi-billion dollar company in a high technology industry.

16

Corporate Governance

Mercedes Johnson | Independent

DIRECTOR SINCE: 2017 Age: 69 SYNOPSYS BOARD COMMITTEES: Audit Committee (Chair)
CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•Analog Devices, Inc.
•Teradyne, Inc.
FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS:
•Intersil Corporation
•Juniper Networks, Inc.
•Maxim Integrated Products, Inc.
•Millicom International Cellular S.A.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since February 2017.
•Previously served as Interim Chief Financial Officer of Intersil Corporation from April 2013 to September 2013, Chief Financial Officer of Avago Technologies, Inc. from 2005 to 2008, and Senior Vice President, Finance and Chief Financial Officer of Lam Research Corporation from 1997 to 2004.
•Has served as a member of the boards of directors of Teradyne, Inc. since July 2014 and Analog Devices, Inc. since August 2021.
•Previously served as a member of the board of directors for a number of public companies, including Millicom International Cellular S.A., Storage Technology Corporation, Intersil Corporation, Micron Technology, Inc., Juniper Networks, Inc., and Maxim Integrated Products, Inc.

RELEVANT SKILLS
Ms. Johnson brings a wealth of experience from her current and previous board and chief financial officer roles at public and private companies. She provides both a domestic and international perspective having served on the boards and audit committees of multi-billion dollar technology companies with a worldwide presence. Besides financial expertise, Ms. Johnson brings significant information technology and semiconductor experience, which she gained through various leadership positions at Avago Technologies, Inc., Lam Research Corporation and Applied Materials, Inc.

Robert G. Painter | Independent

DIRECTOR SINCE: 2023 Age: 52 SYNOPSYS BOARD COMMITTEES: Governance Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Trimble Inc.

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since August 2023.
•Has served as President and Chief Executive Officer and has served as a member of the board of directors of Trimble Inc. since January 2020.
•Previously served as Trimble Inc.'s Chief Financial Officer from 2016 to 2019 and in several other leadership positions since joining Trimble in 2006.
•Prior to Trimble Inc., Mr. Painter served in a variety of leadership positions at Cenveo, Rapt Inc., Bain & Company, Whole Foods Market and Kraft Foods.

RELEVANT SKILLS
Mr. Painter has over two decades of experience in management and executive leadership roles at both public and private companies. He brings to our Board of Directors expertise in global business strategy, M&A and finance, having held such roles at various companies. Mr. Painter also has public company board experience, having served on Trimble’s board since 2020.

2024 Proxy Statement	17

Corporate Governance

Jeannine P. Sargent | Independent

DIRECTOR SINCE: 2020 Age: 59 SYNOPSYS BOARD COMMITTEES: Audit Committee Governance Committee	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Fortive Corporation •Proterra Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •Cypress Semiconductor Corporation •Queen’s Gambit Growth Capital

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since August 2020.
•Has served as Operating Partner and Sr. Advisor at Katalyst Ventures Management LLC since January 2018.
•Has served as a Senior Advisor at Generation Investment Management LLP, an investment firm focused on sustainable companies, since November 2017.
•Has served as a Senior Advisor to Breakthrough Energy Ventures since December 2018 and as the Lead Director and member of the Investment Committee of Breakthrough Energy's Catalyst Funds since January 2023.
•Held multiple leadership roles at Flex Ltd., a leading contract design, engineering and manufacturing company, including President of Innovation and New Ventures and President of Flex’s Energy business, from January 2012 to October 2017.
•Previously served as Chief Executive Officer at both Oerlikon Solar AG, a thin-film silicon solar photovoltaic module manufacturer, and Voyan Technology, an embedded systems software provider.
•Has served as a member of the boards of directors of Proterra Inc. since October 2018 and Fortive Corporation since February 2019.
•Previously served as a member of the boards of directors of Queen’s Gambit Growth Capital from January 2021 until March 2022 and Cypress Semiconductor Corporation from December 2017 until its acquisition by Infineon Technologies AG in April 2020.

RELEVANT SKILLS
Ms. Sargent has over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across various industries. Ms. Sargent has significant experience with the development and global launch of disruptive technology as well as executing investment and acquisition strategies, having served as the Chief Executive Officer and a board member of multiple companies. Additionally, Ms. Sargent has a strong background in corporate governance, executive compensation, cybersecurity and environmental, social and governance matters by way of experience gained through various leadership positions over her career.

18

Corporate Governance

John G. Schwarz | Independent

DIRECTOR SINCE: 2007 Age: 73 SYNOPSYS BOARD COMMITTEES: Compensation Committee (Chair)	CURRENT PUBLIC COMPANY DIRECTORSHIPS: •Teradata Corporation FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN LAST FIVE YEARS: •Avast PLC

PROFESSIONAL EXPERIENCE
•Has served as a member of our Board of Directors since May 2007.
•Currently the Chairman of Visier, Inc, a business analytics cloud-based software firm, and served as its co-founder and Chief Executive Officer from May 2010 to May 2020.
•Previously served on the executive board of SAP AG from March 2008 to February 2010.
•Was the Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, from September 2005 through its acquisition by SAP in January 2008, and served as the Chief Executive Officer of SAP’s Business Objects unit through February 2010.
•Served on Business Objects S.A.'s board of directors from January 2006 until its acquisition in January 2008.
•Has also served as the President and Chief Operating Officer of Symantec Corporation (now Gen Digital Inc.) and as President and Chief Executive Officer of Reciprocal Inc.
•Previously spent 25 years at IBM Corporation, where he was most recently General Manager of IBM’s Industry Solutions Unit.
•Has served as a member of the board of directors of Teradata Corporation since September 2010.
•Previously served as a member of the board of directors of Avast PLC from December 2011 to September 2022, including as Chairman from 2014 to September 2022 upon completion of its merger with NortonLifeLock, Inc. (now Gen Digital Inc.).

RELEVANT SKILLS
As the former Chief Executive Officer of Business Objects S.A., Mr. Schwarz led a large international software company and brings to our Board of Directors extensive management expertise and knowledge of the software industry. Furthermore, Mr. Schwarz provides significant cybersecurity experience to our Board of Directors through his previous roles at Symantec Corporation (now Gen Digital Inc.) and Avast PLC as well as his current role at Visier, Inc. Mr. Schwarz understands the complexities of leading a global organization and operating in international markets. Mr. Schwarz also provides our Board of Directors with public company board experience.

2024 Proxy Statement	19

Corporate Governance
Director Nominations
The Governance Committee works to ensure that the Board of Directors is comprised of directors that bring diverse viewpoints and perspectives and exhibit a variety of skills, professional experiences and backgrounds, to effectively represent the interests of our stockholders. To achieve this, the Governance Committee works with our Board to determine the appropriate skills, experience, qualifications and attributes that we seek in our board members in light of our business environment, strategic priorities and existing Board composition.
When evaluating a particular candidate for board membership, our Governance Committee and Board of Directors consider many factors regardless of the party making the nomination, including, among other things, the following:

•An understanding of the EDA, semiconductor, electronics, software and/or technology industries.
•Experience in business operations, finance, marketing, strategic planning and other relevant disciplines.
•Professional background such as executive leadership experience and other public company board service.
•Expertise in the industries in which Synopsys operates.

•Personal integrity, interpersonal skills, and ability to represent the best interests of all of our stockholders.
•Personality characteristics to ensure a collaborative and cohesive Board of Directors.
•Ability to fully participate in Board activities, including preparation for, attendance at and active participation in meetings.
•Whether a candidate holds any positions that would conflict with their responsibilities to the Board of Directors or the interests of Synopsys.

•Diversity, including diversity of personal background and professional experience, qualifications and skills as well as age, gender, sexual orientation and ethnic diversity.

The Governance Committee and Board of Directors believe that a significant majority of the members of our Board should qualify as independent directors in accordance with our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. They also deem it appropriate for Dr. Aart J. de Geus (our Executive Chair) and Sassine Ghazi (our President and Chief Executive Officer) to serve on the Board to provide their first-hand perspectives on the operations, management and culture of our business. The Governance Committee and Board of Directors believe that it is beneficial for at least one member, and preferably multiple members, of our Board to meet the criteria for an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission (the SEC) and the Nasdaq Listing Standards to help ensure that our Audit Committee is able to effectively carry out its oversight duties. Currently, four of the members of our Board, constituting the entire Audit Committee, meet the criteria for an "audit committee financial expert," including Luis Borgen, Mercedes Johnson, Jeannine P. Sargent and Roy Vallee.

20

Corporate Governance
DIRECTOR NOMINATION PROCESS

	1 IDENTIFY	The Governance Committee considers candidates suggested by current Board members and management, third-party executive search firms, and properly presented stockholder nominations.

▼

2 EVALUATE
The Governance Committee evaluates suggested candidates for appropriate experience, qualifications, diverse backgrounds, skills and attributes in light of our business environment, strategic needs, existing Board composition, and against any legal requirements concerning Board composition.

▼

	3 RECOMMEND	After completing the evaluation, the Governance Committee makes a recommendation to the Board of Directors as to whether such candidate should be nominated to our Board of Directors.

▼

	4 NOMINATE	Our Board of Directors evaluates the candidate after the recommendation of the Governance Committee and, if appropriate, nominates the candidate for election to our Board of Directors.

2024 Proxy Statement	21

Corporate Governance
Board Refreshment & Succession Planning
Our Board of Directors is committed to ongoing director refreshment. The Governance Committee is responsible for identifying and recommending nominees to our Board of Directors for membership. To that end, the Governance Committee:
•Regularly evaluates director skills mix to determine if there are any additional skills or perspectives that could add value to our Board of Directors.
•Evaluates and considers candidates based on their diversity such as skills, experience, qualifications and alignment with our long-term business strategy.
•Oversees succession planning for our Board of Directors and committee leadership.
•Focuses on board refreshment on a year-round basis, including the annual Board of Directors evaluation.
Director Tenure
To improve independent oversight of management and ensure a focus on Synopsys’ business strategy, the Board of Directors and Governance Committee strive to maintain a balance between the fresh viewpoints and philosophies and diverse skills, experiences, and perspectives brought by newer directors with the institutional knowledge, continuity, boardroom collegiality and organizational experience brought by longer-tenured directors.
In the past several years, the Board of Directors has appointed new diverse and highly-qualified directors. Complementing these new directors, our longer-tenured directors have extensive knowledge of our operations and the perspective of overseeing our business activities through varying economic cycles and competitive landscapes.
We believe the current members of our Board of Directors strike the appropriate balance of perspectives that play a critical role in supporting Synopsys as we continue to compete in existing semiconductor, electronic design and software security industries as well as new and emerging markets such as artificial intelligence, automotive, cloud computing, digital home, Internet of Things (IoT) and mobile.
Director Evaluations
Our Board believes that, as an aspect of its commitment to sound corporate governance, it is important to regularly assess its functioning and to identify opportunities for improvement. In accordance with our Corporate Governance Guidelines and under the direction of the Governance Committee Chair, on an annual basis, the members of the Board undertake an annual assessment of the overall Board, its committees and its members.
As a part of this annual assessment, our Board members provide feedback on topics such as corporate governance issues, Board and committee culture, structure and meeting process, director interactions with each other and with management, management responsiveness, quality and quantity of information provided to the Board, strategic planning and more. On a periodic basis, this process is conducted by an outside law firm or third-party consultant as opposed to the Governance Committee Chair. The feedback provided is then compiled and reviewed by the Governance Committee Chair in order to determine strengths and areas for improvement. After a comprehensive review of these results by the Lead Independent Director and Chair of the Board, the results are discussed with the Governance Committee and the Board as a whole. We use these results to improve the performance of our Board and committees. Matters that require further assessment or additional follow-up are addressed at future Board of Directors or committee meetings, as necessary.
Our Board also assesses the contributions of each director as part of the annual evaluation. A director’s qualifications are evaluated each time the director is considered for nomination to our Board of Directors. For directors seeking renomination, the Governance Committee also evaluates the director’s overall service, including the director’s past attendance at Board and committee meetings, as well as participation in and contributions to the Board.

22

Corporate Governance
Board of Directors Role and Responsibilities
Overview
The role of our Board of Directors is to oversee our business and operations for the benefit of our stockholders. Our Board strives to propel the success and growth of our business and operations through the selection of qualified management, oversight of our strategic goals, and ongoing monitoring designed to assure that our operations are conducted in a responsible manner.
Strategy Oversight
Oversight of Synopsys’ business strategy and strategic planning is a key responsibility of our Board of Directors. Our Board is deeply engaged and involved in Synopsys’ long-term strategy, including, among other things, senior management development and succession planning, and evaluating key market and strategic opportunities and competitive developments. Our Board of Directors takes a multilayered approach to exercising its role in strategy oversight and views its strategy oversight role as a continuous process.

Our Board of Directors is committed to the oversight of Synopsys’ business strategy and strategic planning, including, among other things, strategic transactions, senior management development and succession planning. The Board of Directors regularly engages in strategy sessions with senior management, including in committee meetings, regular Board meetings and a dedicated meeting each year to focus on historic and forward-looking strategies and future ambitions.

Continuous oversight enables our Board of Directors to focus on Synopsys’ performance over the short, intermediate and long-term. In addition to financial and operational performance, non-financial measures such as cybersecurity, sustainability and other goals related to our environmental, social and governance (ESG) efforts are discussed regularly by our committees and reported to the Board of Directors.

While our Board of Directors and committees oversee strategic planning, Synopsys’ management is responsible for executing on our business strategy. To monitor Synopsys’ performance against its strategic goals, our Board of Directors receives periodic updates, actively engages in discussions with Synopsys’ senior leaders and works closely with management to respond to a dynamically changing business environment.

2024 Proxy Statement	23

Corporate Governance
Risk Oversight
Our Board of Directors is responsible for the oversight of our company-wide risk management efforts but has delegated certain areas of risk oversight to each of our standing Board committees. In addition, the Board of Directors and its committees have delegated the assessment and implementation of our day-to-day risk management policies to management. Our Board of Directors and its committees are directly involved in and engage in regular communications with management and external advisors regarding risk management issues, including, among other things, significant matters such as our business strategy, technological trends, such as artificial intelligence, major strategic transactions and senior management development and succession planning.
The Role of Our Committees in Risk Oversight
Each of our standing Board committees has individual risk oversight responsibilities:

COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

•Assess risks related to financial reporting and controls.
•Supervise the work performed by our independent registered public accounting firm and our internal audit function.
•Supervise our anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee.
•Assess risks relating to our investments, financing activities, taxes and world-wide insurance programs.
•Review and approval of related person transactions.
•Evaluate enterprise risk issues associated with financial reporting, accounting, auditing and tax matters.

•Assess risks related to our cash and equity compensation programs and practices.
•Conduct an annual review of our company-wide compensation arrangements.
•Oversee and periodically discuss with management the implementation and effectiveness of our policies, strategies, programs and practices related to our human capital management function.
•Oversee risks related to organizational development matters, including human capital management.

•Assess risks related to our overall corporate governance, including our governance policies and principles.
•Review and provide feedback on the composition and structure of our Board and committees, including annual evaluation of our Board and committees and periodic review of director and executive officer succession plans.
•Evaluate risks related to information technology security, cybersecurity and data security.
•Oversee risks related to certain ESG matters, including environmental, social and climate-related risks, and coordinate with the Audit Committee and Compensation Committee to oversee risks relating to other ESG matters.

24

Corporate Governance

Cybersecurity

Information technology and data security, particularly cybersecurity, is a top area of focus for our Board of Directors, who views our focus in these areas as essential for the success of our company and the broader technology industry in which we operate. Our Board of Directors is actively involved in overseeing cybersecurity risk management. At least once a year, senior management, including our Chief Information Security Officer (CISO), present to the Board of Directors on Synopsys' cybersecurity performance and risk profile. Further, senior management and our CISO presents biannually to the Governance Committee on Synopsys' cybersecurity risk oversight activities and cybersecurity preparedness efforts. The Governance Committee, a majority of which are individuals with a strong background in cybersecurity and related matters, meets with these members of senior management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents and related risks. Our CISO reports directly to our executive management team and advises the company on cybersecurity risks and assesses the effectiveness of information technology and data security processes. The materials presented to our Board and Governance Committee include updates on our data security posture, results from third-party assessments, progress towards pre-determined risk-mitigation related goals, our incident response plan, and certain cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to such risks.
Our cybersecurity program includes: (1) an enterprise risk management program that includes cybersecurity risks in the context of our business strategy; (2) security and privacy reviews designed to identify risks from new features, software, suppliers, and vendors; (3) a vulnerability management program designed to identify software vulnerabilities; (4) a variety of tools designed to monitor our networks, systems, and data for suspicious activity; (5) an internal red team program, which simulates cyber threats, intended to allow us to fix vulnerabilities before threat actors identify them; (6) a threat intelligence program designed to model and research our adversaries; and (7) a variety of privacy, cybersecurity, and incident response trainings and simulations. We conduct regular controlled penetration testing and annual cyber incident exercises to test the robustness of our data security protections.
Synopsys’ cybersecurity policies and procedures are designed to align with multiple industry-recognized frameworks including the National Institute of Standards and Technology Cyber Security Framework (NIST CSF) and the ISO/IEC 27001 Information Security Management Framework and are assessed regularly by our internal auditors. We track our NIST CSF implementation through regular third-party maturity assessments that provide the basis for establishing performance goals for the coming period.
In the last fiscal three years, we have not experienced any material information security breach incidences and the expenses we have incurred from information security breach incidences were immaterial. This includes penalties and settlements, of which there were none.
Additional information regarding Synopsys' cybersecurity and privacy practices can be found on our website, including our 2023 Environmental, Social and Governance Report that we plan to furnish later this year, which are referenced for general information only and are not incorporated into this Proxy Statement.

2024 Proxy Statement	25

Corporate Governance
Senior Management Development and Succession Planning
Our Board of Directors believes that effective senior management development and succession planning, particularly for our senior executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of Synopsys. Pursuant to the Corporate Governance Guidelines, among the responsibilities of the Board is the annual review of the performance, development plans, retention strategies and succession plans for our senior executive officers. Our Board works with our Chief Executive Officer and Chief People Officer to plan for succession. Succession plans cover identification of internal and external candidates as well as professional and leadership development plans for internal candidates. The criteria used to assess potential candidates are formulated based on Synopsys' business strategy and include leadership, operational execution and strategic vision.
In August 2023, when Dr. de Geus announced his decision to step down from the role of Chief Executive Officer, the Board was prepared to execute on a pre-existing succession plan to appoint Mr. Ghazi as Dr. de Geus' successor, which had been systematically developed over years of careful consideration in preparation, as further described below. Following an in-depth assessment, the Board determined that it was in the best interest of Synopsys and its stockholders to follow its succession plan and appointed Mr. Ghazi as President and Chief Executive Officer. In addition, the Board requested Dr. de Geus to remain on the Board in the role of Executive Chair to, among other things, continue to support the leadership transition following Mr. Ghazi's appointment as President and Chief Executive Officer. We believe that Dr. de Geus continuing to serve on our Board as Executive Chair enhances the overall functioning of our Board and allows our Board to better execute its role in overseeing Synopsys’ business strategy.

2019	2020	2021	2024

Promoted Sassine from co-General Manager to sole General Manager of Design Group to drive continued revenue growth and operating efficiency for Synopsys’ largest business group.
Promoted to COO to leverage Sassine’s positive impacts on our innovative fusion platform strategy and implementation, and to drive even more effective partnering across our semiconductor and system design segment.

Promoted to President and COO, after Sassine demonstrated a profoundly positive impact on Synopsys by bolstering our EDA and IP strategy and portfolio, enhancing a strong management team and providing exceptional leadership for our employees.

Promoted to President and CEO, as over his 25-year career at Synopsys, Sassine embodied our values and culture, drove our innovative technology, showed strong operational experience in running the company, and built deep, trusting relationships with our employees, customers, and eco-system stakeholders.

26

Corporate Governance
Board and Management Oversight of ESG

BOARD OF DIRECTORS

Our Board recognizes that to advance the interests of stockholders, the interests of other Synopsys stakeholders, including our customers, employees, business partners and local communities, are important. The Board oversees the progress of our ESG efforts and initiatives through its committees.

GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE	AUDIT COMMITTEE

Our Governance Committee reviews, assesses, reports and recommends to the Board certain policies, practices, priority and risk assessments, risk management, initiatives, goals, progress toward goals and public disclosures relating to ESG matters, as needed, except to the extent delegated to other committees of the Board. The Governance Committee also coordinates with other committees of the Board to oversee ESG matters, including Synopsys’ reporting, legal and regulatory requirements with respect to ESG matters as and when appropriate.

Our Compensation Committee is responsible for (i) overseeing and periodically discussing with management the implementation and effectiveness of Synopsys’ policies, strategies, programs and practices relating to human capital management, including, but not limited to those relating to talent recruiting, development, progression and retention; inclusion and diversity; culture, human health and safety; and total rewards, and (ii) coordinating with other committees of the Board to oversee ESG matters, including Synopsys’ reporting standards with respect to ESG matters and related disclosures.

Our Audit Committee is responsible for coordinating with other committees of the Board to oversee ESG matters, including Synopsys’ reporting standards and requirements with respect to ESG matters and related disclosures.

ESG MANAGEMENT TEAM WITH ESG LEADERSHIP COMMITTEE

Synopsys’ ESG strategy and goals are led by the ESG Management Team with support from the ESG Leadership Committee. The ESG Management Team provides updates to the Governance Committee. These updates inform and educate the Board and Governance Committee on our ESG priorities, performance and regulatory requirements. The ESG Leadership Committee is made up of executives from across the company and is responsible for driving ESG performance for Synopsys.

For more information about matters related to our environment, social and governance efforts and initiatives, please refer to our website, including our annual Environmental, Social and Governance Report. The contents of our ESG website, including our 2022 Environmental, Social and Governance Report, our 2023 Environmental, Social and Governance Report, which we plan to furnish later this year, our CDP Climate Change Questionnaire, our Political Activities Policy and the listing of contributions, are referenced for general information only and are not incorporated into this Proxy Statement.

2024 Proxy Statement	27

Corporate Governance
Ethics and Business Conduct
As integrity is Synopsys' foundational value, acting responsibly and ethically above reproach is fundamental to our company. Our Board of Directors is committed to ethical business practices and, therefore, we have adopted a global Code of Ethics and Business Conduct (the Code of Ethics) applicable to all directors, employees, and executive officers, including our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer). The Code of Ethics is available on our website at: www.synopsys.com/company/corporate-governance-ethics/code-of-ethics.html.
From our Board to our management, employees and contractors, everyone at Synopsys is required to read, understand and abide by our Code of Ethics, affirming their commitment to act with integrity. Employees are required to complete this commitment at hiring and renew it through mandatory training on integrity topics during our annual Integrity Awareness Month. In addition, certain employees are required to complete role-specific in-depth training on ethics and compliance topics.

Our people are expected to promptly speak up if they believe Synopsys personnel or a Synopsys supplier, vendor, or channel partner is engaging in misconduct. Concerns can be raised with a manager, leadership, HR, Legal, Ethics & Compliance, or the Synopsys Integrity Helpline.

Synopsys does not tolerate retaliation against anyone who raises a concern in good faith or who participates in an internal investigation. Any retaliation is a violation of the Code of Ethics and can lead to termination.
Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics and Business Conduct or (2) any waivers under the Code of Ethics and Business Conduct given to Synopsys’ Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on our website.
Political Activities and Contributions
With respect to political activities undertaken on behalf of Synopsys, we are committed to compliance with applicable laws, rules, and regulations including lobbying registration and disclosure laws, ethics rules, provisions of the Foreign Corrupt Practices Act, and anti-bribery laws worldwide. In fiscal 2023, Synopsys engaged in direct advocacy with government officials on public policies relevant to the company, in compliance with applicable law and relevant internal procedures and approvals as stipulated in Synopsys’ Political Activities Policy. In the U.S. and abroad, we also engaged with trade and industry associations that may undertake advocacy on behalf of their members.
Synopsys does not contribute to political parties or candidates, or political action committees. We may contribute periodically to local ballot initiatives in California that are consistent with our quality-of-life goals. For the purpose of transparency, all contributions are disclosed on our website at: www.synopsys.com/company/corporate-governance-ethics/government-affairs.html.

28

Corporate Governance
Stockholder Engagement
Stockholder Engagement Generally
Synopsys is committed to regular, proactive engagement with our stockholders, as we believe that understanding our stockholders’ perspectives is important to building value for our stockholders and strengthening our corporate governance.
Our proactive investor outreach program includes engagements with portfolio managers, analysts, and governance teams. The feedback that we receive is then shared with our Board of Directors.

WHAT WE COMMUNICATE	HOW WE COMMUNICATE

Synopsys’ objective is to drive enduring stockholder value, and our communications with current and potential stockholders are intended to contribute to this goal. Key topics may include long-term strategy, near-term objectives, technology developments, capital allocation, mergers and acquisitions activity, corporate governance, succession planning, environment, talent management, and social issues.

•Quarterly earnings communications
•Investor conference presentations
•Frequent meetings with current and potential stockholders and security analysts via roadshows, bus tours, site visits, executive meetings and ongoing responsiveness to investor inquiries
•Regular perception surveys to gauge investor and analyst sentiment
•Offseason engagement with stockholders representing a significant portion of our voting shares
•Proxy-related discussions

Stockholder Engagement Regarding a Stockholder Proposal and our Governance and ESG Topics
At our 2023 Annual Meeting, slightly more than 50% of votes cast approved a proposal to amend the existing right to call special meetings of stockholders in our bylaws to reduce the ownership threshold of 20% of our outstanding common stock to 10% and to eliminate the one-year holding requirement. In response, we conducted significant outreach to our stockholders to better understand their viewpoints regarding specific aspects of the right to call special meetings and to discuss certain governance and ESG topics. Based on this engagement, the Board determined that it was in the best interests of stockholders to amend our bylaws to provide for a 15% threshold while maintaining the one-year holding requirement.

ENGAGEMENT, OUTREACH AND RESPONSE TO STOCKHOLDER FEEDBACK AND PROPOSAL

Who we spoke with
•We proactively sought engagement with our large stockholders in fiscal 2023, representing approximately 60% of our total shares outstanding.
•Nine of our large stockholders, representing approximately 30% of our total shares outstanding, agreed to speak with us.
What we talked about
•At our 2023 Annual Meeting, slightly more than 50% of votes cast approved a proposal to amend the existing right to call special meetings of stockholders in our bylaws to reduce the ownership threshold of 20% of our outstanding common stock to 10% and to eliminate the one-year holding requirement.
•Topics included the stockholders’ policies on the right to call a special meeting and consideration of acceptable ownership percentage thresholds and holding period requirements for the right to call a special meeting. The topics also included various other matters such as governance structure, Board composition and refreshment, succession planning, human capital management and our sustainability efforts.
What we heard
•All but one stockholder we met with were comfortable with retaining a one-year holding requirement.
•Preferred ownership thresholds varied significantly. While some stockholders supported a 10% ownership threshold, a majority of the stockholders we spoke with, in terms of number and percent ownership, preferred an ownership threshold greater than 10%, in some cases as high as 25%. However, a majority of the stockholders we spoke with also acknowledged a responsibility to be responsive to the successful stockholder proposal and, in some cases, acknowledged that a 15% ownership threshold would be acceptable.
•The stockholders were supportive of our ESG-related initiatives and efforts, including for example, our climate-related initiatives, as well as the level of transparency regarding our ESG metrics and initiatives.
What we did
•As a result of the feedback that we received, the Board determined that it was in the best interest of our stockholders to amend our bylaws to provide for a 15% threshold while retaining the one-year holding requirement. The bylaws were amended in December 2023.
STOCKHOLDER OUTREACH (% OF STOCK OUTSTANDING)

2024 Proxy Statement	29

Corporate Governance
Board of Directors Leadership Structure
The Chair of our Board of Directors is appointed annually by the Board based on the recommendation of the Governance Committee. Our Board believes it is important to have flexibility in selecting our Chair and Board leadership structure.
Lead Independent Director
In the event that the positions of Chair of the Board of Directors and Chief Executive Officer are held by the same person or the Chair of the Board is not an independent director in accordance with the applicable federal securities laws and the Nasdaq Listing Standards, our Corporate Governance Guidelines require the Board to appoint a Lead Independent Director based on the recommendation of the Governance Committee. Our Board believes the role of Lead Independent Director provides an appropriate balance and that the responsibilities assigned to the Lead Independent Director help ensure a strong, independent and active Board. Roy Vallee has served as our Lead Independent Director since February 2017.
Separation of Chair and CEO Positions
Our Board of Directors regularly reviews its leadership structure to evaluate whether the structure remains in the best interest of Synopsys and its stockholders. In August 2023 Dr. de Geus announced his decision to step down from the role of Chief Executive Officer effective January 1, 2024. Our Board asked Dr. de Geus to remain on the Board in the role of Executive Chair to, among other things, continue to support the leadership transition following Mr. Ghazi's appointment as our President and Chief Executive Officer. Our Board believes that Dr. de Geus continuing to serve on our Board as Executive Chair enhances the overall functioning of our Board and allows our Board to better execute its role in overseeing Synopsys’ business strategy. Dr. de Geus co-founded Synopsys, helping it grow from a disruptive start-up to a global leader in EDA, design IP and software security. Through decades of experience and growth, Dr. de Geus has gained deep institutional knowledge of Synopsys and its culture and has established himself as a pioneer within the EDA industry. As Executive Chair, Dr. de Geus can leverage his longstanding relationships to streamline Board and management communications and focus our Board’s attention on, among other things, risk management and the most critical strategic matters.
Executive Chair, Lead Independent Director and CEO Duties
A summary of the duties of our Executive Chair, Lead Independent Director, and President, Chief Executive Officer and Director is provided below.

Executive Chair	Lead Independent Director	President and CEO

Dr. Aart de Geus	Roy Vallee	Sassine Ghazi
•Establish agenda for regular Board meetings with the Lead Independent Director and CEO.
•Review and advise on schedule of regular Board meetings with the Lead Independent Director and CEO.
•Serve as chair of regular Board meetings.
•Guide discussions at Board and Committee meetings.
•Communicate with directors on key issues outside of Board meetings.
•Advise and support the CEO and management on Synopsys' long-term strategy.
•Maintain key strategic relationships and stakeholder communications, as appropriate.
•Champion Synopsys' culture and technological innovation both within and outside the company.

•Establish agenda for regular Board meetings with the Executive Chair and CEO.
•Review and advise on schedule of regular Board meetings with the Executive Chair and CEO.
•Serve as chair of regular Board meetings when the Executive Chair is unavailable.
•Call executive sessions of the independent directors, establish the agenda for, and preside at such sessions.
•Provide feedback from executive sessions to management.
•Serve as liaison between the CEO and the independent directors.
•Participate in the annual performance evaluation of the CEO.
•Facilitate dialogue between the independent directors and management.
•Consult with stockholders at management’s request.

•Establish the strategic direction and drive value creation of Synopsys.
•Represent the face of Synopsys to various stakeholders.
•Set meaningful and measurable operating and strategic goals for the company.
•Drive operational execution.
•Build and guide a highly capable and dynamic leadership team.
•Establish a strong performance management culture.
•Serve as primary interface between management and the Board.
•Provide regular updates and information to the Board on key issues, including business developments and status of operations.
•Review organizational structure needs and develop ongoing management succession plans.
•Assist the Compensation Committee in assessing the performance of the leadership team and provide guidance and mentorship to individual leaders.
•Anticipate and mitigate potential risks to Synopsys, and help ensure such risks are identified, minimized and reported to the Board or committees, as appropriate.

30

Corporate Governance
Director Independence
A majority of our Board of Directors qualify as independent directors in accordance with our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. Currently, each member of our Board, other than our President and Chief Executive Officer, Mr. Ghazi, and our Executive Chair of the Board, Dr. de Geus, is an independent director. Our independent directors include Roy Vallee, Luis Borgen, Marc N. Casper, Janice D. Chaffin, Bruce R. Chizen, Mercedes Johnson, Robert G. Painter, Jeannine P. Sargent and John G. Schwarz. In addition, Chrysostomos L. Nikias, who served on our Board of Directors during a portion of fiscal 2023, was also determined to be independent. All standing committees of the Board are composed entirely of independent directors, in each case as determined under the Nasdaq Listing Standard’s independence definition. The Nasdaq Listing Standard’s definition includes a series of objective tests to determine independence, including that the director is not an employee of Synopsys and has not engaged in certain types of business dealings with Synopsys. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and Synopsys with regard to each director’s business and other outside activities as they may relate to Synopsys and our management. This information included commercial transactions that we entered into, or proposed entering into, in fiscal 2023 with Analog Devices, Inc.; ChargePoint Holdings, Inc.; Color Health, Inc.; Eurofins USA; Fortive Corporation; Informatica Corporation; Manulife Financial Corporation; McAfee Corp.; Northeastern University; Oracle Corporation; PTC Inc.; SRI International; Teradata Corporation; Teradyne, Inc.; the UCLA School of Management; Trimble, Inc. and Visier, Inc. Certain of our non-employee directors or their immediate family members have relationships with these companies. We consider each of these transactions to be at arm’s-length and in the ordinary course of business, and the directors or their immediate family members did not have any direct involvement in these transactions. We do not consider any of these transactions to be related party transactions requiring disclosure under the applicable rules of the SEC.
Based on this review and consistent with our independence criteria, the Board of Directors has affirmatively determined that all of the directors who are standing for election to our Board, except for Dr. de Geus and Mr. Ghazi, are independent.
Executive Sessions
The independent directors meet in executive sessions without management present. These sessions take place prior to or following regularly scheduled Board of Directors meetings. The independent directors met five times in such sessions during fiscal 2023.
Standing Committees of the Board of Directors
During the year, our Board of Directors maintained an Audit Committee, a Compensation and Organizational Development Committee, and a Corporate Governance and Nominating Committee. All such committees have written charters, which are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/board-committees.html.
The following table summarizes the composition of our Board committees as of the date of our 2024 Annual Meeting of Stockholders:

Director	Audit Committee	Compensation Committee	Governance Committee
Dr. Aart J. de Geus, Executive Chair of the Board
Roy Vallee, Lead Independent Director(1)	●
Sassine Ghazi
Luis Borgen(1)	●
Marc N. Casper		●
Janice D. Chaffin		●	Chair
Bruce R. Chizen		●
Mercedes Johnson(1)	Chair
Robert G. Painter			●
Jeannine P. Sargent(1)	●		●
John G. Schwarz		Chair
Total committee meetings held in fiscal 2023	10	6	7
(1)Our Board of Directors has determined that each of our current Audit Committee members, Mr. Borgen, Ms. Johnson, Ms. Sargent and Mr. Vallee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.

2024 Proxy Statement	31

Corporate Governance
The principal responsibilities of each Board committee are summarized below. For a more extensive description of committee functions, please refer to the committee charters available on our website at the link above.

AUDIT COMMITTEE

Members	Mercedes Johnson (Chair), Luis Borgen, Jeannine P. Sargent and Roy Vallee

Number of fiscal 2023 meetings	Ten

Responsibilities
The Audit Committee acts on behalf of our Board of Directors, performing financial oversight responsibilities relating to the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, our internal audit function, the annual independent audit of our financial statements, and the engagement of our independent registered public accounting firm and evaluation of their performance and independence, as well as compliance with legal and regulatory requirements that pertain to our financial statements, internal controls over financial reporting and disclosure controls.

Independence	All members of our Audit Committee are considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards.

Audit Committee financial experts
Our Board of Directors has determined that each of our current Audit Committee members, Mr. Borgen, Ms. Johnson, Ms. Sargent and Mr. Vallee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE

Members	John G. Schwarz (Chair), Marc N. Casper, Janice D. Chaffin and Bruce R. Chizen

Number of fiscal 2023 meetings	Six

Responsibilities
The Compensation Committee primarily reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our Chief Executive Officer), administers our equity incentive plans, deferred compensation plans and 401(k) plan, and reviews our non-employee director compensation and recommends any changes to our Board of Directors for approval. The Compensation Committee also oversees and periodically discusses with management the implementation and effectiveness of our policies, strategies, programs and practices relating to our human capital management.

Independence
All members of our Compensation Committee are considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members	Janice D. Chaffin (Chair), Robert G. Painter and Jeannine P. Sargent

Number of fiscal 2023 meetings	Seven

Responsibilities
The Governance Committee identifies and recommends to our Board of Directors candidates for membership on our Board of Directors and committees, reviews performance of our directors, oversees certain corporate governance matters, ESG matters and cybersecurity risk matters, and reviews such other matters relating to our management as appropriate. The Governance Committee also reviews and discusses with management our strategy regarding mergers and acquisitions and strategic investments.
The Governance Committee’s policy regarding consideration of director candidates submitted by stockholders is set forth below under the heading “Stockholder Information.” The Governance Committee recommended the eleven nominees for election to our Board of Directors at the Annual Meeting.

Independence	All members of the Governance Committee are considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards.

32

Corporate Governance
Board of Directors Practices, Policies and Processes
Our Commitment to Good Governance Practices
Synopsys has a history of strong corporate governance practices, and our Board of Directors is committed to such practices that promote the best interests of our stockholders, employees, customers and the communities in which we operate. In furtherance of such practices, we previously amended our Amended and Restated Bylaws (Bylaws) to adopt a majority voting standard for director elections as well as the right for stockholders to call a special meeting, and we recently amended our Bylaws in December 2023 to lower the stock ownership level required to call a special meeting in response to stockholder feedback. We continue to evaluate our governance practices to tailor them to be flexible and to evolve in response to ever-changing business, legal and social environments.

BEST PRACTICES OF THE BOARD OF DIRECTORS	BOARD OF DIRECTORS COMMITTEE PRACTICES	STOCKHOLDER ENGAGEMENT

•81% independent directors •27% female directors •Strong Lead Independent Director role •Annual director evaluation and director election •Majority voting standard in uncontested elections
•Expansive Board of Directors oversight, including over ESG matters
•Fully independent committees
•Annual committee evaluations
•All current Audit Committee members meet the Nasdaq Listing Standard of financial sophistication and are audit committee financial experts under the SEC rules
•Proactive investor outreach program •Annual communication with stockholders •Annual advisory vote on Say-on-Pay •Majority voting standard •Right to call special meeting

Board of Directors Meetings and Attendance
Our Board of Directors held seven meetings during fiscal 2023. Each director attended greater than 75% of all Board of Directors and applicable committee meetings that were held during his or her period of service as a director in fiscal 2023.
Board of Directors Attendance at Stockholders’ Meetings
Synopsys encourages director attendance at our annual stockholder meetings but does not require attendance or have a formal policy requiring attendance. All then-current directors attended the virtual 2023 Annual Meeting of Stockholders.
Corporate Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted Corporate Governance Guidelines, which describe the governance principles and procedures by which the Board functions. Our Board regularly reviews and evaluates these guidelines. Among other matters, the Corporate Governance Guidelines cover board oversight, composition and independence, guidance on board meetings, board membership criteria, majority voting standard in uncontested elections, holdover policy, director responsibilities, board committees, evaluation of our Chief Executive Officer, board assessment and senior management development and succession planning. The Corporate Governance Guidelines are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/governance-guidelines.html.

2024 Proxy Statement	33

Corporate Governance
Transactions with Related Persons
Pursuant to its charter, the Audit Committee reviews and approves or ratifies all related party transactions as required by the Nasdaq rules or as otherwise required to be disclosed in Synopsys’ financial statements or periodic filings with the SEC, and in accordance with Synopsys’ Related-Person Transactions Policy. Related party transactions include, among other things, transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs, and benefits to us and the availability from other sources of comparable products or services.
From the beginning of fiscal 2023 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this Proxy Statement for our NEOs and directors.
Our Overboarding Policy
The Governance Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board, including committee chairs. Our Corporate Governance Guidelines state that a director who is an executive officer of a public company may serve on the board of no more than two public companies, including their directorship on our Board, while all other independent directors may serve on up to four public company boards in total, including their directorship on our Board.
All of our director nominees are in compliance with our overboarding policy as of the Record Date.

Director	Total Number of Public Company Directorships Held by the Director Nominee	Total Number of Public Company Directorships Allowed under our Overboarding Policy	Compliance with our Overboarding Policy
Dr. Aart J. de Geus(1)	2	2	✓
Roy Vallee	1	4	✓
Sassine Ghazi(1)	1	2	✓
Luis Borgen	3	4	✓
Marc N. Casper(1)	2	2	✓
Janice D. Chaffin	3	4	✓
Bruce R. Chizen	4	4	✓
Mercedes Johnson	3	4	✓
Robert G. Painter(1)	2	2	✓
Jeannine P. Sargent	3	4	✓
John G. Schwarz	2	4	✓
(1)Dr. de Geus, Mr. Ghazi, Mr. Casper and Mr. Painter hold positions as public company executives. Dr. de Geus is our Executive Chair and Mr. Ghazi is our President and Chief Executive Officer. Mr. Casper is the chair, president and chief executive officer of Thermo Fisher Scientific, Inc. Mr. Painter is the president and chief executive officer of Trimble Inc.

34

Corporate Governance
Director Compensation
Director Compensation Highlights
•Fees for committee service and service on the Board
•Emphasis on equity in the overall compensation mix
•Full-value equity grants with time-based vesting
•No performance-based equity awards or perquisites
•Robust stock ownership guidelines
•Stockholder-approved limits on non-employee director compensation
•Policies prohibiting hedging and pledging by our directors
Compensation Review Process
Our non-employee directors are compensated for serving on our Board of Directors. We do not pay our employees who serve on our Board any additional compensation for Board membership.
Our Compensation Committee reviews our non-employee director compensation with the assistance of a compensation consultant, Aon Reward Solutions (Aon), that it has determined to be objective and independent. The Compensation Committee reviews such compensation biennially, at a minimum, and recommends adjustments as appropriate.
Our Compensation Committee believes, based in part on market data provided by Aon (including a survey of market practices and trends among our peer group and the software and semiconductor industries generally) and reviewed with our Compensation Committee, that a combination of cash and equity-based awards is the most effective and appropriate way to compensate our non-employee directors. As part of its periodic review process, both the cash and equity-based award elements are benchmarked by the Compensation Committee against our peer group and the aforementioned industries to ensure that the mix and levels are appropriate and competitive with comparable companies and align our directors’ interests with those of our stockholders.
Other than the compensation disclosed below, no director received compensation or other payment in connection with his or her candidacy or service on our Board of Directors.
Fiscal 2023 Compensation
As noted above, our non-employee director compensation consists of cash and equity awards. We also reimburse directors for out-of-pocket expenses for travel to Board of Directors meetings in accordance with our Corporate Travel Policy.
Cash
For fiscal 2023, we paid non-employee directors an annual retainer of $125,000 for serving on our Board. We paid an additional retainer of $30,000 to our Lead Independent Director, $40,000 to the chair of the Audit Committee, $25,000 to each of the chair of the Compensation Committee and the chair of the Governance Committee, $15,000 to the other members of the Audit Committee, and $10,000 to the other members of the Compensation Committee and Governance Committee. The retainers were paid in advance in four equal payments prior to our regularly scheduled quarterly Board meetings.
Equity
For fiscal 2023, non-employee directors were eligible to receive equity awards under the 2017 Non-Employee Directors Equity Incentive Plan (the 2017 Directors Plan). The plan provides for automatic grants of equity awards to non-employee members of our Board of Directors upon their initial appointment or election, and upon their re-election each year. The 2017 Directors Plan contains stockholder-approved limits on the equity awards that may be awarded to non-employee directors in any fiscal year ($750,000 for initial awards and $500,000 for annual awards).
Initial Awards. For fiscal 2023, under the 2017 Directors Plan, new non-employee directors were eligible to receive (1) a restricted stock award grant with a grant date fair value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (2) if appointed to our Board of Directors less than eleven months since the most recent annual meeting of stockholders, an “interim award” in the form of restricted stock with a grant date fair market value equal to a pro-rated portion of the annual award of $175,000, which vests on the date immediately preceding the first annual meeting following the date of grant. For fiscal 2023, after considering the recommendations of our Compensation Committee and market data provided by Aon, Synopsys changed the form of the initial award for new non-employee directors from a stock option grant to a restricted stock award grant to reflect market practices and trends among our peer group.

2024 Proxy Statement	35

Corporate Governance
Annual Awards. For fiscal 2023, under the 2017 Directors Plan, each re-elected non-employee director was eligible to receive an annual award comprised of either a stock option grant, a restricted stock grant or a combination of both, as determined by our Board of Directors each year. The annual award in fiscal 2023, which was comprised solely of restricted stock, had a grant date fair market value equal to approximately $175,000. The annual restricted stock award vests on the date immediately preceding the first annual meeting following the date of grant, subject to continued Board service through such date. In the event of a change of control or similar transaction, the vesting of unvested grants will generally accelerate unless assumed by the successor company. Our Board of Directors received restricted stock for the annual award for fiscal 2023 and, as a result, we issued 464 shares of restricted stock to each non-employee director, excluding Mr. Painter, as noted below.
The following table sets forth a summary of the compensation paid to our non-employee directors for services in fiscal 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Luis Borgen	140,000(4)	174,705	—	314,705
Marc N. Casper	132,500(5)	174,705	—	307,205
Janice D. Chaffin	156,250(6)	174,705	—	330,955
Bruce R. Chizen	140,000(7)	174,705	—	314,705
Mercedes Johnson	163,750(8)	174,705	—	338,455
Robert G. Painter	33,750(9)	466,066(10)	—	499,816
Jeannine P. Sargent	136,250(11)	174,705	—	310,955
John G. Schwarz	143,750(12)	174,705	—	318,455
Roy Vallee	170,000(13)	174,705	—	344,705
Chrysostomos L. (“Max”) Nikias	36,250(14)	—	—	36,250
(1)Includes pro-rated cash compensation due to changes with fiscal 2023 director compensation effective December 2022, including: (i) increases in the retainer for the chairs of the Audit Committee, Compensation Committee and the Governance Committee and (ii) the payment of a cash retainer of $10,000 to non-chair members of each of the Compensation Committee and Governance Committee.
(2)These amounts represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation—Stock Compensation, of restricted stock awards issued pursuant to the 2017 Directors Plan. For each non-employee director except for Mr. Painter, the grant date fair value of these awards is calculated using the closing price of our common stock of $376.52 on the grant date multiplied by the 464 shares granted. For Mr. Painter, who was appointed after the 2023 Annual Meeting of Stockholders, the grant date fair value is calculated using the closing price of our common stock of $426.02 on the grant date multiplied by the 1,094 shares granted, which includes: (i) 821 shares granted in connection with his appointment to the Board in August 2023 and (ii) 273 shares representing a pro-rated amount of the annual retainer paid to Mr. Painter in fiscal 2023. These amounts do not represent the actual value that may be realized by the director upon vesting of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K. Such stock awards vest on the date immediately preceding the first annual meeting following the date of grant. At the end of fiscal 2023, each of our non-employee directors held 464 shares of unvested restricted stock awards, except for Mr. Painter, who held 1,094 shares.
(3)At the end of fiscal 2023, the only non-employee directors who held outstanding option awards were Mr. Borgen (3,397 shares, 1,133 of which are fully vested and 2,264 of which remain subject to vesting), Mr. Casper (3,397 shares, 1,133 of which are fully vested and 2,264 of which remain subject to vesting), Ms. Johnson (7,500 shares, which are fully vested) and Ms. Sargent (5,998 shares, which are fully vested).
(4)Includes $15,000 retainer paid to Mr. Borgen for serving as an Audit Committee member in fiscal 2023.
(5)Includes $7,500 retainer paid to Mr. Casper for serving as a Compensation Committee member in fiscal 2023.
(6)Includes $31,250 retainer paid to Ms. Chaffin for serving as the Governance Committee chair and as a Compensation Committee member in fiscal 2023.
(7)Includes $15,000 retainer paid to Mr. Chizen for serving as a Compensation Committee member and as a Governance Committee member in fiscal 2023.
(8)Includes $38,750 retainer paid to Ms. Johnson for serving as the Audit Committee chair in fiscal 2023.
(9)Mr. Painter was appointed to the Board of Directors in August 2023. This amount represents a pro-rated amount of the annual retainer paid to Mr. Painter in fiscal 2023, including for serving as an Audit Committee member.
(10)In fiscal 2023, Mr. Painter was granted a total of 1,094 shares, consisting of (i) 821 shares granted in connection with his appointment to the Board in August 2023 and (ii) 273 shares representing a pro-rated amount of the annual retainer paid to Mr. Painter in fiscal 2023.
(11)Includes $11,250 retainer paid to Ms. Sargent for serving as an Audit Committee member and as an Governance Committee member in fiscal 2023.
(12)Includes $18,750 retainer paid to Mr. Schwarz for serving as the Compensation Committee chair in fiscal 2023.
(13)Includes $45,000 retainer paid to Mr. Vallee for serving as the Lead Independent Director and as an Audit Committee member in fiscal 2023.
(14)This amount represents a pro-rated amount of the annual retainer paid to Dr. Nikias in fiscal 2023 prior to his term expiring at the end of the 2023 Annual Meeting of Stockholders, including for serving as chair of the Compensation Committee in fiscal 2023.

36

Corporate Governance
Fiscal 2024 Compensation
For fiscal 2024, after considering the recommendations of our Compensation Committee and market data provided by Aon, Synopsys increased the value of the Annual Award granted to non-employee directors under the 2017 Directors Plan from $175,000 to $200,000 to reflect market practices and trends among our peer group. Other than the foregoing, there were no further changes to our fiscal 2024 director compensation.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines in order to align the interests of our directors and management with the interests of our stockholders and to promote accountability and long-term decision-making. Our Compensation Committee reviews those guidelines periodically in accordance with best practices and has amended such guidelines from time to time, with the most recent amendment occurring in December 2023. Under the current guidelines, non-employee directors are expected to achieve a stock ownership level with a value equal to the lesser of three times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or 15,000 shares, within three years of their initial election as a director, and maintain such ownership level, as measured each year on the date of the annual meeting of stockholders, so long as they serve in the position of director.
These guidelines also recommend that covered members of management hold the number of shares set forth below within four years of their appointment and maintain such ownership level so long as they serve in such positions; provided, however, that if the value of any individual’s shares drops below the applicable Minimum Value set forth below, such individual will be required to hold the number of shares equal to the Minimum Value.

Covered Person	Share Number(#)	Minimum Value($)
Chief Executive Officer	25,000	4,400,000
Executive Chair	12,500	2,200,000
Chief Operating Officer	12,500	2,200,000
Chief Accounting Officer	4,000	700,000
All members of Corporate Staff not listed above	6,500	1,100,000
The guidelines do not require any covered person to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised, when restricted stock or restricted stock units vest, or when shares are purchased under the Purchase Plan, the guidelines recommend that the covered person retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person’s applicable stock ownership guideline amount. Shares subject to stock awards do not count towards the required ownership level.
As of the Record Date, each non-employee director and NEO was compliant with our stock ownership guidelines. Please see the subsection titled “Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section beginning on page 75 below for more information regarding our stock ownership guidelines as they apply to our NEOs.

2024 Proxy Statement	37

We are asking our stockholders to approve our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), to, among other things, (i) increase the number of shares of common stock, par value of $0.01 per share, available for issuance under the 2006 Employee Plan by 3,400,000 shares, representing approximately 2.23% of our shares of common stock outstanding as of February 3, 2024, (ii) eliminate the term of the 2006 Employee Plan, and (iii) provide that incentive stock options may be granted without stockholder approval until the ten-year anniversary of the Board of Directors’ approval of the 2006 Employee Plan.
We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. We also believe that amending the 2006 Employee Plan to remove the plan term will enable us to continue to grant awards to participants under the 2006 Employee Plan without regard to a term limit. Further, providing for a new term during which we may grant incentive stock options will provide us with additional flexibility with respect to the types of awards we may choose to grant in the future.
Our Board of Directors approved the 2006 Employee Plan in January 2024, subject to stockholder approval. If approved by our stockholders, the 2006 Employee Plan, as amended, will become effective as of the Annual Meeting date. If our stockholders do not approve this proposal, then the 2006 Employee Plan, as amended, will not become effective.
Purpose and Background
Our 2006 Employee Plan was amended to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company.
Each year, the Compensation Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We continue to believe that equity compensation is critical to motivate key employees and that it effectively aligns employee compensation with stockholder interests. The 2006 Employee Plan is the only equity plan that allows us to grant discretionary equity compensation to our employees. If the 2006 Employee Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
We are committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate is calculated based on the number of equity awards granted during the fiscal year divided by the number of shares outstanding. Net burn rate is calculated based on the number of equity awards granted during the fiscal year less equity awards cancelled and returned to the plan, divided by the number of shares outstanding.
We endeavor to achieve a gross burn rate that approximates the average rate for our peer group companies as well as for the software and services industry more generally, and to achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (ISS). While there are several methodologies to arrive at burn rates, using current ISS methodology, our gross burn rates for the last three years are within the guidelines published by ISS. Detailed information about equity awards issued in fiscal 2023 as well as other relevant information is set forth below.
We note that the cornerstone of our compensation philosophy is pay for performance, as discussed in the “Compensation Discussion and Analysis” section beginning on page 49. In that regard, approximately half of the value of the target regular annual equity grants to our NEOs each year is in the form of performance-based RSUs, and approximately one quarter of the value is in the form of stock option grants, which are only valuable if our stock price increases over time in excess of the exercise price. The remaining quarter of the value is in the form of time-based RSU grants, the value of which are directly linked to our stock price appreciation.

38

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Important Features of the 2006 Employee Plan
We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares. The 2006 Employee Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2006 Employee Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.
•No discounted stock options or stock appreciation rights. The 2006 Employee Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
•Repricing not allowed. The 2006 Employee Plan expressly prohibits the repricing of equity awards—including the cancellation and re-grant of outstanding equity awards—without prior stockholder approval. The 2006 Employee Plan also expressly prohibits us from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash, without stockholder approval.
•No liberal share recycling. In general, when awards terminate or are cancelled, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock that are tendered to us in payment of the exercise price of an award or that are withheld to cover tax withholding obligations are not returned to our share reserve.
•Seven-year term. All equity awards granted under the 2006 Employee Plan have a term of no more than seven years, thereby limiting the potential for unproductive overhang.
•Fungible share reserve. The 2006 Employee Plan has a fungible share reserve of 1.70, under which the share reserve is depleted at a higher multiple for restricted stock units, restricted stock, and other “full-value awards,” in order to minimize stockholder dilution.
•Limitations on dividends and dividend equivalents. As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards other than stock options or stock appreciation rights granted under the 2006 Employee Plan, but no dividends or dividend equivalents may be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Further, neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.
•No liberal corporate transaction provisions. No corporation transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.
•Limit on stock awards. The 2006 Employee Plan limits the number of shares that may be granted to any one participant during any one fiscal year.
•Includes best practice performance-based stock award provisions. The 2006 Employee Plan includes many best practice performance-based stock award provisions.
•No Automatic Grants. The 2006 Employee Plan does not provide for automatic grants to any participant.
•No Tax Gross-ups. The 2006 Employee Plan does not provide for any tax gross-ups.
Additional Equity Plan Information
The following table provides certain additional information regarding Synopsys’ equity compensation plans, excluding the Employee Stock Purchase Plan, as amended (the Purchase Plan):

As of 2/3/2024
Total Stock Options Outstanding	1,622,308
Total Restricted Stock Unit Awards Outstanding	4,530,911
Total Common Stock Outstanding	152,536,012
Weighted-Average Exercise Price of Stock Options Outstanding	$252.50
Weighted-Average Remaining Duration of Stock Options Outstanding	3.88 years
Total Shares Available for Grant under the 2006 Employee Plan(1)	11,794,665
Total Shares Available for Grant under the 2017 Directors Plan	368,407
Stock price as of February 2, 2024	$552.05
(1)Includes reduction related to the 2023 Annual PRSUs (as defined below) on an assumed target performance for each of the 2023 PRSU Goals (as defined below), granted pursuant to the 2006 Employee Plan, which includes a fungible share adjustment. See “Compensation Discussion and Analysis” section beginning on page 49 under the subsection titled “Equity Awards” for the material terms of the 2023 Annual PRSUs, including the target requirements for each of the 2023 PRSU Goals.

2024 Proxy Statement	39

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Information for Burn Rate Calculations
The following table provides detailed information regarding activity under all of our equity plans (except the Purchase Plan) in fiscal 2023.

Fiscal 2023
Stock Options Granted by Synopsys(1)	294,450
Restricted Stock Units Granted by Synopsys(2)	2,015,531
Restricted Stock Awards Granted by Synopsys(3)	4,806
Stock Options Cancelled	89,936
Restricted Stock Units Cancelled(4)	351,659
Restricted Stock Awards Cancelled	—
Weighted-Average Common Stock Outstanding	152,145,809
Common Stock Outstanding at Fiscal Year End	152,053,334
(1)Granted under the 2006 Employee Plan.
(2)Granted under the 2006 Employee Plan, and represents the actual number of restricted stock units (both performance-based (79,899 underlying shares, assuming target performance) and time-based (1,935,632 underlying shares)) granted, prior to the application of the fungible share reserve ratio.
(3)Granted under the 2017 Directors Plan, which does not contain a fungible share reserve ratio. Represents the actual number of restricted stock awards granted.
(4)Represents the actual number of restricted stock units (both performance-based and time-based) cancelled, prior to the reverse application of the fungible share reserve ratio.
For more information regarding shares of Synopsys common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans as of fiscal year end, please see “Equity Compensation Plan Information.”
Description of the 2006 Employee Plan
As further described in this Proposal 2, the 2006 Employee Plan is being amended to, among other things, provide for the following:
1.Increase Share Reserve. Increase the number of shares reserved for issuance under the 2006 Employee Plan by 3,400,000 shares to allow Synopsys to continue to make equity grants.
2.Eliminate Term. Eliminate the term of the 2006 Employee Plan.
3.Provide for New Incentive Stock Option Limit. Provide that incentive stock options may be granted without stockholder approval until the ten-year anniversary of the Board of Directors’ approval of the 2006 Employee Plan.
The key terms and provisions of the 2006 Employee Plan are summarized below. The following summary of the 2006 Employee Plan does not purport to be a complete description of the 2006 Employee Plan and is qualified in its entirety by reference to the complete text of the 2006 Employee Plan, a copy of which is included as Appendix A to this Proxy Statement.
General
The 2006 Employee Plan was originally adopted by our Board of Directors in March 2006 and approved by stockholders in April 2006 as a successor plan to prior stock option plans for our employees. The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively, equity awards). The 2006 Employee Plan also provides the ability to grant performance equity awards and performance cash awards (together, performance awards), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.
Incentive stock options granted under the 2006 Employee Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the Code). Non-statutory stock options granted under the 2006 Employee Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Information” below for a discussion of the tax treatment of equity awards.
Purpose
The 2006 Employee Plan is intended to create an incentive for our eligible employees and consultants to exert maximum efforts toward our success and provides such individuals with the opportunity to benefit from increases in the value of our common stock, thereby aligning their interests with the interests of our stockholders.

40

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Administration
The 2006 Employee Plan provides that our Board of Directors has the authority to construe and interpret the 2006 Employee Plan and to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award, and other terms of the equity awards.
Our Board of Directors has the authority to delegate some or all of the administration of the 2006 Employee Plan to a committee or committees composed of members of our Board. In the discretion of our Board, a committee may consist solely of two or more “outside directors” (as defined in the plan) to the extent that the Board of Directors determines it to be desirable to qualify awards that were granted under the plan prior to April 8, 2019 as “performance-based compensation” within the meaning of Section 162(m) of the Code, and/or solely of two or more “non-employee directors” (as defined in the 2006 Employee Plan). The 2006 Employee Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees of Synopsys and its subsidiaries. Our Board of Directors has delegated to the Compensation Committee administration of the 2006 Employee Plan. Our Board of Directors has also delegated to our Chief Executive Officer, as both an officer and member of our Board, administration of the 2006 Employee Plan with respect to equity awards to employees other than executive officers, subject to specified limitations and restrictions.
Eligibility
General. As of February 3, 2024, Synopsys had 19,920 eligible employees and 2,482 eligible consultants under the 2006 Employee Plan. Synopsys does not currently expect to grant awards to consultants under the 2006 Employee Plan, but it is permitted to do so under the plan’s terms. Our non-employee directors are not eligible to receive any awards under the 2006 Employee Plan. The requirements for eligibility are further described below, and the basis for participation is being selected by the plan administrator.
Incentive Stock Options. Incentive stock options may be granted under the 2006 Employee Plan only to employees (including executive officers) of Synopsys and its affiliates. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options will be 112,697,248 shares of common stock. Stockholder approval of this Proposal 2 will constitute approval of this maximum limit for incentive stock options.
No incentive stock option may be granted under the 2006 Employee Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Synopsys or its affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Employee Plan and any other equity plans of Synopsys and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as non-statutory stock options).
Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards. Non-statutory stock options, restricted stock, restricted stock units and all other types of equity awards and performance awards authorized under the 2006 Employee Plan may be granted to employees (including executive officers) and consultants of Synopsys and its affiliates.
Individual Limit. No person may be granted stock options or stock appreciation rights under the 2006 Employee Plan covering more than 1,000,000 shares of common stock during any calendar year. The 2006 Employee Plan also includes annual limits on grants of performance awards to individuals, as described below.
Stock Subject to the 2006 Employee Plan
As of February 3, 2024, 11,794,665 shares of common stock were available for future grants under the 2006 Employee Plan. If this Proposal 2 is approved by our stockholders, an additional 3,400,000 shares will be available for future grants under the 2006 Employee Plan. Assuming the stockholders approve this Proposal 2, 112,697,248 shares of our common stock will have been reserved for issuance under the 2006 Employee Plan.
The number of shares of common stock available for issuance under the 2006 Employee Plan is currently reduced by one share for each share of common stock issued pursuant to a stock option or a stock appreciation right and by 1.70 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).

2024 Proxy Statement	41

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
If a stock option or stock appreciation right award expires or otherwise terminates without being fully exercised, if shares subject to a restricted stock award or restricted stock unit award are forfeited to or repurchased by us, or if an equity award is settled in cash, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2006 Employee Plan. Such returning shares increase the number of shares available for issuance under the 2006 Employee Plan by one share if they were issued pursuant to a stock option or stock appreciation right and, by 1.70 shares if they were issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).
If shares subject to an award granted under the 2006 Employee Plan are not delivered to a participant because:
•an equity award is exercised through a reduction in the number of shares subject to the equity award (a “net exercise”),
•the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or
•shares are withheld in satisfaction of applicable withholding taxes, then those shares do not become available for subsequent issuance under the 2006 Employee Plan. If the exercise price of an award is satisfied by a participant tendering previously held shares, the tendered shares do not become available for subsequent issuance under the 2006 Employee Plan.
Terms of Stock Options
We may grant stock options under the 2006 Employee Plan pursuant to stock option agreements adopted by our Board of Directors or a duly authorized committee. The following is a description of the permissible terms of stock options under the 2006 Employee Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
Exercise Price. The exercise price of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.
Consideration. The stock option exercise price may, at the discretion of our Board of Directors, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of Synopsys common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration reasonably acceptable to our Board.
Vesting. Stock options granted under the 2006 Employee Plan vest, or become exercisable, as determined by our Board of Directors. Vesting typically occurs during the optionholder’s continued service with Synopsys or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively, service) and regardless of any change in the capacity of the optionholder, or upon achievement of quantitative or qualitative goals determined by the plan administrator. Shares covered by different stock options may be subject to different vesting terms.
Term. Under the current 2006 Employee Plan, the maximum term of a stock option is seven years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
Termination of Service. Stock options generally terminate three months after termination of a participant’s service unless:
•the stock option agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months of termination,
•the participant dies while in service, or the participant dies within a specified period after termination of service, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock option have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock option will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. In no event, however, may a stock option be exercised beyond the expiration of its term.
Restrictions on Transfer. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise a stock option (except in instances pursuant to a domestic relations order). A participant may also designate a beneficiary (excluding any third-party financial institution) who may exercise a stock option following the participant’s death.

42

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Terms of Restricted Stock
We may grant restricted stock awards under the 2006 Employee Plan pursuant to restricted stock award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.
Consideration. Our Board of Directors may grant restricted stock awards in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Synopsys or forfeiture to Synopsys in accordance with a vesting schedule as determined by our Board of Directors.
Termination of Service. Upon termination of a participant’s service, Synopsys may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.
Restrictions on Transfer. Rights to acquire shares of shares of Synopsys common stock will be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, so long as the underlying shares remain subject to the terms of the agreement and provided that in no event may any restricted stock award be transferred for consideration to a third-party financial institution.
Terms of Restricted Stock Units
We may grant restricted stock unit awards under the 2006 Employee Plan pursuant to restricted stock unit award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock units represent the value of a fixed number of shares of Synopsys common stock on the date of grant.
Consideration. Our Board of Directors may grant restricted stock units in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by our Board of Directors.
Settlement. Restricted stock units may be settled by the delivery of shares of Synopsys common stock, cash, or any combination as determined by our Board of Directors. At the time of grant, our Board of Directors may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.
Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Stock Appreciation Rights
We may grant stock appreciation rights under the 2006 Employee Plan pursuant to stock appreciation rights agreements adopted by our Board of Directors or a duly authorized committee. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.
Term. The maximum term of stock appreciation rights is seven years.
Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.
Exercise. Upon exercise of a stock appreciation right, Synopsys will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by our Board of Directors on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by our Board of Directors.
Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by our Board of Directors.
Termination of Service. Stock appreciation rights generally terminate three months after termination of a participant’s service unless:
•the stock appreciation rights agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,

2024 Proxy Statement	43

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
•the participant dies while in service, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock appreciation right will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Terms of Other Stock Awards
Our Board of Directors may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Employee Plan, our Board of Directors has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the 2006 Employee Plan. These awards may not have a term in excess of seven years from the date of grant.
Terms of Performance Awards
General. Our Board of Directors and Compensation Committee may grant performance equity awards and performance cash awards that vest based on the attainment of performance goals during a designated performance period.
Performance Goals. Our Board of Directors and Compensation Committee have the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. The 2006 Employee Plan includes a list of performance goals that may be used (alone or in combination with each other) for performance-based awards, which may consist of any measures of performance selected by our Board of Directors.
Performance goals may be set on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, the performance of one or more comparable companies or the performance of one or more relevant indices. Adjustments may be made in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item (including but not limited to various income tax impacts prompted by tax reform legislation adopted in late 2017 (commonly referred to as the Tax Cuts and Jobs Act of 2017), including the income tax related to transition tax, the tax rate change, and tax restructuring; and the tax impact of repatriation); (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by Synopsys achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Compensation Committee at the time the award is approved.
Annual Limitation. The maximum benefit to be granted to a participant in any calendar year attributable to performance equity awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be granted to a participant in any calendar year attributable to performance cash awards granted pursuant to the amended 2006 Employee Plan may not exceed $4,000,000.
Changes to Capital Structure
In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2006 Employee Plan, the maximum number of securities issuable under the 2006 Employee Plan, the incentive stock option limitation, the maximum award that one person may be granted in a calendar year under the 2006 Employee Plan, and the number, class and price per share under outstanding equity awards under the 2006 Employee Plan.

44

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Corporate Transactions; Changes in Control
Unless otherwise provided in a written agreement between Synopsys or an affiliate and a participant, or unless otherwise expressly provided by our Board of Directors or the Compensation Committee at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2006 Employee Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:
•with respect to any such equity awards that are held by individuals then performing services for Synopsys or its affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction),
•all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction, except that certain equity awards, such as restricted stock awards, may have their reacquisition or repurchase rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction, though if such reacquisition or repurchase rights are not assigned, then such equity awards will become fully vested, and
•no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board of Directors, prior to the effectiveness of the corporate transaction.
A significant corporate transaction will be deemed to occur in the event of:
•a sale of all or substantially all of the consolidated assets of Synopsys and its subsidiaries,
•a sale of at least 90% of the outstanding securities of Synopsys,
•a merger, consolidation or similar transaction in which Synopsys is not the surviving corporation, or
•a merger, consolidation or similar transaction in which Synopsys is the surviving corporation, but shares of Synopsys outstanding common stock are converted into other property by virtue of the corporate transaction.
The 2006 Employee Plan provides, at the discretion of our Board of Directors, that the holder of an outstanding equity award that would otherwise terminate if not exercised prior to the corporate transaction may surrender such equity award in exchange for a payment equal to the excess of the value of the property that the holder would have received upon exercise of the equity award immediately prior to the corporate transaction, over the exercise price otherwise payable in connection with the equity award, which excess amount may be fully vested at the time of the corporate transaction or may be required to vest after the time of the corporate transaction substantially in accordance with the schedule in effect immediately prior to the corporate transaction.
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such equity award, or as may be provided in any other written agreement between Synopsys or any affiliate and the participant. An equity award may vest as to all or any portion of the shares subject to the equity award (a) immediately upon the occurrence of a change in control, whether or not such equity award is assumed, continued, or substituted by a surviving or acquiring entity in the change in control, or (b) in the event a participant’s service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a change in control. In the absence of a determination by the plan administrator, no such acceleration will occur.
The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.
Dividends and Dividend Equivalents
As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards granted under the 2006 Employee Plan other than stock options or stock appreciation rights, but no dividends or dividend equivalents will be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.

2024 Proxy Statement	45

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Duration, Termination and Amendment
Our Board of Directors may suspend or terminate the 2006 Employee Plan without stockholder approval or ratification at any time. The plan, as amended, shall become effective upon its approval by the stockholders of our company. No incentive stock options may be granted after the ten-year anniversary of the date of approval by the Board of Directors.
Our Board of Directors may amend or modify the 2006 Employee Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:
•materially increases the number of shares available for issuance under the 2006 Employee Plan,
•materially expands the class of individuals eligible to receive awards under the 2006 Employee Plan,
•materially increases the benefits accruing to the participants under the 2006 Employee Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Employee Plan,
•materially extends the term of the 2006 Employee Plan, or
•expands the types of awards available for issuance under the 2006 Employee Plan.
Our Board of Directors also may submit to stockholders any other amendment to the 2006 Employee Plan.
Clawback Policy
The SEC and the Nasdaq recently adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers. In accordance with these final rules, the Compensation Committee approved a Compensation Recovery Policy that provides for recoupment of certain cash and equity-based incentive compensation paid to current and former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements. Corporate Staff members who are not executive officers are also subject to a Compensation Recovery Policy, which allows us to recover cash and equity-based incentive compensation under certain circumstances.
Other Policies
Each award granted under the 2006 Employee Plan may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by Synopsys from time to time, which may include any policy related to the vesting or transfer of awards, provided that in no event will such policy permit that an award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular award may depend, among other things, on when the award was granted, whom the award was granted to, and the type of award.
U.S. Federal Income Tax Information
The following is a summary of the principal U.S. federal income taxation consequences to participants and Synopsys with respect to participation in the 2006 Employee Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
Incentive Stock Options. Incentive stock options granted under the 2006 Employee Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal ordinary income tax consequences to the participant or Synopsys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
The excess, if any, of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a qualifying disposition) will be a long-term capital gain or loss.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (1) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (2) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

46

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Non-Statutory Stock Options. No taxable income is generally recognized by a participant upon the grant or vesting of a non-statutory stock option under the 2006 Employee Plan. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.
Upon disposition of the common stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Stock Appreciation Rights. Stock appreciation rights are generally taxed in a manner similar to non-statutory stock options.
Restricted Stock Awards. Upon the grant of a restricted stock award which is unvested and subject to reacquisition by Synopsys in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition right lapses, an amount equal to the fair market value of the shares on the dates the reacquisition right lapses. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition right lapses.
Upon disposition of the common stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount previously recognized as ordinary income in respect of such common stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Restricted Stock Unit Awards. No taxable income is generally recognized upon receipt of a restricted stock unit award under the 2006 Employee Plan. In general, the participant will recognize ordinary income in the year in which the shares to be issued in respect of that unit are issued in an amount equal to the fair market value of the shares on the issuance date.
Income and Employment Taxes to Participant. Amounts taxed as ordinary income from non-statutory stock options, restricted stock awards and restricted stock unit awards are subject to income tax withholding and applicable employment taxes.
Tax Consequences to Synopsys. To the extent the participant recognizes ordinary income in the circumstances described above, we will generally be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. However, we will not be entitled to any income tax deduction upon a qualifying disposition of an incentive stock option.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
New Plan Benefits and Historical Grant Information
No awards have been granted or promised with respect to the additional 3,400,000 shares requested and the 2006 Employee Plan does not provide for set benefits or amounts of awards. We have not approved any awards that are conditioned on stockholder approval of the 2006 Employee Plan. Awards under our 2006 Employee Plan are made at the discretion of our Board of Directors or the Compensation Committee and are therefore not determinable at this time. The following table sets forth detailed information about our historical equity compensation practices.

2024 Proxy Statement	47

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Awards Granted to Certain Individuals and Groups under the 2006 Employee Plan
The following table shows, for each of the named executive officers and the various groups indicated, the total number of shares of Synopsys common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2006 Employee Plan since it became effective through February 3, 2024:

Name	Number of Shares(#)
Dr. Aart J. de Geus	3,144,757
Executive Chair of the Board of Directors
Sassine Ghazi	468,794
President and Chief Executive Officer
Shelagh Glaser	89,668
Chief Financial Officer
Richard Mahoney	116,319
Chief Revenue Officer
John F. Runkel Jr.	339,754
General Counsel and Corporate Secretary
Trac Pham	545,941
Former Chief Financial Officer
All current executive officers as a group (5 persons)	4,159,292
All current directors who are not executive officers as a group (9 persons)	—
Each nominee for election as a director	3,613,551
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, excluding executive officers, as a group	49,712,248

48

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are requesting our stockholders cast a non-binding advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion on pages 49 to 95 of this Proxy Statement. Specifically, stockholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved.
This non-binding advisory vote is commonly referred to as a “say-on-pay” vote and is held annually. It is expected that the next say-on-pay vote will occur at the 2025 Annual Meeting of Stockholders.
Synopsys, Inc.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) discusses the compensation of our NEOs for fiscal 2023.
Fiscal 2023 NEOs

Dr. Aart J. de Geus Former Chief Executive Officer (2023) and Current Executive Chair (2024)	Sassine Ghazi Former Chief Operating Officer (2023) and Current President and Chief Executive Officer (2024)	Shelagh Glaser Chief Financial Officer	Rick Mahoney Chief Revenue Officer	John F. Runkel, Jr. General Counsel and Corporate Secretary	Trac Pham Former Chief Financial Officer

CEO TRANSITION DECISIONS

In an orderly and well-planned manner, our Board recently effected several important leadership transitions, which included the transition of the Chief Executive Officer role. Following a systematic, multi-year succession planning process, effective January 1, 2024, Mr. Ghazi succeeded Dr. de Geus as Chief Executive Officer of Synopsys in addition to continuing his role as President, and Dr. de Geus transitioned to the role of Executive Chair of our Board.

2024 Proxy Statement	49

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Executive Summary
Fiscal 2023 Performance Overview
Despite global macroeconomic uncertainty, Synopsys delivered another outstanding year in fiscal 2023. We have a resilient business model, and our customers continue to prioritize investments in the chips and systems that position them for future growth. We are aligning our portfolio investment with the greatest return potential to accelerate our growth. We are confident in our business heading into fiscal 2024 based on our technology leadership, strong customer momentum and the resiliency of our time-based business model.
FINANCIAL HIGHLIGHTS(1)

Generated Record $5.8B in revenue – ~15% annual growth.	Expanded GAAP Operating Margin to 21.7% Non-GAAP Operating Margin(2) to 35.1%	Delivered Record GAAP and Non-GAAP ~26% EPS(2) Growth

Operating Cash Flow of $1.7B	Returned $1.2B to stockholders through stock repurchases.	Backlog(3) of $8.6B

(1)Reflects results as of the end of fiscal 2023.
(2)Please see Appendix B for a reconciliation of non-GAAP operating margin and non-GAAP EPS to the most directly comparable measure reported under U.S. generally accepted accounting principles (GAAP) as well as information regarding how these measures are calculated.
(3)“Backlog” means contracted but unsatisfied or partially unsatisfied performance obligations as of October 31, 2023, which includes non-cancellable Flexible Spending Account (FSA) commitments from customers where actual product selection and quantities of specific products or services are to be determined by customers at a later date, and excludes future sales-based royalty payments from the remaining performance obligations. Approximately 40% of the backlog as of October 31, 2023, excluding non-cancellable FSA, is expected to be recognized as revenue over the next 12 months. The majority of the remaining backlog is expected to be recognized in the next three years.

50

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
BUSINESS HIGHLIGHTS(1)

Design Automation

•Design Automation achieved fiscal 2023 revenue of $3.78 billion, up 14% year-over-year with an adjusted operating margin of 38.1%.
•We pioneered AI-driven chip design with the launch of Synopsys.ai, the industry's first full-stack, AI-driven EDA suite for chipmakers, and saw strong adoption of our award-winning Synopsys DSO.ai™ and breakthrough generative AI capabilities with Synopsys.ai Copilot.
•Fusion Compiler continued to win key designs, including the leading-edge ARM mobile core for the industry’s first implementation for a gate-all-around-based mobile System on Chip (SoC).
•We won multiple engagements with PrimeTime, PrimeClosure and PrimeShield and saw the world’s top three data center providers adopt PrimeClosure to realize the fastest engineering change order closure time for five 3nm SoCs.
•We debuted ZeBu Server 5, the industry’s first emulation system with the capacity to enable electronic digital twins of advanced SoCs.
•We received a prestigious leadership award from Taiwan Semiconductor Manufacturing Company’s (TSMC) — Open Innovation Platform 2023 Partner of the Year — for developing the industry’s first three-dimensional integrated circuit design prototyping solution, supporting the new industry standard 3dblox.

Design IP

•Design IP achieved fiscal 2023 revenue of $1.54 billion, up 17% year-over-year with an adjusted operating margin of 34.5%.
•We have the #2 market share in Design IP, and our market-leading IP portfolio, by far the broadest in the industry, continues to grow with high demand in high-performance compute, automotive and mobile markets, multi-die systems and high speed and secure connectivity.
•Our Design IP is enabled on advanced technology processes at the world's top semiconductor foundries.
•We achieved several industry-first demonstrations, including a multi-vendor, multi-die interoperability via UCIe interconnect with Intel and TSMC, and interoperability for our 224G Ethernet Physical Layer IP and Peripheral Component Interconnect Express 6.0 IP.
•We announced a new addition to the ARC Processor IP portfolio: the RISC-V ARC-V Processor IP, which allows customers to choose from a broad range of flexible, extensible processor options that deliver optimal power-performance efficiency for their target applications.

Software Integrity

•Software Integrity achieved fiscal 2023 revenue of $525 million, up 13% year-over-year with an adjusted operating margin of 14.5%.
•We delivered solid growth against a backdrop of continued macro headwinds for enterprise software.
•We continued to develop innovative new solutions such as our AI code analysis API offering on our Polaris SaaS platform, and Software Risk Manager, which provides organizations a comprehensive view of software security risk.
•We were recognized as a Leader in the 2023 Gartner® Magic Quadrant™ for Application Security Testing and in The Forrester Wave for Software Composition Analysis, based on an evaluation of Black Duck, our software composition analysis solution.

(1)Adjusted operating margin for each segment was determined consistent with ASC 280, Segment Reporting. Appendix B includes a reconciliation of items that apply for a particular segment.

2024 Proxy Statement	51

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
OUR COMPENSATION PHILOSOPHY
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive our success. To motivate and reward our NEOs to focus on our long-term business performance and increase long-term stockholder value, we have set out the following objectives:
FISCAL 2023 EXECUTIVE COMPENSATION OVERVIEW
The cornerstone of our compensation philosophy continues to be pay for performance. We closely align the compensation paid to our NEOs with the achievement of financial and organizational goals that we view as central to our business strategy and are intended to drive both short- and long-term performance.
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2023 as determined by our Compensation Committee.

Chief Executive Officer- (Dr. de Geus)(1)	Average of the Other NEOs(1)(2)

6%
Base Salary
12%
Cash Incentive
41%
Annual PRSUs
94%
Performance-Based and/or At-Risk
20.5%
Stock Options
20.5%
Annual RSUs

9%
Base Salary
12%
Cash Incentive
20%
Stock Options
20%
Annual RSUs
40%
Annual PRSUs
91%
Performance-Based and/or At-Risk

(1)Amounts may not foot due to rounding.
(2)Excludes Ms. Glaser’s new hire equity awards but includes her fiscal 2023 annual equity awards. Excludes compensation of Mr. Pham, who retired in January 2023 and did not receive a cash incentive opportunity or equity awards in fiscal 2023 due to retirement.

52

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
For fiscal 2023, the Compensation Committee made several enhancements to our performance-based compensation plans that are designed to emphasize longer-term financial and organizational performance and commitment to stockholder alignment:

Executive Incentive Plan (EIP)
•Replaced leadership succession plan goals with employee engagement score metrics as we accomplished our leadership succession plan goals in fiscal 2022, and the wellbeing of our employees is integral to our continued success.

Performance-Based Restricted Stock Units (PRSUs)
•In connection with our transition from our prior practice of one-year performance periods to a three-year performance period, we:
•Moved from a two-year revenue growth goal to a three-year revenue growth goal; and
•Moved from a relative total stockholder return (rTSR) modifier covering a 2-year period to a rTSR modifier covering a 3-year period.

Over 90% of our NEOs’ fiscal 2023 compensation is performance-based and/or at risk, with over 50% dependent on meeting pre-determined financial and organizational performance goals. We performed well against our fiscal 2023 goals, as further described below.
FISCAL 2023 EIP AND PRSU FUNDING OUTCOMES
FISCAL 2023 EIP PERFORMANCE(1)

	TARGET	PERFORMANCE WEIGHTING (%)	PERFORMANCE	RESULT
FUNDING THRESHOLD PAYMENT GOAL

Fiscal 2023 Non-GAAP Operating Margin	23.9%(2)	N/A	35.1%

CORPORATE FINANCIAL PERFORMANCE GOALS

Fiscal 2023 Revenue	$5.840 billion	60.0	$5.843 billion

Fiscal 2023 Non-GAAP Operating Margin	34.2%	40.0	35.1%

REVENUE GROWTH GOALS

Fiscal 2024 Revenue Backlog	$4.2 billion	N/A	101.4% of target

Fiscal 2025 Revenue Backlog	—	N/A	121.1% of target

ORGANIZATIONAL PERFORMANCE GOALS

Increase Representation		30.0 (as a whole)
Global Women	26.0%	50.0	25.4%
Global Women Leaders	13.5%	25.0	13.1%
U.S. BLI	6.8%	25.0	5.8%

Retain Talent (Undesired turnover percentage)	5.0%	40.0	2.7%

Employee Engagement Score (Score derived from 2023 employee semi-annual SHAPE Synopsys engagement survey results)	80	30.0	82

Achievement At Target	Achievement Above Target	Achievement Below Target
(1)See footnotes in the table below titled, “Performance Against Fiscal 2023 Performance Measures" for more details.
(2)Represents 70.0% of our Fiscal 2023 Non-GAAP Operation Margin target of 34.2%.

2024 Proxy Statement	53

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
STATUS OF PRSU AWARDS

	2022	2023	2024	2025	GOALS	TARGET	PERFORMANCE	RESULT

Fiscal 2022 Annual PRSUs (2022 - 2023 Performance Period)	100% Completed				CAGR Revenue Growth	13.0%	17.9%

					rTSR	≥50th Percentile	95th Percentile

Fiscal 2023 Annual PRSUs (2023 - 2025 Performance Period)		1/3 Completed			CAGR Revenue Growth	(1)	In progress	In progress

					rTSR	≥50th Percentile	In progress	In progress

Achievement At Target	Achievement Above Target	Achievement Below Target
(1)We consider our Fiscal 2023 - 2025 CAGR Revenue Growth target to be confidential, and the disclosure of this target would cause us competitive harm. In general, the Compensation Committee sets Fiscal 2023 - 2025 CAGR Revenue Growth targets that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our stockholders may cast an annual advisory vote on our NEO compensation. Although the vote is non-binding, the Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices.
The Compensation Committee believes that our most recent voting results demonstrate strong support for our compensation philosophy and executive compensation program. Based on the most recent voting results and the feedback that we received through our stockholder engagement efforts, the Compensation Committee did not make significant changes to our compensation program in fiscal 2023 with the following exceptions: (1) granted annual PRSUs for fiscal 2023 with three-year revenue growth goals with a payout modifier based on Synopsys’ rTSR over the same three-year period as previously disclosed in last year’s proxy statement and (2) replaced one of the human capital management goals in our EIP, as discussed above.

Approximately 93% of voted shares (cast “for” or “against”) approved our NEO compensation last year.

54

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Compensation Practices and Governance Policies

What We Do	What We Don’t Do

✓ Pay for Performance. Performance-based pay represents a significant portion of our NEOs’ Target TDC
✓ Balanced Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals
✓ Double Trigger Change of Control Benefits. Our NEO change of control agreements are “double trigger"
✓ Maximum Payout Caps. Our EIP and 2006 Employee Plan maintain maximum payout caps to avoid excessive payments and risk taking
✓ Clawback Policy. We maintain a clawback policy for the recovery of incentive compensation paid to executive officers in the event of a financial restatement that is compliant with Nasdaq Listing Standards and SEC requirements
✓ Robust Share Ownership Guidelines. All of our continuing NEOs are in compliance with our Share Ownership Guidelines
✓ Independent Compensation Committee. Our Compensation Committee is composed solely of independent directors
✓ Independent Compensation Consultant. Our Compensation Committee directly retains Aon as an independent compensation consultant
✓ Annual Advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote and approximately 93% of votes cast approved our fiscal 2022 NEO compensation policies and procedures
✓ Equity Burn Rate Management. We continue to closely manage our equity budget and equity burn rate, limiting gross share usage to 1.5% in fiscal 2023

✗ No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk taking
✗ No Excessive Change of Control Payments. Cash change of control payments do not exceed two times annual target cash incentive compensation
✗ No Golden Parachute Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups
✗ No Excessive Perks. We do not provide any excessive perquisites to our NEOs
✗ No Hedging or Pledging. All employees, including our NEOs, and our directors are prohibited from engaging in hedging or pledging our stock as collateral for a loan
✗ No Repricing or Cash-out of Underwater Options. Our 2006 Employee Plan forbids the repricing and cash-out of underwater options without stockholder approval
✗ No Dividends on Unvested Equity Awards. Our 2006 Employee Plan prohibits paying out dividends and dividend equivalents on unvested awards
✗ No Executive Pension Plans or SERPs. We only maintain a deferred compensation plan and a standard 401(k) plan

2024 Proxy Statement	55

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2023 Executive Compensation

CORE FISCAL 2023 COMPENSATION ELEMENT(1) (2)		PURPOSE	KEY CHARACTERISTICS

BASE SALARY
Chief Executive Officer	Average of Other NEOs	Compensates our NEOs for expected levels of day-to-day performance.	•Reflects expertise and scope of responsibilities in a competitive market for executive talent.

EXECUTIVE INCENTIVE PLAN (EIP)
Chief Executive Officer	Average of Other NEOs
Aligns NEO performance with near-term financial and organizational objectives and future revenue goals, which rewards contributions that have a multi-year impact and are aligned with our long-term strategic plan.
•Multiple performance metrics: •Balance of financial and organizational performance. • Added metric on employee engagement score. •Requires significant levels of achievement before payments are earned.

STOCK OPTIONS
Chief Executive Officer	Average of Other NEOs	Align interests of NEOs with long-term stockholder interests through incentivizing long-term stock price growth and encourage retention.	•Four-year vesting subject to continued employment.

ANNUAL RSUs
Chief Executive Officer	Average of Other NEOs
Align interests of NEOs with long-term stockholder interests through incentivizing long-term stock price growth and encourage retention while managing dilution. Have upside potential but deliver value even during periods of market or stock price underperformance.
•Four-year vesting subject to continued employment.

ANNUAL PRSUs
Chief Executive Officer	Average of Other NEOs
Align interests of NEOs with long-term stockholder interests through incentivizing continued revenue and relative stock price performance over a multi-year performance period and encourage retention. Modifier helps align payouts with stockholder experience.
•Vesting subject to achievement of revenue growth and rTSR performance: • Three-year performance period. •Mandatory downward adjustment if rTSR below 50th percentile.

(1)Amounts may not foot due to rounding.
(2)Excludes Ms. Glaser’s new hire equity awards but includes her fiscal 2023 annual equity awards. Excludes compensation of Mr. Pham, who retired in January 2023 and did not receive a cash incentive opportunity or equity awards in fiscal 2023 due to his retirement.

56

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on each NEO’s role and responsibilities, our financial performance projections, pay at comparable companies, our budget for the coming year, historical salary levels (if applicable), and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity. The base salaries of our current NEOs for fiscal 2023 are set forth below.

NEO	FISCAL 2023 BASE SALARY ($)	FISCAL 2022 BASE SALARY ($)	BASE SALARY INCREASE (%)	PRIMARY REASONS FOR THE CHANGE
Dr. Aart J. de Geus	725,000	540,000	34.3
Reflect position change from co-Chief Executive Officer to Chief Executive Officer, and increased level of responsibilities, reflect contributions to Synopsys’ sustained strong performance, and improve the competitiveness and holding power of Dr. de Geus’ target direct compensation relative to our peer group, which has evolved in recent years to reflect our growth.

Sassine Ghazi	625,000	500,000	25.0
Reflect contributions to Synopsys’ sustained strong performance and improve the competitiveness and holding power of Mr. Ghazi’s target direct compensation relative to our peer group, which has evolved in recent years to reflect our growth.

Shelagh Glaser	600,000(1)	—	—	Not applicable as Ms. Glaser was not employed in fiscal 2022. For an explanation of Ms. Glaser’s new hire base salary, see page 72.
Rick Mahoney	450,000	450,000	—	No increase.
John F. Runkel, Jr.	450,000	425,000	5.9
Reflect contributions to Synopsys’ sustained strong performance and improve the competitiveness and holding power of Mr. Runkel’s target direct compensation relative to our peer group, which has evolved in recent years to reflect our growth.

Trac Pham	475,000	475,000	—	No increase due to Mr. Pham’s retirement in January 2023.
(1)Ms. Glaser received an initial annual base salary of $600,000 per year, which was pro-rated for fiscal 2023.

2024 Proxy Statement	57

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Short-Term Cash Incentives
Executive Incentive Plan. We utilize annual cash incentive compensation to align NEO performance with near-term financial objectives and future revenue goals, which reward contributions that have a multi-year impact. These cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial and organizational performance goals, which are intended to advance our long-term strategic plans and, ultimately, stockholder value. Our Compensation Committee grants cash incentive compensation opportunities under our EIP and approves cash incentive targets, performance goals and payout matrices that determine how much of the target may be paid at each level of achievement of our performance goals.
After the end of the fiscal year, the Compensation Committee determines whether a threshold payment goal has been satisfied. If the threshold payment goal has been satisfied, an NEO may receive up to 225% of the NEO’s cash incentive target for maximum performance. The Compensation Committee then applies a pre-determined payout formula provided by the EIP to calculate the amount of potential cash incentive payments, with the Compensation Committee retaining discretion to adjust those payments produced by the formula. The cash incentive targets, performance goals, payout matrices and payout formula for fiscal 2023 are described in the sections that follow.
Fiscal 2023 Cash Incentive Targets. A cash incentive target is the amount of cash incentive compensation that an NEO could earn if we achieve our performance goals. Targets are expressed as a percentage of the NEO’s salary. In reviewing targets, our Compensation Committee takes into consideration each NEO’s role and responsibilities, our financial performance projections, the budget for the coming year, pay at comparable companies, historical compensation levels and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity. We did not increase the cash incentive target for any of our current NEOs for fiscal 2023, except for Rick Mahoney and John F. Runkel. The cash incentive targets for each of our NEOs for fiscal 2023 as compared to fiscal 2022 and the primary reasons for the increases in target incentive opportunity are summarized below. For fiscal 2023, in no event could an actual cash incentive payment to any NEO exceed 225% of the NEO’s cash incentive target.

NEO(1)	FISCAL 2023 CASH INCENTIVE TARGET (% OF SALARY)	FISCAL 2022 CASH INCENTIVE TARGET (% OF SALARY)	CASH INCENTIVE TARGET INCREASE (%)	PRIMARY REASONS FOR THE CHANGE
Dr. Aart J. de Geus	200	240	(16.7)
Reflects Dr. de Geus’ contributions to Synopsys and his position change from co-Chief Executive Officer to Chief Executive Officer, the Compensation Committee increased his salary, as described above. At the same time, the Compensation Committee reduced his cash incentive target, which is expressed as a percentage of salary, to minimize the total increase, in dollar terms, of total target cash compensation compared to fiscal 2022. In all, Dr. de Geus’ total target cash compensation increased by 18.5% for fiscal 2023.

Sassine Ghazi	200	200	—	No increase.
Shelagh Glaser	100	—	—	Not applicable as Ms. Glaser was not employed in fiscal 2022. For an explanation of Ms. Glaser’s new hire cash incentive target, see page 72.
Rick Mahoney	150	125	20.0	Reflects appointment as Chief Revenue Officer and associated increase in responsibilities and competitive market considerations.
John F. Runkel, Jr.	80	75	6.7	Reflects Mr. Runkel’s contributions to Synopsys and holding power of Mr. Runkel’s target direct compensation relative to our peer group, which has evolved in recent years to reflect our growth.
(1)Mr. Pham, who retired in January 2023, did not receive a cash incentive opportunity in fiscal 2023 due to his retirement.

58

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
FISCAL 2023 PERFORMANCE MEASURES
For fiscal 2023, our Compensation Committee selected a blend of performance measures that it believed incentivized our NEOs to focus on sustained performance rather than short-term accomplishments and would contribute to our consistent revenue growth and profitability achievement. The Compensation Committee based the financial goals on the Company’s fiscal 2023 operating plan approved by the Board of Directors.
Further, the addition of our Organizational Performance Goals assisted our NEOs in advancing key diversity, equity and inclusion (DEI) and human capital management initiatives that are critical to our business and operational success. We believe these initiatives help to ensure that we consider strong, diverse, qualified candidates for management roles, and that we attract, develop, and retain key personnel.
The EIP was structured to provide a limited payment opportunity when target performance goals are narrowly missed. We believe this reduces our exposure to excessive risk-taking that can arise with “all or nothing” performance conditions and subjects our NEOs to a higher performance standard when compared to standard industry practice.

PERFORMANCE GOALS & METRICS	RATIONALE	IMPACT ON EIP & OTHER KEY FEATURES
FUNDING THRESHOLD PAYMENT GOAL
Fiscal 2023 Non-GAAP Operating Margin (Percentage of Fiscal 2023 Non-GAAP Operating Margin Target)
Establishes the level of performance that must be achieved before any payment can be attained under the EIP.
We do not believe our NEOs should earn a bonus unless Synopsys attains a minimum level of profitability.
If the threshold payment goal is achieved, each NEO would be eligible to earn up to 225% of their cash incentive target based on achievement of the goals below and other factors.
CORPORATE FINANCIAL PERFORMANCE GOALS
Fiscal 2023 Revenue	Incentivizes revenue growth and rewards efforts to retain customers and expand our business.	Must achieve ≥90% weighted average of Corporate Financial Performance Goals (60% Fiscal 2023 Revenue and 40% Fiscal 2023 Non-GAAP Operating Margin) before any payment could be earned.
Fiscal 2023 Non-GAAP Operating Margin	Ensures appropriate investment mix to drive profitability and support operating effectiveness.
REVENUE GROWTH GOALS
Fiscal 2024 Revenue Backlog (Referred to elsewhere as Revenue Growth Goal)	Encourages our NEOs to address revenue predictability in the nearer term.	Achieving <97% of Revenue Growth Goal will result in no greater than 85% of Revenue Growth Achievement Factor.
Fiscal 2025 Revenue Backlog (Referred to elsewhere as Long-Term Revenue Growth Goal)	Encourages our NEOs to address revenue growth in the longer term, thereby rewarding contributions that have a multi-year impact.	No multiplier for Long-Term Revenue Growth Goal if not fully achieved.
ORGANIZATIONAL PERFORMANCE GOALS
Increase Representation (Global Women; Global Women Leaders; and U.S. BLI)	Hiring diverse persons and leaders allows us to leverage different perspectives and backgrounds to better meet the needs of the customers that we serve.
Must achieve ≥75% weighted average of Organizational Performance Goals and ≥95% weighted average of Corporate Financial Performance Goals for Organizational Performance Goals Achievement Factor to be included in the payout formula.

Retain Talent (Undesired Turnover Percentage)	The success of our business is contingent on Synopsys retaining top talent.
Employee Engagement Score	Encouraging employee engagement as the wellbeing and happiness of our employees is integral to our continued success.

2024 Proxy Statement	59

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
PERFORMANCE AGAINST FISCAL 2023 PERFORMANCE MEASURES
Our fiscal 2023 threshold goal to earn any payment was 70.0% of our fiscal 2023 non-GAAP operating margin target of 34.2%, or 23.9%(1). We achieved this target by attaining a non-GAAP operating margin of 35.1% for fiscal 2023 and, therefore, the threshold payment goal was satisfied. Our other performance goals targets are set forth below.

ACHIEVED	Threshold Payment Goal

CORPORATE FINANCIAL PERFORMANCE GOALS	PERFORMANCE WEIGHT (%)	FISCAL 2023 ACHIEVED (%)
Fiscal 2023 Revenue	60.0	100.0
Fiscal 2023 Non-GAAP Operating Margin(1)	40.0	102.6
Average Achievement		101.1

REVENUE GROWTH GOAL	FISCAL 2023 TARGET	FISCAL 2023 ACHIEVED (%)
Fiscal 2024 Revenue Backlog(2)		101.4

LONG-TERM REVENUE GROWTH GOAL	FISCAL 2023 TARGET(3)	FISCAL 2023 ACHIEVED (%)
Fiscal 2025 Revenue Backlog(2)	—	121.1

ORGANIZATIONAL PERFORMANCE GOALS	PERFORMANCE WEIGHT (%)	FISCAL 2023 TARGET(4),(5)	FISCAL 2023 ACHIEVED (%)
Increase representation (3 Goals)(6)	30.0 (as a whole)	—	28.3
1.Global Women (increasing global women representation across Synopsys)	50. 0		97.3
2.Global Women Leaders (increasing global women in management roles within Synopsys)	25.0		97.0
3.U.S. BLI (increasing underrepresented U.S. minority representation within Synopsys)	25.0		85.3
Retain Talent (undesired turnover percentage achieved at or below target percentage)(7)	40.0		74.1
Employee Engagement Score(8)	30.0		30.8
Average Achievement			133.2

60

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
(1)Please see Appendix B for a reconciliation of non-GAAP operating margin and non-GAAP EPS growth to the most directly comparable measure reported under U.S. GAAP as well as information regarding how these measures are calculated.
(2)“Backlog” means contracted but unsatisfied or partially unsatisfied performance obligations as of October 31, 2023, which includes non-cancellable Flexible Spending Account commitments from customers where actual product selection and quantities of specific products or services are to be determined by customers at a later date, and excludes future sales-based royalty payments from the remaining performance obligations. Approximately 40% of the backlog as of October 31, 2023, excluding non-cancellable FSA, is expected to be recognized as revenue over the next 12 months. The majority of the remaining backlog is expected to be recognized in the next three years.
(3)We consider our second-year revenue backlog target to be confidential, and the disclosure of this target would cause us competitive harm. In general, the Compensation Committee sets revenue backlog targets that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.
(4)Target percentages represent percentage of total workforce. “Workforce” includes employees of Synopsys and its subsidiaries; and excludes employees with defined length of terms, interns, subsidiary interns and non-employees.
(5)The actual achievement percentage of each target is equal to the quotient obtained by dividing (i) the actual percentage amount by (ii) the target percentage amount; provided that in no event will the actual achievement percentage exceed 100%.
(6)Each fiscal 2023 target percentage reflects the representation goal for employees of each underrepresented group as compared to Synopsys’ overall employee population. Achievement of ≥75% weighted average of Organizational Performance Goals and ≥95% weighted average of Corporate Financial Performance Goals for was necessary for the Organizational Performance Goals Achievement Factor to be included in the payout formula.
(7)We calculate undesired turnover rate by dividing the number of undesired exits from Synopsys by the average headcount for the fiscal year, and we define undesired turnover as exits by high-performing employees who resigned from Synopsys to pursue other work opportunities. Undesired turnover does not include employees with low performance or whose resignation was mutual or due to personal reasons, such as retirement or returning to school.
(8)Score derived from 2023 employee semi-annual SHAPE Synopsys engagement survey results.
PERFORMANCE GOAL ACHIEVEMENT FACTOR MATRICES
The Compensation Committee also approved the performance goal achievement factor matrices described below to determine how much of the target could be paid at each level of achievement of our performance goals.
Fiscal 2023 Corporate Financial Performance Achievement Factor Matrix
The Corporate Financial Performance Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below and the weighted average achievement of our two Corporate Financial Performance Goals for fiscal 2023. Further, a 90% weighted average achievement of the Corporate Financial Performance Goals was required before our NEOs could earn an award under the EIP.
CORPORATE FINANCIAL PERFORMANCE ACHIEVEMENT FACTOR
(BASED ON FISCAL 2023 REVENUE AND OPERATING MARGIN)

Percentage of Weighted Average Achievement of Corporate Financial Performance Goals (%)	Corporate Financial Performance Achievement Factor (%)
≥110	150
100	100
90	70
<90	—
Our Corporate Financial Achievement Factor for fiscal 2023 was 105% based on a weighted average achievement of Corporate Financial Performance Goals of 101.1%.

2024 Proxy Statement	61

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2023 Revenue Growth Achievement Factor Matrix
For fiscal 2023, the Revenue Growth Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below.
REVENUE GROWTH ACHIEVEMENT FACTOR
(BASED ON FISCAL 2024 REVENUE BACKLOG)

Percentage of Weighted Average Achievement of Revenue Growth Goal (%)	Revenue Growth Achievement Factor (%)
≥105	150
100	100
<97	85
Our Revenue Growth Achievement Factor for fiscal 2023 was 112.5% based on an average achievement of revenue growth of 101.4%.
Fiscal 2023 Long-Term Revenue Growth Goal Multiplier Matrix
For fiscal 2023, achieving 100% or greater of the Long-Term Revenue Growth Goal would result in application of the Long-Term Revenue Growth Multiplier of 110%. No multiplier would be applied for any achievement below 100%.
LONG-TERM REVENUE GROWTH ACHIEVEMENT FACTOR
(BASED ON FISCAL 2025 REVENUE BACKLOG)

Percentage of Weighted Average Achievement of Long-Term Revenue Growth Goal (%)	Long-Term Revenue Growth Achievement Factor (%)
>100	110
<100	100
Our Long-Term Revenue Growth Multiplier for fiscal 2023 was 110% due to achievement of 121.1% of our Long-Term Revenue Growth Goal.

62

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2023 Organizational Performance Goals Achievement Factor Matrix
For fiscal 2023, the Organizational Performance Goals Achievement Factor was calculated pursuant to the payout matrix set forth in the table and graph below. We required a minimum weighted average achievement of 95% of our Corporate Financial Performance Goals before our NEOs could earn the Organizational Performance Goals Achievement Factor. Further, 75% weighted average achievement of the three Organizational Performance Goals was required before our NEOs could earn the Organizational Performance Goals Achievement Factor.
ORGANIZATIONAL PERFORMANCE GOALS ACHIEVEMENT FACTOR

10%
9%
8%
7%
6%
5%
Organizational Performance Goals Achievement Factor (%)
60%
80%
100%
120%
140%
Percentage of Weighted Average Achievement of Organizational Performance Goals (%)

Percentage of Weighted Average Organizational Performance Goals (%)	Organizational Performance Goals Achievement Factor (%)
≥90	10
75	8
<75	—
Because we exceeded 95% of our Corporate Financial Performance Goals for fiscal 2023, our NEOs were eligible to earn the Organizational Performance Goals Achievement Factor. Our Organizational Performance Goals Achievement Factor for fiscal 2023 was 10% based on a weighted average goal achievement of 133.2%.
EIP Payment Formula. Following achievement of the threshold goal required to earn any payment, actual cash incentive payments were only earned after our Compensation Committee reviewed the potential cash incentive payment calculations under an objective EIP payment formula that was approved in early 2023 as set forth below.

Potential Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Performance Achievement Factor	X	Revenue Growth Achievement Factor (if applicable)	X	Long-Term Revenue Growth Goal Multiple (if applicable)	+	Organizational Performance Goals Achievement Factor (if applicable)
The Compensation Committee was empowered to adjust potential cash incentive payments, regardless of whether any multiplier was earned. In no event could an actual cash incentive payment to an NEO exceed 225% of the NEO’s cash incentive target.
Actual Fiscal 2023 Cash Incentive Payments. Based on our achievement of EIP performance goals, the calculation of individual cash incentives, using the EIP Payment Formula yielded potential calculated awards of 139.9% of our NEOs’ targets, which was based on:

139.9%				105%		112.5%		110.0%		10%
Achieved Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Performance Achievement Factor	X	Revenue Growth Achievement Factor	X	Long-Term Revenue Growth Achievement Factor	+	Organizational Performance Goals Achievement Factor

2024 Proxy Statement	63

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
The table below shows the amount of the fiscal 2023 EIP awards that were earned, the target cash incentive payments, the cash incentive payments that would have been made based on the formulaic results described above, and the actual cash incentive payments that were made as a result of the Compensation Committee’s decisions discussed above.

NEO(1)	TARGET CASH INCENTIVE PAYMENT ($)	CALCULATED POTENTIAL CASH INCENTIVE AMOUNT BASED ON PERFORMANCE ACHIEVEMENT (EQUAL TO 139. 9% OF TARGET) ($)	ACTUAL CASH INCENTIVE PAYMENT ($)	DIFFERENCE BETWEEN POTENTIAL AND ACTUAL CASH INCENTIVE PAYMENT ($)	RATIONALE
Dr. Aart J. de Geus	1,450,000	2,028,550	1,958,000	(70,550)	Reduction as part of the long-term management succession planning.
Sassine Ghazi	1,250,000	1,748,750	1,938,000	189,250
Increase as part of the long-term management succession planning and material increase in the role and responsibilities, and to reflect contributions to Synopsys’ sustained strong performance and to improve competitiveness and holding power.

Shelagh Glaser	547,107(2)	765,403	794,000	28,597	Increase to reflect contributions to Synopsys’ strong performance and to improve competitiveness and holding power.
Rick Mahoney	675,000	944,325	980,000	35,675	Increase to reflect contributions to Synopsys’ strong performance and to improve competitiveness and holding power.
John F. Runkel, Jr.	360,000	503,640	468,000	(35,640)	Reduced to better align pay with Synopsys' broader management team.
(1)Mr. Pham, who retired in January 2023, did not receive a cash incentive opportunity in fiscal 2023 due to his retirement.
(2)Ms. Glaser received an initial annual base salary of $600,000 on a pro-rated basis and was eligible for an annual cash incentive target opportunity equal to 100% of her pro-rated base salary under our Executive Incentive Plan.

64

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Equity Awards
We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation and by providing retention incentives through multi-year vesting periods.
FISCAL 2023 EQUITY AWARDS – ANNUAL EQUITY AWARDS
Our Compensation Committee granted the following annual equity awards in the first quarter of fiscal 2023 to our NEOs, other than Mr. Pham who did not receive any awards due to his retirement in January 2023, under our 2006 Employee Plan:

Annual performance-based restricted stock units (Annual PRSUs), which are eligible to vest only upon the achievement of pre-established performance criteria over a three-year performance period. See table below for more information on the Fiscal 2023 PRSU Program.

Annual time-based restricted stock units (Annual RSUs), which vest in four equal annual installments to contribute to longer-term retention. Annual RSUs also promote long-term performance as their value is directly linked to increases and decreases in our stock price, further aligning NEO interests with long-term stockholders. Annual RSUs have upside potential but deliver value even during periods of market or stock price underperformance.

Stock options with time-based vesting, which vest over four years with 25% of the shares vesting on the one-year anniversary of the grant date, and the remaining shares vesting quarterly thereafter. Stock options encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest.

SUMMARY OF CHANGES TO THE FISCAL 2023 PRSU PROGRAM
To better align our PRSU program with compensation governance best practices and to help us advance our next stage of strategic growth, which is focused on promoting continued revenue growth and sustained value creation for our stockholders, the Compensation Committee made the adjustments listed in the table below.

CHANGE	Performance Period & Goal	rTSR Modifier	Vesting Schedule
PREVIOUS PRSUs	Based on two-year(1) revenue growth goal
rTSR modifier based on our stock price ranking as measured against the S&P 500 Information Technology Sector Index(2) over a two-year period
Performance below 50th percentile results in downward adjustment
Performance above 50th percentile results in upward adjustment

Vests over three years
50% after two-year performance period upon certification of achievement against goals by the Compensation Committee and 50% the following year (subject to continued employment through each vesting date)

2023 PRSUs	Based on three-year(1) revenue growth goal	Same design as the previous PRSUs except measured over a three-year period
Vests after three years
100% after three-year performance period upon certification of achievement against goals by the Compensation Committee (subject to continued employment through each vesting date)

RATIONALE FOR CHANGE	Incentivizes long-term sustained revenue growth
Incentivizes long-term sustained value creation over three-year period relative to other tech companies, aligns executive officer interests with long-term stockholder interests, and filters out macroeconomic and other factors that are not within management’s control

Encourages long-term retention as well as promotes long-term performance, as PRSUs are directly subject to increases and decreases in our stock price relative to peers, further aligning NEO interests with long-term stockholder interests

(1)A three-year performance period was selected in connection with transitioning from our prior practice of two-year performance periods starting with the annual PRSUs that we granted for fiscal 2023.
(2)The S&P 500 Information Technology Sector Index was selected to provide a broad representation of the potential opportunity cost of investing in Synopsys vs. other technology companies from an investor’s perspective.

2024 Proxy Statement	65

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
The number of annual stock options, annual RSUs and annual PRSUs that each NEO received, and their aggregate grant date fair value is set forth in the table below.

NEO(1)	STOCK OPTIONS (#)(2)	RSU SHARES (#)(3)	PRSU SHARES (#)(4)	GRANT DATE FAIR VALUE OF EQUITY AWARDS ($)
Dr. Aart J. de Geus	21,196	7,054	14,107	10,040,676
Sassine Ghazi	15,897	5,290	10,580	7,530,241
Shelagh Glaser(5)	9,538	3,174	6,348	4,518,121
Rick Mahoney	9,538	3,174	6,348	4,518,121
John F. Runkel, Jr.	4,875	1,623	3,245	2,309,691
(1)Mr. Pham, who retired in January 2023, did not receive equity awards in fiscal 2023 due to his retirement.
(2)Stock options vest as to 25% of the shares subject to the option grant on the first anniversary of the grant date and as to 3/48ths of such shares per quarter thereafter, such that all shares subject to the option will be fully vested on February 17, 2027, subject to the NEO providing continuous services to us.
(3)Annual RSUs vest as to 25% of the shares subject to the award on each anniversary of the vesting commencement date, such that the entire award will be fully vested on March 15, 2027, subject to the NEO providing continuous services to us.
(4)The Fiscal 2023 Annual PRSUs vest over a three-year period. For further detail, see footnote 12 to the table titled “Outstanding Equity Awards at Fiscal 2023 Year-End” on page 83.
(5)Excludes Ms. Glaser’s new hire equity awards but includes her fiscal 2023 annual equity awards.
Target Value. The size of the annual equity awards granted to each NEO in the second fiscal quarter of fiscal 2023 is based on an estimated target dollar value. The Compensation Committee considered the NEO’s role and responsibilities, historical compensation levels, the impact of award size on our burn rate, pay at comparable companies (which has evolved in recent years to reflect our growth) and internal pay equity in determining awards. The Compensation Committee did not apply a specific formula that weighs these factors. Our equity budget for the coming year was also a critical factor, as the Compensation Committee is mindful of potential stockholder dilution and internal pay equity between our NEOs and employees in general when approving grants.
The target dollar value was converted into a number of shares based on estimated conditions on the grant date, as described in “Equity Element Allocation” below. The grant date fair value, which is disclosed in the table above and in the subsection titled "Summary Compensation Table" within the "Executive Compensation Tables" section below reflects the accounting value on the grant date. The following table sets forth the initial target value of each NEO’s equity grants compared to the previous year.

INITIAL TARGET DOLLAR VALUE FOR ANNUAL EQUITY GRANTS OF ALL NEOs
NEO	FISCAL 2023 APPROVED TARGET DOLLAR VALUE ($)	FISCAL 2022 APPROVED TARGET DOLLAR VALUE ($)	DIFFERENCE FROM FISCAL 2022 (%)	PRIMARY REASONS FOR THE CHANGE
Dr. Aart J. de Geus	10,000,000	7,000,000	42.9	Reflects contributions to Synopsys’ sustained strong performance and position change from co-Chief Executive Officer to Chief Executive Officer.
Sassine Ghazi	7,500,000	6,000,000	25	Reflects contributions to Synopsys’ sustained strong performance, market competitiveness and holding power, and individual performance.
Shelagh Glaser	4,500,000	—	—	Not applicable as Ms. Glaser did not participate in our annual equity award program in fiscal 2022. For an explanation of the target value of Ms. Glaser’s annual equity grant, see page 72.
Rick Mahoney	4,500,000	—	—	Not applicable as Mr. Mahoney did not participate in our annual equity award program in fiscal 2022. Target value of fiscal 2023 annual equity grant reflects role and responsibilities, market competitiveness, and internal equity considerations.
John F. Runkel, Jr.	2,300,000	2,300,000	—	No increase.
(1)Mr. Pham, who retired in January 2023, did not receive equity awards in fiscal 2023 due to his retirement.

66

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Equity Element Allocation. After choosing the estimated target dollar value for each NEO’s annual equity awards, the Compensation Committee sought to allocate approximately 50% of the dollar value to PRSUs to ensure that a significant portion of each NEO’s annual equity awards is tied to key performance goals and the remaining amount equally between RSUs and stock options. To determine the target number of PRSUs and RSUs that were granted to the NEOs in fiscal 2023, the Compensation Committee used our closing stock price on the grant date to calculate an award worth approximately 75% of the estimated target dollar value, with approximately 50% allocated towards PRSUs and approximately 25% allocated towards RSUs. For stock options, the Compensation Committee used a Black-Scholes option-pricing model to estimate the fair value of a stock option share on the expected grant date. The actual grant date fair value of the PRSUs reflected in the subsection titled "Summary Compensation Table" within the "Executive Compensation Tables" section below is different because the grants were based on estimates of conditions on the grant date.
Fiscal 2023 Annual PRSU Terms. For our Fiscal 2023 Annual PRSUs, the Compensation Committee selected Synopsys’ compound annual growth rate of revenue for the fiscal 2023 to 2025 period (the 2023 - 2025 Revenue CAGR). The actual number of shares that are eligible to vest depends on the level of achievement of our 2023 - 2025 Revenue CAGR goal (the Fiscal 2023 - 2025 Revenue CAGR Goal). Achievement below 80% of our 2023 - 2025 Revenue CAGR goal will result in no PRSUs being earned. Further, rTSR below the 25th percentile will result in a modifier of 0% being applied and no PRSUs being earned.
OVERVIEW OF FISCAL 2023 PRSU PERFORMANCE GOALS

Number of PRSUs Earned	=	Target Number of PRSUs Granted	X	Fiscal 2023 — 2025 Revenue CAGR Multiplier	X	rTSR Rank Modifier

Fiscal 2023 - 2025 Revenue CAGR Multiplier. The Fiscal 2023 - 2025 Revenue CAGR Multiplier will be calculated pursuant to the payout matrix set forth in the table and graph below following the completion of fiscal 2025 based on achievement against the Fiscal 2023 - 2025 Revenue CAGR Goal set forth below.
FISCAL 2023 PRSUs REVENUE CAGR MULTIPLIER

Percentage Achievement of Revenue CAGR Goal (%)	Percentage of Annual PRSUs Eligible to be Earned (%)
≥110	150
100	100
80	50
<80	—
Adjustments. The Compensation Committee will adjust the 2023 - 2025 Revenue CAGR for any fiscal year during the performance period to: (1) add back (i) all unreimbursed lost revenue incurred as a result of unusual or non-recurring transactions or events during the performance period to the extent such unreimbursed lost revenues exceed $100,000,000; (ii) all lost revenue as a result of changes in trade or public policies to the extent that such lost revenue exceeds $100,000,000; (iii) revenue for any negative incremental impact that exceeds $100,000,000 and is the result of a new accounting standard or guidance issued by the Financial Accounting Standards Board (FASB), SEC or other governing accounting body adopted or applied by the Company; and (iv) any revenue exceeding $100,000,000 for any business or segment of a business that has been sold, discontinued, or spun-off during the performance period, calculated on a per disposition basis from the same period from the last full year of operations prior to disposal, and (2) exclude, for all fiscal years in the performance period, all post-acquisition revenue of businesses acquired during the performance period exceeding $100,000,000 calculated on a per acquisition basis.

2024 Proxy Statement	67

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
rTSR Modifier. The rTSR Modifier will be calculated pursuant to the payout matrix set forth in the table and graph below based on Synopsys’ rTSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2025 as set forth below.
FISCAL 2023 PRSUs rTSR MODIFIER

Percentile Achievement of rTSR Modifier	Percentage of Annual PRSUs Eligible to be Earned (%)
≥75th Percentile	125
50th Percentile	100
25th Percentile	75
<25th Percentile	—
PAYOUT OF FISCAL 2022 PRSU GRANTS
As noted above, the Compensation Committee previously approved annual PRSU grants to our NEOs (Fiscal 2022 Annual PRSUs), which were eligible to vest only upon the achievement of a pre-established compound annual growth rate of revenue goal of 13% (the 2022 - 2023 Revenue CAGR) for the fiscal 2022 to 2023 period (the Fiscal 2022 - 2023 Revenue CAGR Multiplier) and the application of a rTSR modifier, in each case, over a two-year performance period as described below.
OVERVIEW OF FISCAL 2022 PRSU PERFORMANCE GOALS

Number of PRSUs Earned	=	Target Number of PRSUs Granted	X	Fiscal 2022 - 2023 Revenue CAGR Multiplier	X	rTSR Rank Modifier

68

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2022 - 2023 Revenue CAGR Multiplier. The Fiscal 2022 - 2023 Revenue CAGR Multiplier was calculated based on Synopsys’ actual 2022 - 2023 Revenue CAGR of 17.9%, pursuant to the payout matrix set forth in the table and graph below following the completion of fiscal 2023, which resulted in a Fiscal 2022 - 2023 Revenue CAGR Multiplier of 150%.
FISCAL 2022 PRSUs REVENUE CAGR MULTIPLIER

Percentage Achievement of Revenue CAGR Goal (%)	Percentage of Annual PRSUs Eligible to be Earned (%)
≥110	150
100	100
80	50
<80	—
Actual Achievement: 137.6	150
Adjustments. Pursuant to preapproved criteria, the Compensation Committee adjusted the 2022 - 2023 Revenue CAGR for each of the fiscal years during the performance period to (1) add back (i) all unreimbursed lost revenue incurred as a result of unusual or non-recurring transactions or events during the performance period to the extent such unreimbursed lost revenues exceed $100,000,000; (ii) all lost revenue as a result of changes in trade or public policies to the extent that such lost revenue exceeds $100,000,000; (iii) revenue for any negative incremental impact that exceeds $100,000,000 and is the result of a new accounting standard or guidance issued by the FASB, SEC or other governing accounting body adopted or applied by the Company; and (iv) any revenue exceeding $100,000,000 for any business or segment of a business that has been sold, discontinued, or spun-off during the performance period, calculated on a per disposition basis from the same period from the last full year of operations prior to disposal, and (2) exclude, for all fiscal years in the performance period, all post-acquisition revenue of businesses acquired during the performance period exceeding $100,000,000 calculated on a per acquisition basis.

2024 Proxy Statement	69

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
rTSR Modifier. The rTSR Modifier was calculated based on Synopsys’ actual 95th percentile ranking as measured against the S&P 500 Information Technology Sector Index pursuant to the payout matrix set forth in the table and graph below following the completion of fiscal 2023, which resulted in a rTSR Rank Modifier of 125%.
FISCAL 2022 rTSR MODIFIER

Percentile Achievement of rTSR Modifier	Percentage of Annual PRSUs Eligible to be Earned (%)
≥75th Percentile	125
50th Percentile	100
25th Percentile	75
<25th Percentile	—
Actual Percentile: 95th Percentile	125
The application of the Fiscal 2022 - 2023 Revenue CAGR Multiplier and the rTSR Modifier resulted in a 187.5% payout factor. Each NEO’s number of PRSUs that were earned and vested are set forth in the table below:

NEO	TARGET PRSU SHARES (#)	PRSUs THAT WERE EARNED ON 12/12/23(#)(2)	PRSUs THAT VESTED ON 12/12/23 (#)(3)
Dr. Aart J. de Geus	12,169	22,817	11,409
Sassine Ghazi	10,431	19,559	9,780
Shelagh Glaser	7,181	13,465	6,733
Rick Mahoney	7,833	14,687	7,344
John F. Runkel, Jr.	3,999	7,499	3,750
(1)Mr. Pham was not granted any Fiscal 2022 Annual PRSUs.
(2)Reflects number of PRSUs that were earned based on a 187.5% payout factor.
(3)The remaining 50% will vest on December 8, 2024, subject to the NEO providing continuous services to us.

70

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance, our tax-qualified 401(k) plan, and our Employee Stock Purchase Plan. We believe these benefits are consistent with benefits provided by our peer group and help us attract and retain high quality executives.

No executive perquisites or other special executive benefits were given to our NEOs in fiscal 2023, except for Ms. Glaser and Mr. Mahoney, who received certain relocation benefits. In general, Synopsys and our Compensation Committee do not provide perquisites to our NEOs.

Deferred Compensation Plans

We offer a deferred compensation program that allows highly compensated individuals, including our NEOs, to save a portion of their compensation on a tax-deferred basis to remain competitive with our peer companies and because the tax benefit it offers comes at a relatively low cost to us. The program is currently administered through two non-qualified deferred compensation plans, one of which is a legacy plan and closed to new participants. Under these plans, participants may elect to defer up to 50% of their salaries and up to 100% of their cash incentive compensation.

Severance and Change of Control Benefits(1)

NAME OF PLAN	MATERIAL FEATURES

Executive Change of Control Severance Benefit Plan (Covers all NEOs except for Chief Executive Officer and Executive Chair)
•“Double trigger” provisions to preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control, and protect executives in the event of job loss.
•A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
•Provides for benefits comparable to benefits offered by members of our peer group, which helps us attract talented executives and maintain a consistent management team.

Executive Severance Benefit and Transition Plan (Covers all NEOs except for Chief Executive Officer and Executive Chair)
•Limited cash severance and equity acceleration benefits.
•A departing executive officer must sign a separation and release agreement acceptable to us and comply with certain non-compete, non-solicitation and non-disparagement provisions as a condition to receiving post-employment compensation payments or benefits.
•Further, an executive officer may be required to serve as a part-time employee in a pre-defined role for up to 9 months (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of Synopsys to ensure a smooth transition.
•Provides for benefits comparable to benefits offered by members of our peer group, which helps us attract talented executives and maintain a consistent management team.

Chief Executive Officer Employment Agreement (Sassine Ghazi)
•Limited cash severance benefits outside of a change in control and double trigger provisions in the event of a change in control.
•Departing chief executive officer must sign a separation and release agreement as a condition to receiving post-employment compensation payments or benefits.
•Provides for benefits comparable to benefits offered by members of our peer group, which helps us attract talented executives and maintain a consistent management team.

Executive Chair Agreement (Dr. Aart J. de Geus)
•No severance benefits outside of a change in control and double trigger provisions in the event of a change in control.
•Departing executive chair must sign a separation and release agreement as a condition to receiving post-employment compensation payments or benefits.

Equity Plan
•If Synopsys is acquired and the surviving company does not assume, replace, or otherwise continue our outstanding equity awards, our 2006 Employee Plan provides that all equity awards held by all employees will fully vest.
•We provide this benefit to all employees who hold equity awards under our 2006 Employee Plan to promote the stability and focused service of our workforce during a potentially uncertain time.

(1)Reflects the severance and change in control arrangements that were in place as of the date of this proxy statement. See “Potential Payments Upon Termination of Employment or Change of Control” beginning on page 87 of this Proxy Statement for more information.

2024 Proxy Statement	71

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
See the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below for more information regarding each of these plans or arrangements as well as our potential or actual payment obligations as of the last day of fiscal 2023.
CFO New Hire Package
Shelagh Glaser joined Synopsys as our Chief Financial Officer in December 2022 from Zendesk, Inc., a software-as-a-service company, where she served as Chief Financial Officer. We believe that Ms. Glaser will be able to use her financial, strategic, and operational experience in scaling large businesses to build on our success.
In connection with Ms. Glaser’s appointment as Chief Financial Officer, the Compensation Committee reviewed Ms. Glaser’s proposed compensation package with Synopsys’ independent compensation consultant and, in conjunction with its approval of the final terms, considered her role and responsibilities, historical compensation levels, pay at comparable companies, internal pay equity and, in the case of equity awards, the impact of the size of her equity awards on our equity burn rate and equity budget. In addition to the standard NEO compensation package of base salary, cash incentive and annual equity grants, Mr. Glaser also received a new hire equity grant and relocation payment, as described below.

COMPENSATION ELEMENT	CFO NEW HIRE PACKAGE	RATIONALE

BASE SALARY RATE	$600,000 per year	•Provides a predictable level of income; reflects role and responsibilities as well as market competitiveness.

CASH INCENTIVE	100% of base salary	•Reflects role and responsibilities as well as market competitiveness and internal equity considerations. Ties additional upside earning opportunity to Company and individual performance results.

NEW HIRE EQUITY GRANTS
•Non-qualified stock option with a grant date value of $2,500,000, which vests over four years pursuant to our standard option vesting schedule;
•PRSU award with a fair market value of $2,500,000, which was subject to the terms of our fiscal 2022 PRSU program, as described above;
•RSU award with a fair market value of $5,000,000, which vests over four years in equal annual installments; and
•RSU award with a fair market value of $2,000,000 in lieu of a cash signing bonus, which vested in June 2023

•Represents inducement awards which are performance-based and/or contingent on our stock price increasing without any special severance or termination provisions.
•Inducement awards are consistent with new hire packages at comparable companies and reflect internal pay equity, equity burn rate and equity budget considerations.
•Providing an RSU award, in lieu of a cash signing bonus, provides immediate alignment of Ms. Glaser’s interests with those of our long-term stockholders and ensures that a greater portion of her new hire compensation is tied to our stock price.

ANNUAL EQUITY GRANTS	Annual equity awards with a total value of approximately $4,500,000	•Reflects role and responsibilities as well as market competitiveness and internal equity considerations.

RELOCATION PAYMENT
$1,150,000 relocation assistance payment subject to repayment if (i) the Company terminates Ms. Glaser’s employment for cause or she resigns within two years of her employment start date, or (ii) Ms. Glaser fails to relocate within 15 days of August 1, 2023.

•Help defray relocation costs and the significant cost of living increase associated with relocation to the San Francisco Bay Area.
•Reflects importance of Ms. Glaser’s role and the considerable operational benefits that would be generated from working primarily at the Company’s headquarters.

72

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Key Fiscal 2024 NEO Compensation Decisions
Chief Executive Officer Transition
Following a systematic, multi-year succession planning process, on January 1, 2024, Mr. Ghazi succeeded Dr. de Geus, as Chief Executive Officer, and Dr. de Geus transitioned from his role as Chief Executive Officer to Executive Chair. Dr. de Geus, who founded Synopsys in 1986, grew the company from a disruptive start-up to a technology and market leader in EDA, design IP and software security. As Executive Chair, his focus is championing our unique culture and technical innovation both inside and outside the company, while serving as a positive ’multiplier’ on the bandwidth and expertise of our new Chief Executive Officer. Key aspects of Dr. de Geus’ role include serving as the Chair of our Board of Directors, providing strategic advice to our Chief Executive Officer, continuing work on the Board of the Synopsys Foundation and on ESG initiatives, and helping to maintain key external stakeholder relationships. See page 26 for additional information on Synopsys' Senior Management Development and Succession Planning.
Mr. Ghazi was appointed as Chief Executive Officer, in addition to continuing his role as our President, effective January 1, 2024. Over his 25-year career at Synopsys, we believe Mr. Ghazi has embodied our values and culture, has driven our innovative technology, has shown strong operational experience in running Synopsys, and has built deep, trusting relationships with our employees, customers, and eco-system stakeholders.
Chief Executive Officer Compensation and Benefits
In connection with Mr. Ghazi’s appointment as our Chief Executive Officer, he entered into an employment agreement with Synopsys and ceased to participate in the Executive Change of Control Severance Benefit Plan and Executive Severance Benefit and Transition Plan. In determining the terms of Mr. Ghazi’s employment agreement, the Compensation Committee considered the recommendations of our independent compensation consultant, Aon, as well as Mr. Ghazi’s substantial role and responsibilities, the importance of his role to Synopsys’ long-term success, Synopsys’ sustained strong performance during his tenure as President and Chief Operating Officer, Chief Executive Officer compensation at comparable companies and the desire to provide a competitive compensation package in-line with our peers with significant holding power, and the impact of the size of his equity awards on our equity burn rate and equity budget.
Under the terms of his employment agreement, his salary was increased from $625,000 to $840,000, which was in the 25th percentile of salary for equivalent roles at our peers, with his target cash incentive opportunity as a percentage of salary remaining unchanged at 200%, in-line with our peers. Further, the target value of Mr. Ghazi’s annual equity grants was increased from $7,500,000 to $15,000,000, which was in the 50th percentile of annual equity grants for equivalent roles at our peers, and Mr. Ghazi received a one-time equity grant in connection with his promotion with a target value of $8,000,000, 100% of which was in the form of PRSUs. Two-thirds of Mr. Ghazi’s equity awards granted in fiscal 2024 are performance based to emphasize longer-term financial and organizational performance and commitment to stockholder alignment.
Mr. Ghazi is also entitled to certain enhanced severance benefits, the terms of which are described in more detail below in the section entitled “Potential Payments upon Termination of Employment or Change of Control.”
Executive Chair Compensation
Dr. de Geus’ employment agreement and related severance benefits terminated upon his transition to Executive Chair, and after considering Dr. de Geus’ new role and responsibilities, market data for similar roles, and the recommendations of our Compensation Committee’s independent compensation consultant, Aon, the Compensation Committee approved a base salary of $725,000 for Dr. de Geus and target equity grant value of $8,000,000.
Other NEO Compensation
The Compensation Committee increased the target equity for each of Ms. Glaser and Mr. Mahoney by 33% and 20%, respectively, in light of market conditions and individual performance.

2024 Proxy Statement	73

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Our Compensation Decision-making Process

ROLE OF COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
•Our Compensation Committee is responsible for determining NEO compensation and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy and compensation programs, changes in compensation governance, compliance rules and best practices, and the composition of our peer group for pay comparisons.
•Prior to approving target compensation levels for the upcoming fiscal year, our Compensation Committee reviews tally sheets for each NEO to review how each core element of compensation relates to other elements and to total pay.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
•Our Compensation Committee directly retained the services of Aon as its independent compensation consultant for fiscal 2023.
•The Compensation Committee conducts an annual assessment of its consultant’s performance and re-appoints its consultant each year.
•The Compensation Committee assessed the independence of Aon pursuant to the Nasdaq Listing Standards and applicable federal securities laws and concluded that Aon is independent and that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

In fiscal 2023, the Compensation Committee services provided by Aon included:
•Assisting in the selection of our peer group companies for fiscal 2024;
•Providing and analyzing compensation market data;
•Helping the Compensation Committee interpret compensation market data;
•Assisting in the review of recent governance trends for potential policy updates;
•Advising on the reasonableness of our NEO compensation levels and programs as well as the design of our PRSU program;
•Advising on our new Chief Financial Officer compensation package;
•Advising on our new Chief Executive Officer and Executive Chair compensation packages;
•Assisting in the review of non-employee director compensation, including providing compensation market data;
•Assisting in the review of the NEO compensation disclosure in this Proxy Statement;
•Conducting a detailed review of our cash and equity compensation plans to provide an independent view of the risks associated with our compensation programs, including those for our NEOs; and
•Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private sessions.
In addition to the approximately $301,000 in fees we paid Aon for services provided to our Compensation Committee, we also paid approximately $144,000 in fees to Aon during fiscal 2023 for access by our Human Resources department to Aon’s general employee compensation benchmarking data, access to immigration prevailing wage reports, and benefits-related work in certain foreign jurisdictions. The decision to engage Aon for these services was made by management and approved by the Compensation Committee.

ROLE OF MANAGEMENT
•Our Compensation Committee discusses NEO performance assessments and compensation targets with our Chief Executive Officer and our Chief People Officer.
•Our Compensation Committee oversees a comprehensive assessment process that includes ongoing feedback from our Board of Directors to members of our senior management and is facilitated by our Chief People Officer.
•We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Aon’s recommendations in those contexts. No NEO is present for Compensation Committee decisions related to their individual compensation.

74

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Peer Group Comparisons
Our Compensation Committee reviews compensation data from a specific group of companies that are similar in scale and organizational complexity in considering the compensation of our NEOs. In June 2022, the Compensation Committee selected peer group companies for fiscal 2023 with an emphasis on companies that (1) were business or labor market competitors in the software (excluding gaming and e-commerce software companies) or fabless semiconductor industries; (2) generated annual revenues between approximately 0.5 and 2.5 times Synopsys’ revenue (approximately $2.5 billion to $12.5 billion); and (3) had a market capitalization between approximately 0.5 and 3.0 times Synopsys’ market capitalization (approximately $20.0 billion to $120.0 billion). Our peer group for fiscal 2023 was as follows:

FISCAL 2023 PEER GROUP
Akamai Technologies, Inc.	Marvell Technology Group Ltd.
Analog Devices, Inc.	Microchip Technology Inc.
ANSYS, Inc.	NetApp, Inc.
Autodesk, Inc.	Open Text Corporation
Cadence Design Systems, Inc.	Palo Alto Networks Inc.
Fortinet, Inc.	ServiceNow, Inc.
Intuit Inc.	Splunk Inc.
Keysight Technologies Inc.	Workday Inc.
KLA Corporation
Analog Devices, Inc. KLA Corporation and NetApp, Inc. were added to our fiscal 2023 peer group because they meet the financial criteria set forth above, are companies with which we compete for talent, and operate in similar or adjacent industries as Synopsys. Advanced Micro Devices, Inc., Citrix Systems, Inc., Gen Digital Inc. (f/k/a NortonLifeLock, Inc.), Nuance Communications, Inc., Teradata Corporation and Xilinx, Inc. were removed from our fiscal 2023 peer group because they no longer meet the financial criteria set forth above or had become part of another organization through an acquisition.
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions. The Compensation Committee also accounts for individual performance, an NEO’s level of experience and responsibilities, internal pay equity, the Company’s compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s reasonable judgment.
Stock Ownership Guidelines
We maintain share ownership guidelines, which we require individuals employed in specified positions to own certain levels of stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Under our current share ownership guidelines, each of our continuing NEOs is required to hold the number of shares set forth below; provided, however, that if the value of any NEO’s shares drops below the applicable Minimum Value set forth below, such NEO will be required to hold the number of shares equal to the Minimum Value.

NEO(1)	SHARE NUMBER (#)	MINIMUM VALUE ($)
Sassine Ghazi(2)	25,000	4,400,000
Dr. Aart J. de Geus(2)	12,500	2,200,000
Shelagh Glaser	6,500	1,100,000
Rick Mahoney	6,500	1,100,000
John F. Runkel, Jr.	6,500	1,100,000
(1)Mr. Pham ceased to be subject to our share ownership guidelines after his service as an executive officer terminated.
(2)In connection with Dr. de Geus transitioning into the role of Executive Chair and Mr. Ghazi being appointed Chief Executive Officer, both effective January 1, 2024, Dr. de Geus’ required number of shares and Minimum Value were reduced from 25,000 and $4.4 million, respectively, to the amounts set forth in the table above, and Mr. Ghazi’s required number of shares and Minimum Value were increased from 12,500 and $2.2 million, respectively, to the amounts set forth in the table above.

2024 Proxy Statement	75

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Other Important Compensation Practices

POLICY	CONSIDERATIONS	MATERIAL FEATURES

Anti-Hedging Policy	•Hedging insulates executives from stock price movement and reduces alignment with stockholders.
•Pursuant to our insider trading policy, all employees, including our NEOs, and our directors are prohibited from engaging in the following types of hedging transactions involving our common stock: (1) selling short any Synopsys stock or other Synopsys securities and (2) buying or selling puts or calls or other derivatives of Synopsys securities, or otherwise entering into any hedging arrangements involving Synopsys securities.

Anti-Pledging Policy	•Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	•Our insider trading policy prohibits our employees, including our NEOs, and our directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Equity Grant Timing Policy	•Equity award grants should not be timed to take advantage of the release of material nonpublic information.
•Executives are generally granted equity awards at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance, and on a date when the option exercise price reflects a fully informed market price.
•New-hire, promotional or special recognition equity grants for executives are made shortly after the occurrence of the applicable event but not during closed windows.

Equity Burn Rate Policy	•Dilution to our existing stockholders should be closely managed.
•The Compensation Committee approves an annual gross equity budget at the beginning of the year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the software and services industry more generally.

Clawback Policy	•We must be able to recoup incentive compensation from executive officers in the event of a restatement of our financial statements.
•As required under Nasdaq Listing Standards and SEC rules, we must “clawback” incentive compensation paid to our executive officers in the event of a restatement of our financial statements that are filed with the SEC if less compensation would have been earned by the executive officer based on the restated financial results.

76

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Executive Compensation Risk Management
The following characteristics of our executive compensation program work to reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:
•Compensation allocation between fixed and variable, annual and long-term, and cash and equity compensation encourages strategies and actions that are in the Company’s long-term best interests;
•Base salaries are positioned to be consistent with executive officers’ responsibilities, so they are not motivated to take excessive risks to achieve financial security;
•Incentive awards are determined based on a variety of performance indicators, thus diversifying the risk associated with any single performance factor;
•Design of long-term compensation program rewards executive officers for driving sustainable, profitable growth for stockholders;
•Vesting periods for equity compensation awards encourage executive officers to focus on sustained stock price appreciation;
•Incentive plans are not overly leveraged with maximum payout caps and have design features that are intended to balance pay for performance with an appropriate level of risk-taking;
•Clawback policy, which provides for the recoupment of incentive compensation paid to executive officers in the event of a restatement of our financial statements;
•Prohibition on hedging and pledging of shares by our executive officers and directors to reduce risks to stockholder value; and
•Stock ownership guidelines, which align the interests of our executive officers with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making.
Conclusion
We remain strongly committed to our pay for performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our Compensation Committee gives careful consideration to each core element of direct compensation for each NEO. The Compensation Committee believes our NEO compensation program is effective in advancing our corporate goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to strive for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risk-taking.
Compensation Committee Report*
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our 2023 Annual Report on Form 10-K for filing with the SEC.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
John G. Schwarz, Chair of Compensation Committee for fiscal 2023
Marc N. Casper
Janice D. Chaffin
Bruce R. Chizen
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

2024 Proxy Statement	77

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Compensation Risk Assessment
Our Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, our Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
•Our compensation philosophy;
•Comparative compensation at peer group companies;
•Our core compensation element mix; and
•The terms and payments under our cash and equity incentive plans.
As part of that review, our Compensation Committee requested Aon to perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary. The Compensation Committee considered the following, among other factors, when determining the level of risk:

RISK ASSESSMENT FACTOR	RISK MITIGATION APPROACH
Revenue model and cash incentive plan	Encourage our employees to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
Allocation of compensation	Effectively balances short-term performance and long-term performance.
Cash and equity incentive awards
Focus on both near-term and long-term goals and, in the case of equity incentive awards, provide for compensation over a multi-year period, to encourage our employees to remain focused on our performance beyond the immediate fiscal year.

Performance goals for our cash and equity incentive awards	Use a variety of performance metrics, which diversifies the risk associated with any one metric or aspect of performance.
Cash and equity incentive awards	Contain a range of performance levels and payouts to discourage employees from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.
Executive Incentive Plan
Caps cash incentive payments at a maximum award size and also includes a threshold for funding affordability. In addition, the Compensation Committee retains discretion to adjust our employees’ incentive payments under the plan.

Cash incentive payments and equity awards for Executive Officers	Subject to a clawback policy to recover incentive compensation paid to Executive Officers in the event of a financial restatement.
Based upon this assessment, our Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, John G. Schwarz, Marc N. Casper, Janice D. Chaffin, Bruce R. Chizen and Chrysostomos L. “Max” Nikias served on the Compensation Committee. Dr. Nikias was not renominated for election to the Board of Directors and his term expired at the conclusion of the 2023 Annual Meeting of Stockholders. John G. Schwarz was named Chair of the Compensation Committee in February 2023. None of the members of the Compensation Committee is, nor was during fiscal 2023, an officer or employee of Synopsys, none of the members of the Compensation Committee was formerly an officer of Synopsys, and none had or have any relationships with Synopsys that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serve or, during fiscal 2023, served as a member of a board of directors or compensation committee of any entity that has or, during fiscal 2023, had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

78

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table shows compensation awarded to, paid to, or earned by each of our NEOs for each of the last three fiscal years. Our NEOs for fiscal 2023 consisted of: Dr. de Geus, our Executive Chair; Mr. Ghazi, our President and Chief Executive Officer; Ms. Glaser, our Chief Financial Officer; Mr. Mahoney, our Chief Revenue Officer; Mr. Runkel, our General Counsel and Corporate Secretary; and Mr. Pham, our former Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Dr. Aart J. de Geus Executive Chair of the Board of Directors	2023	678,750	—	7,540,580	2,500,096	1,958,000	3,650	12,681,076
	2022	540,000	—	5,167,366	1,750,079	2,595,000	6,050	10,058,495
	2021	540,000	—	5,250,326	1,750,009	2,430,000	4,650	9,974,985
Sassine Ghazi President and Chief Executive Officer	2023	593,750	—	5,655,169	1,875,072	1,938,000	6,000	10,067,991
	2022	500,000	—	4,429,393	1,500,053	2,000,000	4,050	8,433,496
	2021	500,000	—	3,750,467	1,250,006	1,500,000	2,779,150	9,779,623
Shelagh Glaser Chief Financial Officer	2023	544,615	—	13,327,205	3,625,061	794,000	1,154,500	19,445,381
Richard Mahoney Chief Revenue Officer	2023	450,000	—	3,393,101	1,125,020	980,000	3,219	5,951,340
John F. Runkel, Jr. General Counsel and Corporate Secretary	2023	443,750	—	1,734,678	575,013	468,000	4,650	3,226,091
	2022	425,000	—	1,698,320	575,048	526,000	5,550	3,229,918
	2021	425,000	—	1,650,196	550,051	557,800	4,900	3,187,947
Trac Pham Former Chief Financial Officer	2023	82,212	—	—	—	—	1,027	83,239
	2022	475,000	—	—	—	855,000	5,800	1,335,800
	2021	475,000	—	2,625,280	875,035	890,600	5,905	4,871,820
(1)The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to our NEOs in fiscal 2023, fiscal 2022, and fiscal 2021 as computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See below for more information on, and assumptions used for, the grant date fair value of the fiscal 2022 performance-based stock unit awards (the 2022 Annual PRSUs) and the fiscal 2023 performance-based stock unit awards (the 2023 Annual PRSUs). For each time-based restricted stock unit award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of the fiscal 2021 performance-based restricted stock unit awards, assuming 100% probability of achievement of performance conditions as of the grant date, which is also the maximum level of performance that may be achieved for such awards. For each option award, the grant date fair value is calculated using the Black-Scholes option-pricing model. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K.
(2)Amounts in fiscal 2022 include the 2022 Annual PRSUs, which are generally based on Synopsys’ compound annual growth rate of revenue for the fiscal 2022 to 2023 period (the 2022 - 2023 Revenue CAGR) and on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over a two-year period. The actual number of shares that were eligible to vest depended on: (a) the level of achievement of our 2022 - 2023 Revenue CAGR goal (the Fiscal 2022 - 2023 Revenue CAGR Goal) and (b) Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2023 (the rTSR Goal). Assumptions made in the valuation of these awards are described in Note 13 to our financial statements included in our 2022 Annual Report on Form 10-K filed with the SEC on December 12, 2022. For the 2022 Annual PRSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions. See “Compensation Discussion and Analysis” section beginning on page 68 under the subsection titled “Equity Awards - Payout of Fiscal 2022 PRSU Grants” for the achievement against these two performance goals and the number of 2022 Annual PRSUs that were earned and vested by the NEOs.
(3)Amounts in fiscal 2023 include the 2023 Annual PRSUs, which are generally based on Synopsys’ compound annual growth rate of revenue for the fiscal 2023 to 2025 period (the 2023 - 2025 Revenue CAGR) and on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over a three period. The actual number of shares that are eligible to vest depends on: (a) the level of achievement of our 2023 - 2025 Revenue CAGR goal (the Fiscal 2023 - 2025 Revenue CAGR Goal) and (b) Synopsys’ relative TSR ranking as measured against the S&P 500 Information Technology Sector Index following the completion of fiscal 2025 (the rTSR Goal). See “Compensation Discussion and Analysis” section beginning on page 65 under the subsection titled “Equity Awards - Fiscal 2023 Equity Awards - Annual Equity Awards.” Assumptions made in the valuation of these awards are described in Note 13 to our financial statements included in our 2023 Annual Report on Form 10-K. For the 2023 Annual PRSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions.
(4)Amounts consist of cash-based incentive compensation earned for the achievement of performance objectives approved by our Compensation Committee for fiscal 2023, fiscal 2022 and fiscal 2021, as applicable, under our Executive Incentive Plan (EIP).

2024 Proxy Statement	79

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
(5)Amounts for fiscal 2023 include the following:

Name	401(k) Matching Contributions ($)(A)	HSA Matching Contributions ($)(B)	Non-Cash Award ($)	Service Award ($)	Relocation Expenses ($)(C)	Total ($)
Dr. Aart J. de Geus	3,000	500	150	—	—	3,650
Sassine Ghazi	3,000	1,000	150	1,850	—	6,000
Shelagh Glaser	3,000	1,500	—	—	1,150,000	1,154,500
Richard Mahoney	3,000	—	150	69	—	3,219
John F. Runkel, Jr.	3,000	1,500	150	—	—	4,650
Trac Pham	877	—	150	—	—	1,027
(A)Amounts include matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation.
(B)Amounts include matching contributions made by Synopsys to each NEO’s health savings account at the same rate as for our other employees who enroll in this health plan.
(C)Amount paid to Ms. Glaser to incentivize her to relocate to the San Francisco Bay Area, where Synopsys is headquartered.
(6)Amounts exclude non-qualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are consistent with the types of investment opportunities generally provided to our employees under our tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.

80

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2023 to our NEOs, including cash awards and equity awards, except for Mr. Pham who did not receive any awards due to his retirement in January 2023 was not granted any plan-based awards in fiscal 2023. The equity awards granted to our NEOs in fiscal 2023 were granted under our 2006 Employee Equity Incentive Plan.

Name		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)
	Grant Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dr. Aart J. de Geus	Cash Incentive	N/A	1,015,000	1,450,000	3,262,500	—	—	—	—	—	—	—
	PRSUs	02/17/2023	—	—	—	5,291(3)	14,107(3)	26,451(3)	—	—	—	5,040,290
	Options	02/17/2023	—	—	—	—	—	—	—	21,196(4)	354.45(5)	2,500,096
	RSUs	02/17/2023	—	—	—	—	—	—	7,054(6)	—	—	2,500,290
Sassine Ghazi	Cash Incentive	N/A	875,000	1,250,000	2,812,500	—	—	—	—	—	—	—
	PRSUs	02/17/2023	—	—	—	3,968(3)	10,580(3)	19,838(3)	—	—	—	3,780,128
	Options	02/17/2023	—	—	—	—	—	—	—	15,897(4)	354.45(5)	1,875,072
	RSUs	02/17/2023	—	—	—	—	—	—	5,290(6)	—	—	1,875,041
Shelagh Glaser	Cash Incentive	N/A	382,975	547,107(7)	1,230,991	—	—	—	—	—	—	—
	PRSUs	12/02/2022	—	—	—	2,694(8),	7,181(8)	13,465(8)	—	—	—	2,933,798
		02/17/2023	—	—	—	2,381(3)	6,348(3)	11,903(3)	—	—	—	2,268,077
	Options	12/02/2022	—	—	—	—	—	—	—	20,897(9)	348.17(10)	2,500,042
		02/17/2023	—	—	—	—	—	—	—	9,538(4)	354.45(5)	1,125,020
	RSUs	12/02/2022	—	—	—	—	—	—	5,745(11)	—	—	2,000,237
		12/02/2022	—	—	—	—	—	—	14,361(12)	—	—	5,000,069
		02/17/2023	—	—	—	—	—	—	3,174(6)	—	—	1,125,024
Richard Mahoney	Cash Incentive	N/A	472,500	675,000	1,518,750	—	—	—	—	—	—	—
	PRSUs	02/17/2023	—	—	—	2,381(3)	6,348(3)	11,903(3)	—	—	—	2,268,077
	Options	02/17/2023	—	—	—	—	—	—	—	9,538(4)	354.45(5)	1,125,020
	RSUs	02/17/2023	—	—	—	—	—	—	3,174(6)	—	—	1,125,024
John F. Runkel, Jr.	Cash Incentive	N/A	252,000	360,000	810,000	—	—	—	—	—	—	—
	PRSUs	02/17/2023	—	—	—	1,217(3)	3,245(3)	6,085(3)	—	—	—	1,159,406
	Options	02/17/2023	—	—	—	—	—	—	—	4,875(4)	354.45(5)	575,013
	RSUs	02/17/2023	—	—	—	—	—	—	1,623(6)	—	—	575,272
(1)Represents possible cash award payouts for fiscal 2023 under the EIP. Cash awards paid to NEOs under the EIP are dependent on the achievement of certain performance targets, as well as the level of achievement. The amounts listed under the “Threshold” column represent the cash awards payable to NEOs under the EIP at a 90% average achievement of the Corporate Financial Goals described in the “Compensation Discussion and Analysis” section beginning on page 58 under the subsection titled “Short-Term Cash Incentives” assuming the threshold payment was achieved. Pursuant to the EIP, if the average achievement of the Corporate Financial Goals is below 90% and/or the threshold payment goal was achieved, no cash awards are paid. The amounts listed under the “Target” column represent the cash awards payable in fiscal 2023 at a 100% average achievement of the Corporate Financial Goals. The amounts listed under the “Maximum” column represent the maximum cash awards payable, which for each NEO equals 225% of the NEO’s target variable cash incentive compensation. Actual cash awards paid to the NEOs for fiscal 2023 are reported in the “Summary Compensation Table” on page 79 under the “Non-Equity Incentive Plan Compensation” column.
(2)Represents the fair value of the stock and option awards on the grant date, as computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the fair value of the stock and option awards, refer to Note 13 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K. See footnotes 2 and 3 of the Summary Compensation table on page 79 for further information regarding the grant date fair value of the 2022 Annual PRSUs and 2023 Annual PRSUs, respectively.
(3)The amounts listed under the “Threshold” column for the 2023 Annual PRSUs represent the PRSUs eligible to vest if only the threshold of each of the Fiscal 2023 - 2025 CAGR Goal and the rTSR Goal (together, the 2023 PRSU Goals) are achieved. The amounts listed under the “Target” column for the 2023 Annual PRSUs represent the PRSUs eligible to vest if only the target of each of the 2023 PRSU Goals is achieved. The “Maximum” columns for the 2023 Annual PRSUs represent the PRSUs eligible to vest if the maximum of each of the 2023 PRSU Goals is achieved. If the minimum threshold of each of the 2023 PRSU Goals are met, all of the 2023 Annual PRSUs will vest on the date the Compensation Committee certifies the level of achievement of the 2023 PRSU Goals, subject to the NEO providing continuous services to us through such date. If either of the minimum threshold achievements for the 2023 PRSU Goals are not met, no portion of the 2023 Annual PRSUs will be eligible to vest. See “Compensation Discussion and Analysis” section beginning on page 65 under the subsection titled “Equity Awards” for the material terms of the 2023 Annual PRSUs, including the minimum threshold requirements for each of the PRSU Goals.

2024 Proxy Statement	81

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
(4)The option vests with respect to 25% of the shares on the first anniversary of the grant date, and with respect to 3/48ths of the shares quarterly thereafter, such that the entire award will be vested on February 17, 2027, subject to the NEO providing continuous services to us.
(5)Represents the closing price of our common stock as reported on the Nasdaq Global Select Market on February 17, 2023, the grant date of these awards.
(6)This restricted stock unit award vests in four equal annual installments beginning on March 15, 2024, subject to the NEO providing continuous services to us.
(7)Ms. Glaser received an initial annual base salary of $600,000 on a pro-rated basis and was eligible for an annual cash incentive target opportunity equal to 100% of her pro-rated base salary under our Executive Incentive Plan.
(8)Represents an award of 2022 Annual PRSUs in connection with Ms. Glaser's appointment as Chief Financial Officer. The amounts listed under the "Threshold" column for the 2022 Annual PRSUs represent the PRSUs eligible to vest if only the threshold of each of the Fiscal 2022 - 2023 CAGR Goal and the rTSR Goal (together, the 2022 PRSU Goals) are achieved. The amounts listed under the "Target" column for the 2022 Annual PRSUs represent the PRSUs eligible to vest if only the target of each of the 2022 PRSU Goals is achieved. The "Maximum" columns for the 2022 Annual PRSUs represent the PRSUs eligible to vest if the maximum of each of the 2022 PRSU Goals is achieved. If the minimum threshold of each of the 2022 PRSU Goals was met, 50% of the 2022 Annual PRSUs earned would vest as of the date of achievement and the remaining 50% will vest on December 8, 2024, subject to the NEO providing continuous services to us. If either of the minimum threshold achievements for the 2022 PRSU Goals were not met, no portion of the 2022 Annual PRSUs would be eligible to vest. See “Compensation Discussion and Analysis” section beginning on page 68 under the subsection titled “Equity Awards - Payout of Fiscal 2022 PRSU Grants” for the number of 2022 Annual PRSUs that were earned and vested by Ms. Glaser pursuant to this award.
(9)The option vested with respect to 25% of the shares on the first anniversary of the grant date, and with respect to 3/48ths of the shares quarterly thereafter, such that the entire award will be vested on December 2, 2026, subject to Ms. Glaser providing continuous services to us.
(10)Represents the closing price of our common stock as reported on the Nasdaq Global Select Market on December 2, 2022, the grant date of these awards.
(11)This restricted stock unit award vested in full on June 15, 2023.
(12)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2023, so long as Ms. Glaser provides continuous services to us.

82

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Outstanding Equity Awards at Fiscal 2023 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for our NEOs as of October 28, 2023, the last day of fiscal 2023:

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dr. Aart J. de Geus	12/12/2018	104,646	—	89.76	12/12/2025	—	—	—	—
	12/12/2019	69,976	4,665(2)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	4,231(3)	1,933,567	—	—
	12/10/2020	19,928	9,059(4)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	7,473(5)	3,415,161	—	—
	12/10/2020	—	—	—	—	3,736(6)	1,707,352	—	—
	12/09/2021	7,799	10,029(7)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	3,702(8)	1,691,814	—	—
	02/18/2022	—	—	—	—	22,817(9)	10,427,369	—	—
	02/17/2023	—	21,196(10)	354.45	02/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	7,054(11)	3,223,678	—	—
	02/17/2023	—	—	—	—	—	—	26,451(12)	12,088,107
Sassine Ghazi	12/08/2017	30,881	—	90.51	12/08/2024	—	—	—	—
	12/12/2018	34,098	—	89.76	12/12/2025	—	—	—	—
	12/12/2019	41,072	2,739(2)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	2,484(3)	1,135,188	—	—
	09/28/2020	10,339	3,446(13)	212.64	9/28/2027	—	—	—	—
	09/28/2020	—	—	—	—	882(14)	403,074	—	—
	12/10/2020	14,235	6,470(4)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	5,338(5)	2,439,466	—	—
	12/10/2020	—	—	—	—	2,669(6)	1,219,733	—	—
	12/09/2021	6,686	8,595(7)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	3,174(8)	1,450,518	—	—
	02/18/2022	—	—	—	—	19,559(9)	8,938,463	—	—
	02/17/2023	—	15,897(10)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	5,290(11)	2,417,530	—	—
	02/17/2023	—	—	—	—	—	—	19,838(12)	9,065,966
Shelagh Glaser	12/02/2022	—	20,897(15)	348.17	12/02/2029	—	—	—	—
	12/02/2022	—	—	—	—	14,361(16)	6,562,977	—	—
	12/02/2022	—	—	—	—	13,465(9)	6,153,505	—	—
	02/17/2023	—	9,538(10)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	3,174(11)	1,450,518	—	—
	02/17/2023	—	—	—	—	—	—	11,903(12)	5,439,671
Richard Mahoney	05/31/2022	7,373	16,220(17)	319.20	5/31/2029	—	—	—	—
	05/31/2022	—	—	—	—	23,496(18)	10,737,672	—	—
	05/31/2022	—	—	—	—	14,687(9)	6,711,959	—	—
	02/17/2023	—	9,538(10)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	3,174(11)	1,450,518	—	—
	02/17/2023	—	—	—	—			11,903(12)	5,439,671

2024 Proxy Statement	83

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John F. Runkel, Jr.	12/12/2019	—	1,572(2)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	1,426(3)	651,682	—	—
	12/10/2020	—	2,848(4)	234.17	12/10/2027	—	—	—	—
	12/10/2020	—	—	—	—	2,348(5)	1,073,036	—	—
	12/10/2020	—	—	—	—	1,174(6)	536,518	—	—
	12/09/2021	—	3,295(7)	354.48	12/09/2028	—	—	—	—
	12/09/2021	—	—	—	—	1,217(8)	556,169	—	—
	02/18/2022	—	—	—	—	7,499(9)	3,427,043	—
	02/17/2023	—	4,875(10)	354.45	2/17/2030	—	—	—	—
	02/17/2023	—	—	—	—	1,623(11)	741,711	—	—
	02/17/2023	—	—	—	—	—	—	6,085(12)	2,780,845
(1)The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $457.00 on October 27, 2023, the last trading day of fiscal 2023, as reported on the Nasdaq Global Select Market.
(2)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 12, 2023, subject to the NEO providing continuous services to us.
(3)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $790 million of non-GAAP net income for fiscal 2020. This goal was achieved and, accordingly, 25% of the target awards vested on each of December 10, 2020, December 8, 2021, and subsequent to fiscal year end on December 8, 2022, respectively, and the remaining 25% vested on December 8, 2023, subject to the NEO providing continuous services to us.
(4)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 10, 2024, subject to the NEO providing continuous services to us.
(5)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $972 million of non-GAAP net income for fiscal 2021. This goal was achieved and, accordingly, 25% of the target awards vested on each of December 9, 2021 and subsequent to fiscal year end on December 8, 2022, respectively, and the remaining 50% vests in two equal annual installments beginning on December 8, 2023, subject to the NEO providing continuous services to us.
(6)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2021, subject to the NEO providing continuous services to us.
(7)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 9, 2025, subject to the NEO providing continuous services to us.
(8)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2022, subject to the NEO providing continuous services to us.
(9)The amount in this column represents the number of 2022 Annual PRSUs that were earned based on achievement against two pre-established performance goals: first, the achievement of the fiscal 2022 - 2023 compound annual growth rate of revenue target and, second, on our stock price ranking as measured against the S&P 500 Information Technology Sector Index over fiscal 2022 - 2023. 50% of the PRSUs vested on December 12, 2023, the date that the Compensation Committee certified the level of achievement. The remaining 50% of the PRSUs vest on December 8, 2024, subject to the NEO providing continuous services to us. See “Compensation Discussion and Analysis” section beginning on page 68 under the subsection titled “Equity Awards - Payouts of Fiscal 2022 PRSU Grants” for the achievement against these two performance goals and the number of 2022 Annual PRSUs that were earned and vested by the NEOs.
(10)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on February 17, 2027, subject to the NEO providing continuous services to us.
(11)This restricted stock unit award vests in four equal annual installments beginning on March 15, 2024, subject to the NEO providing continuous services to us.
(12)These restricted stock unit awards vest in full after a three-year period upon certification of achievement against two pre-established performance goals: first, the achievement of the fiscal 2023 - 2025 compound annual growth rate revenue target and, second, our stock price ranking as measured against the S&P 500 Information Technology Sector Index over fiscal 2023 - 2025. Upon achievement of these performance goals, all of the 2023 Annual PRSUs will vest on the date the Compensation Committee certifies the level of achievement, subject to the NEO providing continuous services to us. As of October 28, 2023, the aggregate achievement of the performance metrics was trending at the maximum payout level and, as a result, the number of shares and the payout value are reported assuming payout at the maximum award levels. The actual number of shares that are eligible to vest depends on our level of achievement against these performance goals. See “Compensation Discussion and Analysis” section beginning on page 65, under the subsection titled “Equity Awards - Fiscal 2023 Equity Awards - Annual Equity Awards.”
(13)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on September 28, 2024, so long as Mr. Ghazi provides continuous services to us.
(14)This restricted stock unit award vests in four equal annual installments beginning on September 15, 2021, so long as Mr. Ghazi provides continuous services to us.
(15)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 2, 2026, subject to Ms. Glaser providing continuous services to us.
(16)This restricted stock unit award vests in four equal annual installments beginning on December 8, 2023, so long as Ms. Glaser provides continuous services to us.

84

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
(17)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on May 31, 2026, subject to Mr. Mahoney providing continuous services to us.
(18)This restricted stock unit award vests in four equal annual installments beginning on June 15, 2023, so long as Mr. Mahoney provides continuous services to us.
Option Exercises and Stock Vested in Fiscal 2023
The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during fiscal 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Dr. Aart J. de Geus	120,839	42,262,424	25,514	8,395,118
Sassine Ghazi	58,272	15,402,673	14,681	4,940,112
Shelagh Glaser	—	—	5,745	2,564,396
Richard Mahoney	—	—	19,425	8,670,737
John F. Runkel, Jr.	15,916	3,551,936	6,329	2,085,228
Trac Pham	21,295	4,766,345	12,912	4,247,681
(1)The value realized on exercise equals the difference between (a) the closing price per share of our common stock as reported on the Nasdaq Global Select Market on or prior to the date of exercise if the shares were held, and (b) the applicable exercise price of such stock options.
(2)Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. Synopsys withholds shares for tax purposes and the NEO receives a smaller number of shares.
(3)The value realized on vesting equals the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note (2).

2024 Proxy Statement	85

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation program for a select group of management and highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered under two plans: the Synopsys Deferred Compensation Plan (Deferred Compensation Plan I) and the Synopsys Amended and Restated Deferred Compensation Plan II (Deferred Compensation Plan II). The amount of earnings (or losses) that accrue to a participant’s account under either the Deferred Compensation Plan I or the Deferred Compensation Plan II depends on the performance of investment alternatives selected by the participant. The investment alternatives under both plans consist of various investment funds that are generally consistent with the investment opportunities provided to our employees under our 401(k) plan, which are selected and monitored by our Deferred Compensation Plans Committee. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under either plan. We have entered into a trust agreement, with a third-party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.
The Deferred Compensation Plan I governs the elective deferrals made by eligible employees, including Dr. Chi-Foon Chan, prior to January 1, 2005. No further contributions may be made to the Deferred Compensation Plan I. However, gains and losses and distributions and withdrawals continue to be processed on existing account balances in accordance with the terms of the Deferred Compensation Plan I, as of December 31, 2004. All accrued balances maintained under the Deferred Compensation Plan I are fully vested. Amounts may be distributed under the plan pursuant to elections made by the participants in accordance with the terms of the Deferred Compensation Plan I, including elective withdrawals subject to a 10% forfeiture.
The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Internal Revenue Code, and currently allows the deferral by eligible employees of up to 50% of salary and 100% of cash incentive compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, at our discretion, make contributions in the future toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. Amounts may be withdrawn or distributed from the Deferred Compensation Plan II through pre-scheduled payments or upon death, retirement, disability, separation from service or a change in control of Synopsys, as elected in advance by the plan participant in accordance with the terms of the plan. Payments may be made in the form of a lump sum payment or installments.
The following table provides certain information regarding our NEOs’ participation under the Deferred Compensation Plans I and II:

Name	Executive Contributions in Fiscal 2023 ($)(1)	Synopsys, Inc. Contributions in Fiscal 2023 ($)	Aggregate Earnings in Fiscal 2023 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal 2023 ($)	Aggregate Balance at End of Fiscal 2023 ($)
Dr. Aart J. de Geus	—	—	—	—	—
Sassine Ghazi	350,075(3)	—	152,177(4)	—	3,457,592(5)
Shelagh Glaser	—	—	—	—	—
Richard Mahoney	—	—	—	—	—
John F. Runkel, Jr.	678,877(6)	—	144,931(4)	—	4,010,376(7)
Trac Pham	—	—	269,165(4)	633,202	5,453,831(8)
(1)All contributions in fiscal 2023 were made under the Deferred Compensation Plan II.
(2)Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 79.
(3)Includes $290,700 of cash incentive compensation reported as compensation to Mr. Ghazi in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2023 though paid in fiscal 2024.
(4)All of these aggregate amounts were accrued under the Deferred Compensation Plan II.
(5)Includes $940,015, which was previously reported as compensation to Mr. Ghazi in the Summary Compensation Table for fiscal years prior to fiscal 2023. The entire aggregate balance at the end of fiscal 2023 was subject to the Deferred Compensation Plan II.
(6)Includes $457,002 of cash incentive compensation reported as compensation to Mr. Runkel in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2023 though paid in fiscal 2024.
(7)Includes $3,946,213, which was previously reported as compensation to Mr. Runkel in the Summary Compensation Table for fiscal years prior to fiscal 2023. The entire aggregate balance at the end of fiscal 2023 was subject to the Deferred Compensation Plan II.
(8)Includes $3,271,519, which was previously reported as compensation to Mr. Pham in the Summary Compensation Table for fiscal years prior to fiscal 2023. The entire aggregate balance at the end of fiscal 2023 was subject to the Deferred Compensation Plan II.

86

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Potential Payments Upon Termination of Employment or Change of Control
Set forth below is a description of potential payments to our NEOs upon a termination of employment or a change of control. For additional information regarding the arrangements for such payments, please also refer to the “Severance and Change of Control Benefits” discussion in the “Compensation Discussion and Analysis” section beginning on page 71.
Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control
Pursuant to Dr. de Geus’ employment agreement in effect as of the last day of fiscal 2023, which was superseded by his Executive Chair Agreement effective January 1, 2024, in the event of an involuntary termination of his employment by Synopsys or his resignation for good reason within 24 months following a change of control of Synopsys, Dr. de Geus was entitled to receive: (1) a lump-sum cash payment equal to two times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever was greater; (2) a lump-sum cash payment equal to two times his target cash incentive payment for the fiscal year of termination or, if there is no target cash incentive payment in effect for the fiscal year of termination, two times the highest target cash incentive payment in the preceding three fiscal years; (3) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (4) full acceleration of all unvested stock options and other equity awards. Dr. de Geus was required to sign a release to receive such benefits. Pursuant to his employment agreement in effect as of the last day of fiscal 2023, no such benefits were payable if the employment termination was voluntary (without good reason), for cause or on account of death or disability.
Pursuant to their respective employment agreements entered into in December 2023 and effective January 1, 2024, in the event of an involuntary termination of their respective employment by Synopsys or their respective resignation for good reason, in each case, 90 days before or within 24 months following a change of control of Synopsys, (1) Mr. Ghazi is entitled to receive: (a) a lump-sum cash payment equal to two times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever is greater; (b) a lump-sum cash payment equal to two times his target cash incentive payment for the fiscal year of termination or, if there is no target cash incentive payment in effect for the fiscal year of termination, the highest target cash incentive payment in the preceding three fiscal years; (c) a pro-rated annual bonus for the fiscal year in which the termination occurred; (d) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (e) full acceleration of all his outstanding equity awards (with any such awards subject to performance conditions vesting at target levels) and (2) Dr. de Geus is entitled to receive: (a) a lump-sum cash payment equal to two times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever is greater; (b) a lump-sum cash payment equal to two times his most recent target cash incentive opportunity; (c) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (d) full acceleration of all his outstanding and unvested equity awards (with any such awards subject to performance conditions vesting at target levels). Mr. Ghazi and Dr. de Geus, as applicable, must sign a release to receive such benefits. Pursuant to their employment agreements, no such benefits are payable if their employment terminations are voluntary (without good reason), for cause or on account of death or disability.
Additionally, Mr. Ghazi’s and Dr. de Geus’ right to severance pay or benefits under their employment agreements entered into in December 2023 and effective January 1, 2024 terminates either: (1) if Synopsys establishes that they should have been terminated for cause; or (2) if, at any time prior to or during the 12 month period following their termination, they, without the prior approval of the Compensation Committee, materially breach the restrictive covenants set forth in their respective employment agreements or willfully breach a material provision of their respective proprietary information, invention assignment and arbitration agreements with Synopsys.
Messrs. Mahoney and Runkel and Ms. Glaser participate (and, through December 31, 2023, Mr. Ghazi participated) in the Executive Change of Control Severance Benefit Plan, which provides for benefits if the executive’s employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive’s employment within 12 months after a change of control. The benefits consist of: (1) a cash severance payment equal to one times salary, payable in four equal quarterly payments; (2) one to two times the executive’s target cash incentive payment, depending upon the timing of the termination within our fiscal year, payable in four equal quarterly payments; (3) a lump-sum cash payment equal to the estimated cost of health care premiums for 12 months; and (4) full acceleration of all unvested equity awards held by the executive at the time of termination (with any such awards subject to performance conditions vesting at target levels). An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement to receive such benefits. The plan does not provide any benefits if the executive’s employment termination is on account of death or disability, for cause or is a voluntary termination without good reason.
The table below outlines the potential payments and benefits payable to each NEO in the event of the NEO’s involuntary termination (including a resignation for good reason or a constructive termination, as applicable) in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of October 28, 2023, the last day of fiscal 2023. The payments set forth below are payable to: (1) Dr. de Geus pursuant to his employment agreement, which was in effect as of the last day of fiscal 2023 and was superseded by his Executive Chair Agreement effective January 1, 2024; (2) Mr. Ghazi pursuant to the Executive

2024 Proxy Statement	87

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Change of Control Severance Benefit Plan, which he ceased to participate in effective January 1, 2024; and (3) Ms. Glaser, Mr. Mahoney and Mr. Runkel, in their capacity as executive officers, pursuant to the Executive Change of Control Severance Benefit Plan. Mr. Pham's employment with Synopsys ended in January 2023, and he did not receive any benefits in connection with his departure and all his unvested equity awards terminated on such date.

Name	Salary-Based Severance ($)	Cash-Based Incentive Award ($)	Health and Welfare Benefit ($)	Intrinsic Value of Unvested RSU Awards ($)(1)	Intrinsic Value of Unvested Option Awards ($)(1)
Dr. Aart J. de Geus	1,450,000	2,900,000	12,290	23,979,704	6,718,465
Sassine Ghazi	625,000	2,500,000(2)	23,873	18,667,536	5,674,719
Shelagh Glaser	600,000	1,200,000(2)	25,351	14,196,248	3,252,342
Richard Mahoney	450,000	1,350,000(2)	18,646	18,668,907	3,213,238
John F. Runkel, Jr.	450,000	720,000(2)	25,351	6,869,624	1,977,155
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $457.00, the closing price per share of our common stock on October 27, 2023, the last trading day of fiscal 2023, as reported on the Nasdaq Global Select Market.
(2)The last day of our fiscal 2023 was Saturday, October 28, 2023. The Executive Change of Control Severance Benefit Plan provides for participants to receive their target cash incentive payment plus a prorated portion of such payment based on the number of days the participant has served during the fiscal year by the time the termination occurs. Accordingly, for purposes of determining the amount of the cash-based incentive awards payable to Messrs. Ghazi, Mahoney and Runkel and Ms. Glaser in the event of their terminations in connection with a change of control as of October 28, 2023, each would be entitled to two times their target cash incentive payment, given that each would have worked the entirety of fiscal 2023 as of such date.
Potential Payments upon a Change of Control
Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. The table below outlines the potential payments and benefits payable to each NEO (other than Mr. Pham, whose equity awards terminated upon his departure) in the event of a change in control of Synopsys in which equity awards are not assumed, continued or substituted, as if the change of control had occurred as of October 28, 2023, the last day of fiscal 2023. Vesting acceleration of equity awards if such equity awards are not assumed, continued or substituted is the only benefit provided to our NEOs in the event of a change of control in which the executive is not involuntarily terminated or does not resign for good reason or on account of constructive termination, as applicable.

Name	Intrinsic Value of Unvested Stock Awards ($)(1)	Intrinsic Value of Unvested Option Awards ($)(1)
Dr. Aart J. de Geus	23,979,704	6,718,465
Sassine Ghazi	18,667,536	5,674,719
Shelagh Glaser	14,196,248	3,252,342
Richard Mahoney	18,668,907	3,213,238
John F. Runkel, Jr.	6,869,624	1,977,155
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $457.00, the closing price per share of our common stock on October 27, 2023, the last trading day of fiscal 2023, as reported on the Nasdaq Global Select Market.
Potential Payments upon Involuntary Termination of Employment
Pursuant to his employment agreement in effect as of the last day of fiscal 2023, which was superseded by his Executive Chair Agreement effective January 1, 2024, Dr. de Geus was entitled to severance benefits in the event his employment was involuntarily terminated by Synopsys other than for cause or by him for good reason prior to, or more than 24 months following, a change of control of Synopsys. Pursuant to his employment agreement, Dr. de Geus would have received: (1) a lump-sum cash payment equal to one times his salary for the fiscal year of termination or the immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to the target cash incentive payment for the fiscal year of termination or, if there was no target cash incentive payment in effect for such year, the highest target cash incentive payment in the three preceding years; and (3) the estimated cash value of his health care premiums for 12 months, payable in a lump sum. Dr. de Geus had to sign a release to receive such benefits. Pursuant to his employment agreement in effect as of the last day of fiscal 2023, no such benefits were payable if the employment termination was voluntary (without good reason), for cause or on account of death or disability. Under his Executive Chair Agreement, which became effective January 1, 2024, Dr. de Geus is not entitled to receive severance on account of terminations of employment occurring more than 90 days before, or more than 24 months following, a change of control of Synopsys.
In the event of an involuntary termination of his employment by Synopsys or a resignation for good reason that is not within 90 days before or within 24 months following a change of control of Synopsys, pursuant to his Employment Agreement entered into in December 2023 and effective January 1, 2024, Mr. Ghazi is entitled to receive: (1) a lump-sum cash payment equal to 1.5 times his salary for the fiscal year

88

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
of termination or the immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment based on actual results achieved or, if lower, equal to Mr. Ghazi’s target annual bonus opportunity for such fiscal year and payable at the same as annual bonuses are paid to Synopsys’ active employees; (3) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (4) full acceleration of all unvested equity awards to the extent such awards would have vested had Mr. Ghazi’s employment continued for an additional 12 months with Synopsys. Please see “Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control” for information regarding the conditions that must be satisfied by Mr. Ghazi in order for him to receive severance in this scenario.
Messrs. Mahoney and Runkel and Ms. Glaser participate (and, through December 31, 2023, Mr. Ghazi, participated)in the Executive Severance Benefit and Transition Plan (the Severance Plan), which provides for severance benefits to designated key employees outside of a change of control and provides that in the event a participant is terminated without cause or resigns for good reason, such participant shall be entitled to (1) a cash severance payment equal to (i) one times his or her base salary and (ii) the cost of 12 months of COBRA premiums, and (2) six months of vesting acceleration of his or her equity awards that remain subject only to time-based vesting conditions. In addition, for qualifying terminations occurring in our third or fourth fiscal quarter, such participant shall remain eligible to earn an annual cash incentive award under the EIP based on actual results achieved or if lower, target, which will be pro-rated based on the number of months the participant served as a full-time employee during the applicable performance period. Such severance benefits are subject to certain conditions, including the provision of up to 9 months of part-time employment (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of Synopsys, compliance with certain non-compete, non-solicitation and non-disparagement provisions, and the execution of a release of claims against Synopsys.
The table below outlines the potential payments and benefits payable to each NEO as if such NEO was terminated by Synopsys on October 28, 2023, the last day of fiscal 2023. The payments set forth below are payable to: (1) Dr. de Geus pursuant to his employment agreement, which was in effect on the last day of fiscal 2023 and was superseded by his Executive Chair Agreement effective January 1, 2024; (2) Mr. Ghazi, pursuant to the Severance Plan, which he ceased to participate in effective January 1, 2024; and (3) Ms. Glaser, Mr. Mahoney and Mr. Runkel, in their capacity as executive officers, pursuant to the Severance Plan. Mr. Pham's employment with Synopsys ended in January 2023, and he did not receive any benefits in connection with his departure and all his unvested equity awards terminated on such date.

Name	Salary-Based Severance ($)	Cash-Based Incentive Award ($)(1)	Health and Welfare Benefit ($)	Intrinsic Value of Unvested RSU Awards ($)(2)	Intrinsic Value of Unvested Option Awards ($)(2)
Dr. Aart J. de Geus	725,000	1,450,000	8,193	—	—
Sassine Ghazi	625,000	1,250,000	23,873	5,301,657	2,480,713
Shelagh Glaser	600,000	600,000	25,351	3,645,032	955,350
Richard Mahoney	450,000	675,000	18,646	2,152,927	650,954
John F. Runkel, Jr.	450,000	360,000	25,351	2,089,861	958,657
(1)Amounts represent the cash-based incentive award that would be received under the EIP assuming (i) the average achievement of our Corporate Financial Goals is equal to 100.0% and (ii) 12 months served as a full-time employee during the applicable period.
(2)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon $457.00, the closing price per share of our common stock on October 27, 2023, the last trading day of fiscal 2023, as reported on the Nasdaq Global Select Market.

2024 Proxy Statement	89

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Pay Ratio Disclosure
In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our Chief Executive Officer) to the annual total compensation of our Chief Executive Officer.
This disclosure should be considered within the context of our structure and operations. Although our headquarters are located in California, we have employees in approximately 32 countries. As of the end of fiscal 2023, approximately 76% of our employees were based outside of the U.S. Our Compensation Committee has designed our executive compensation program to provide competitive and internally equitable compensation and benefits opportunities for all employees. Our general employee compensation program is designed separately from the executive officer compensation program to be competitive based on an employee’s position and geographic location.
CEO Pay Ratio
For fiscal 2023:
•The annual total compensation of our median employee in fiscal 2023 was $90,759, which amount was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.
•The annual total compensation of Dr. de Geus was $12,681,076, which amount represents the total compensation reported for our Chief Executive Officer under the “Summary Compensation Table” for fiscal 2023.
Based on the above, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee for fiscal 2023 is estimated to be 140 to 1.
Assumptions and Methodology
We selected October 28, 2023, the last day of fiscal 2023, as the date on which to determine our median employee. We did not exclude any employees when making such determination except for our Chief Executive Officer. For purposes of identifying the median employee, we estimated the following elements of compensation for each employee, which in the aggregate represents the consistently applied compensation measure that we used for our pay ratio determination:
•Base salary or base pay earned for fiscal 2023;
•Target annual cash incentive compensation for fiscal 2023; and
•Grant date fair value of equity awards granted in fiscal 2023.
We selected this consistently applied compensation measure because it reflects our primary compensation elements across our employee population. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the monthly exchange rates for the twelve-month period ended October 28, 2023. In identifying the median employee, we did not make any cost-of-living adjustments in accordance with Item 402(u) of Regulation S-K.
A portion of our employee workforce identified above, including both full-time and part-time employees, worked for less than the full fiscal year due to commencing employment after the beginning of fiscal 2023 or taking an unpaid leave of absence during fiscal 2023. In determining the median employee, we annualized the total compensation of such individuals who were permanent employees based on reasonable assumptions and estimates relating to our employee compensation program.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with and utilizing SEC rules based on our internal records and the company-specific methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

90

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Pay Versus Performance Disclosure
In accordance with Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officers (PEOs) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Dr. Aart J. de Geus¹ ($)	Compensation Actually Paid to Dr. Aart J. de Geus¹˒²˒³ ($)	Summary Compensation Table Total for Dr. Chi-Foon Chan¹ ($)	Compensation Actually Paid to Dr. Chi-Foon Chan¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Revenue⁵ ($ Millions)
							Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	12,681,076	34,149,432	—	—	7,755,213	16,756,632	213.69	150.63	1,218	5,843
2022	10,058,495	10,852,624	359,853	(23,874,312)	4,531,826	4,697,917	138.33	118.75	978	5,082
2021	9,974,985	34,724,593	9,976,485	34,726,093	5,752,339	17,052,055	155.79	146.93	756	4,204
(1)Aart J. de Geus was our PEO for each year presented. Chi-Foon Chan also served as our PEO for fiscal years 2021 and 2022. In June 2022, Chi-Foon Chan departed from his role as co-Chief Executive Officer. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023
Sassine Ghazi	Sassine Ghazi	Sassine Ghazi
Trac Pham	Trac Pham	Trac Pham
Joseph W. Logan	Joseph W. Logan	Shelagh Glaser
John F. Runkel, Jr.	John F. Runkel, Jr.	Richard Mahoney
John F. Runkel, Jr.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns below are the totals derived from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Dr. Aart J. de Geus ($)	Exclusion of Stock Awards and Option Awards for Dr. Aart J. de Geus ($)	Inclusion of Equity Values for Dr. Aart J. de Geus ($)	Compensation Actually Paid to Dr. Aart J. de Geus ($)
2023	12,681,076	(10,040,676)	31,509,032	34,149,432
2022	10,058,495	(6,917,445)	7,711,574	10,852,624
2021	9,974,985	(7,000,335)	31,749,943	34,724,593

Year	Summary Compensation Table Total for Dr. Chi-Foon Chan ($)	Exclusion of Stock Awards and Option Awards for Dr. Chi-Foon Chan ($)	Inclusion of Equity Values for Dr. Chi-Foon Chan ($)	Compensation Actually Paid to Dr. Chi-Foon Chan ($)
2022	359,853	—	(24,234,165)	(23,874,312)
2021	9,976,485	(7,000,335)	31,749,943	34,726,093

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	7,755,213	(6,262,064)	15,263,483	16,756,632
2022	4,531,826	(2,915,464)	3,081,555	4,697,917
2021	5,752,339	(3,550,338)	14,850,054	17,052,055

2024 Proxy Statement	91

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Dr. Aart J. de Geus ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Dr. Aart J. de Geus ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Dr. Aart J. de Geus ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Dr. Aart J. de Geus ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Dr. Aart J. de Geus ($)	Total - Inclusion of Equity Values for Dr. Aart J. de Geus ($)
2023	17,046,538	10,716,817	—	3,745,677	—	31,509,032
2022	9,012,310	(2,469,818)	—	1,169,082	—	7,711,574
2021	11,872,810	15,087,710	—	4,789,423	—	31,749,943

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Dr. Chi-Foon Chan ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Dr. Chi-Foon Chan ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Dr. Chi-Foon Chan ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Dr. Chi-Foon Chan ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Dr. Chi-Foon Chan ($)	Total - Inclusion of Equity Values for Dr. Chi-Foon Chan ($)
2022	—	(2)	—	997,459	(25,231,622)	(24,234,165)
2021	11,872,810	15,087,710	—	4,789,423	—	31,749,943

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	9,942,936	4,238,538	512,879	1,614,686	(1,090,556)	15,263,483
2022	3,798,356	(1,211,198)	—	494,397	—	3,081,555
2021	6,021,489	6,843,763	—	1,984,802	—	14,850,054
(4)The Peer Group TSR set forth in this table utilizes the S&P 500 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2023 Annual Report on Form 10-K. The comparison assumes $100 was invested for the period starting October 28, 2020, through the end of the listed year in the Company and in the S&P 500 Information Technology Index, respectively. Historical stock performance is not intended to forecast nor be indicative of the future stock performance of our common stock.
(5)We determined Revenue, as calculated in accordance with GAAP, to be our Company-Selected Measure as we deem it to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023.

92

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Performance Measures
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR, and our Peer Group TSR, in each case, over the three most recently completed fiscal years. In June 2022, Chi-Foon Chan departed from his role as co-Chief Executive Officer, at which point his unvested awards terminated, resulting in negative ‘compensation actually paid’ for those forfeited awards.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VERSUS COMPANY TSR AND S&P 500 INFORMATION TECHNOLOGY TSR

Dr. Aart J. de Geus Compensation Actually Paid	Dr. Chi-Foon Chan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid	Synopsys, Inc. TSR
S&P 500 Information Technology TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, our Net Income and our Revenue, in each case, during the three most recently completed fiscal years. In June 2022, Dr. Chi-Foon Chan departed from his role as co-Chief Executive Officer, at which point his unvested awards terminated, resulting in negative ‘compensation actually paid’ for those forfeited awards.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VERSUS NET INCOME AND REVENUE

Dr. Aart J. de Geus Compensation Actually Paid	Dr. Chi-Foon Chan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid	Synopsys, Inc. Net Income
Synopsys, Inc. Revenue

2024 Proxy Statement	93

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Tabular List of Financial Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Revenue
Compound Annual Growth Rate of Revenue
Non-GAAP Operating Margin
Backlog(1)
rTSR(2)

(1)“Backlog” means contracted but unsatisfied or partially unsatisfied performance obligations as of October 31, 2023, which includes non-cancellable Flexible Spending Account (FSA) commitments from customers where actual product selection and quantities of specific products or services are to be determined by customers at a later date, and excludes future sales-based royalty payments from the remaining performance obligations. Approximately 40% of the backlog as of October 31, 2023, excluding non-cancellable FSA, is expected to be recognized as revenue over the next 12 months. The majority of the remaining backlog is expected to be recognized in the next three years.
(2)"rTSR" measures Synopsys' stock price ranking as measured against the S&P 500 Information Technology Sector Index.

94

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of October 28, 2023.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)(3)
Equity Compensation Plans Approved by Stockholders	5,876(4)	212.05	27,352(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—	—	—
Total	5,876	212.05	27,352
(1)Number of securities in thousands.
(2)The weighted-average exercise price does not include outstanding restricted stock units, which have no exercise price.
(3)Number of securities in thousands. These numbers exclude the shares listed under the column heading “Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights.”
(4)Includes (a) approximately 4.4 million shares of common stock issuable upon vesting of restricted stock units under the 2006 Employee Plan and vesting of restricted stock awards under the 2017 Directors Plan, and (b) approximately 1.5 million shares of common stock issuable upon exercise of outstanding stock options granted under the 2006 Employee Plan and the 2017 Directors Plan.
(5)Comprised of (a) approximately 13.5 million shares remaining available for issuance under the 2006 Employee Plan, (b) approximately 0.4 million shares remaining available for issuance under the 2017 Directors Plan, and (c) approximately 13.5 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 28, 2023, including shares subject to purchase during the current offering period, which commenced on September 1, 2023 (the exact number of which will not be known until the purchase date on February 29, 2024).
(6)Does not include approximately 50,000 shares of common stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $40.38 per share, which were granted under various plans assumed in connection with acquisitions of other companies. No shares remain available for future issuance under these acquired plans.

2024 Proxy Statement	95

AUDIT MATTERS
The Audit Committee of our Board of Directors has selected KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2024. KPMG LLP has audited our consolidated financial statements since fiscal 1992. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal 2024.
We expect that KPMG LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.
Fees and Service of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 28, 2023 (in thousands)	Oct. 29, 2022 (in thousands)
Audit Fees(1)	$5,852	$5,185
Audit-Related Fees(2)	230	175
Tax Fees(3)	163	63
All Other Fees(4)	20	42
TOTAL FEES	$6,265	$5,465
(1)Audit fees consist of fees for the audit of Synopsys’ consolidated financial statements in our 2023 Annual Report on Form 10-K, review of Synopsys’ interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys’ consolidated financial statements and not reported under “Audit Fees.” This category includes fees related to the performance of attestation services not required by statute or regulations.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP’s research tools and other general advisory services.

96

Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chair of the Audit Committee may pre-approve such services, provided the Chair subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.
Audit Committee Report*
As more fully described in its written charter, the Audit Committee acts on behalf of the Board of Directors to perform financial oversight responsibilities relating to (1) the integrity of Synopsys’ financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) Synopsys’ internal audit function, which is responsible for independently and objectively assessing Synopsys’ financial and business processes and controls, including controls related to the integrity and reliability of financial information, (3) the annual independent audit of Synopsys’ financial statements, (4) the engagement of Synopsys’ independent registered public accounting firm and evaluation of their performance and independence, (5) compliance with legal and regulatory requirements that pertain to Synopsys’ financial statements, internal controls over financial reporting, and disclosure controls, (6) the evaluation of risks associated with financial reporting, accounting, auditing and tax matters, and (7) the fulfillment of other responsibilities as prescribed by the Board of Directors. The Audit Committee has the authority to retain, at Synopsys’ expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. It also has the authority to require that any of Synopsys’ personnel, counsel, independent auditors or investment bankers, or other Synopsys advisors, attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its consultants.
In fiscal 2023, the Audit Committee was composed of certain of our non-employee directors. Each member of the Audit Committee is considered independent under our Corporate Governance Guidelines, applicable federal securities laws and the Nasdaq Listing Standards. In addition, the Board of Directors has determined that of the current members of the Audit Committee, Mr. Borgen, Ms. Johnson, Ms. Sargent and Mr. Vallee each qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.
The Audit Committee’s function is not intended to duplicate or certify the actions of management or Synopsys’ independent auditors. Management is responsible for the preparation, presentation, and integrity of Synopsys’ financial statements and the effectiveness of Synopsys’ internal control over financial reporting. Synopsys’ independent auditors are responsible for expressing an opinion as to the conformity of Synopsys’ consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Synopsys’ internal control over financial reporting. The Audit Committee provides Board of Directors-level oversight, advising and directing management and the independent auditors on the basis of the information presented to the Audit Committee, the Audit Committee’s discussions with management and the auditors, and the Audit Committee members’ business and financial experience.
The Audit Committee met ten times during fiscal 2023. Its agenda included reviewing Synopsys’ financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee met with Synopsys’ internal auditors and independent auditors, with and without management present, to discuss the scope, plan, status, and results of their respective audits. In addition, the Audit Committee met with management and the independent auditors each quarter to review Synopsys’ interim financial results and quarterly earnings press releases prior to their issuance. The Audit Committee also reviewed Synopsys’ Quarterly Reports on Form 10-Q and its 2023 Annual Report on Form 10-K prior to their filing with the SEC. At quarterly meetings, the Audit Committee reviewed and discussed with management, and management gave presentations regarding, Synopsys’ financial reporting and controls, investments, financing activities, taxes and insurance, and related risks, as well as other topics with potential significant financial impact. The Audit Committee oversaw Synopsys’ anonymous and confidential ethics reporting system, which encourages and allows employees to submit concerns directly to senior management and the Audit Committee.
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

2024 Proxy Statement	97

Audit Matters
Communications with Management and Independent Registered Public Accounting Firm
The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys’ independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP and reviewed KPMG LLP’s independence from Synopsys, including whether KPMG LLP’s provision of non-audit services was compatible with that independence.
Recommendation Regarding Financial Statements
Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board of Directors that Synopsys’ audited fiscal 2023 financial statements be included in our 2023 Annual Report on Form 10-K.
AUDIT COMMITTEE
Mercedes Johnson, Chair
Luis Borgen
Roy Vallee
Jeannine P. Sargent*
*Ms. Sargent re-joined the Audit Committee in December 2023. She was not a member of the Audit Committee when it recommended the inclusion of the audited fiscal 2023 financial statements in our 2023 Annual Report on Form 10-K.

98

STOCKHOLDER PROPOSAL
We received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the Proponent), who beneficially owns 35 shares of our common stock. The Proponent has requested that we include the following proposal and supporting statement in this Proxy Statement for the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.
For the reasons set forth following the Proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.
Proposal 5 – Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis
This policy could be phased in when there is a leadership transition.
This proposal topic won 52% support at Boeing and 54% support at Baxter International. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman. A lead director cannot call a special shareholder meeting.
A lead director can delegate many details of his lead director duties to others and then simply rubber-stamp it. The Board of Directors has not explained how shareholders can be sure of what goes on in regard to lead director delegation. The Synopsys Board of Directors failed to publish any comparison of the duties of a Synopsys lead director compared to a Synopsys Chairman of the Board.
The increased complexities of companies of more than $75 Billion in market capitalization, like Synopsys, demand that 2 persons fill the 2 most important jobs in the company.
Although this proposal is focused on the Independent Board Chairman topic, it is worth noting that Synopsys shareholders gave more than 50% support to the 2023 Shareholder Proposal that would give 10% of our outstanding common stock the power to call a special shareholder meeting regardless of length of stock ownership.
Please vote yes:
Independent Board Chairman – Proposal 5

2024 Proxy Statement	99

Stockholder Proposal

Synopsys' Statement in Opposition to Proposal 5
Our Board of Directors (the “Board”) recommends that you vote AGAINST Proposal 5 because, as described below:
•We believe it is important to provide our Board with flexibility to determine the optimal leadership structure for Synopsys;
•Our Chair and Chief Executive Officer (“CEO”) roles were separated when Dr. de Geus stepped down as CEO and Mr. Ghazi was appointed as President and CEO. Dr. de Geus’ service as our Executive Chair is important to our executive transition and continued success as a company;
•Our Lead Independent Director is empowered to effectively balance our Executive Chair role and contributes to our robust corporate governance practice; and
•Our strong and evolving corporate governance practice promotes accountability.
Flexibility in our Board leadership structure is better for Synopsys and its stockholders than the rigid and prescriptive approach mandated by the stockholder proposal.
Synopsys’ governing documents provide our Board with the flexibility to determine the optimal leadership structure for Synopsys. This flexibility provides our Board the ability to assess the circumstances facing Synopsys and carefully determine which leadership structure would be in the best interest of Synopsys and its stockholders on a case-by-case basis without prescriptive mandates. For example, under the current governing documents, our Board could assess the business environment and challenges facing Synopsys and determine that it is in the best interest of Synopsys and its stockholders for the Board Chair position to be held by an independent director. Alternatively, our Board could determine that, in light of a different set of circumstances, appointing separate individuals to the Board Chair and CEO positions is the optimal leadership structure, which is what occurred when Mr. Ghazi succeeded Dr. de Geus as Synopsys’ CEO and Dr. de Geus was appointed as Executive Chair. We believe our Board is best positioned to make these determinations given our directors’ knowledge of Synopsys’ leadership team, strategic goals, opportunities, and challenges, as well as the expertise and experience of our Board.
In light of the recent executive transition and our Board’s ongoing commitment to robust independent Board leadership and effective corporate governance, our Board believes that the rigid approach to Synopsys’ Board leadership structure requested by the stockholder proposal is not in the best interest of Synopsys or its stockholders. We believe that maintaining flexibility in our governance structure in the face of a fast-paced and ever-changing business environment provides the Board the ability to determine the most effective leadership structure for Synopsys and is in the best interest of Synopsys and its stockholders.
Our Chair and CEO roles were separated when Dr. de Geus stepped down as CEO and Mr. Ghazi was appointed as President and CEO. Dr. de Geus’ service as our Executive Chair is important to our executive transition and continued success as a company.
Dr. de Geus has served as our CEO since January 1994 and the Chair of our Board since February 1998. In August 2023, when Dr. de Geus announced his decision to step down from the role of CEO, the independent members of our Board assessed the circumstances facing Synopsys to determine which leadership structure would be in the best interest of Synopsys and its stockholders. The Board determined that it was in the best interest of Synopsys and its stockholders to follow its pre-existing succession plan; accordingly, the Board appointed Mr. Ghazi as President and CEO. In addition, the Board asked Dr. de Geus to remain on the Board in the role of Executive Chair to, among other things, support the leadership transition following Mr. Ghazi's appointment as President and CEO. This executive transition resulted in the separation of the CEO and Executive Chair positions.
We believe that Dr. de Geus continuing to serve on our Board as Executive Chair enhances the overall functioning of our Board and allows our Board to better execute its role in overseeing Synopsys’ business strategy at this time. Dr. de Geus co-founded Synopsys, helping it grow from a disruptive start-up to a global leader in electronic design automation and design IP generating revenue of approximately $5.8 billion in fiscal year 2023. Synopsys’ business is complex, with international operations and over 20,000 employees located in approximately 30 countries around the world. Through decades of experience and growth, Dr. de Geus has gained deep institutional knowledge of Synopsys and its culture and has established himself as a pioneer within the electronic design automation industry. Further, as Executive Chair, Dr. de Geus can leverage his longstanding relationships to streamline Board and management communications and focus our Board’s attention on, among other things, risk management and the most critical strategic matters. These attributes make Dr. de Geus and his role as Executive Chair important to our executive transition and the continued success of Synopsys.
Our Lead Independent Director provides an effective balance to our Executive Chair role and contributes to a robust governance structure for our Board of Directors.
We respectfully disagree with the stockholder proposal’s unsupported assertion that the Lead Independent Director can “delegate many details of his lead director duties to others and then simply rubber-stamp it.” The Lead Independent Director has significant authority to lead our Board and direct topics for discussion and does not have the ability to assign such tasks to others.

100

Stockholder Proposal
Further, we recently revised our Corporate Governance Guidelines after engaging in a robust benchmarking exercise and consulting with third-party governance consultants to ensure our Lead Independent Director’s responsibilities are in alignment with corporate governance best practices. Under our revised Corporate Governance Guidelines, our Board is required to appoint a Lead Independent Director whenever our Board Chair is not independent. Further, our Lead Independent Director is empowered to preside over periodic meetings of the independent directors and to serve as the liaison between the CEO and non-independent chair, if applicable, and the independent directors.
Consistent with best practices and in light of the executive transition, the responsibilities and authority of our Lead Independent Director include:
•establishing the agenda for regular Board meetings with the Board Chair;
•reviewing and advising on the schedule of regular Board meetings with the Board Chair;
•serving as chair of regular Board meetings when the Board Chair is unavailable;
•calling executive sessions of the independent directors, and establishing the agenda for, and presiding at such sessions;
•providing feedback during executive sessions to management;
•serving as liaison between the CEO and non-independent chair, if applicable, and the independent directors;
•participating in the annual performance evaluation of the CEO;
•presiding over periodic meetings of the independent directors;
•encouraging dialogue between the independent directors and management; and
•consulting with stockholders at management’s request.
These responsibilities and authority of our Lead Independent Director ensure that the role provides an effective balance to our Executive Chair role and further strengthens the governance structure of our Board.
Our strong and evolving corporate governance practice promotes accountability.
Our Board further believes that Synopsys’ long-standing commitment to strong corporate governance principles makes the stockholder proposal unnecessary. By responding to and implementing emerging governance best practices over the years, Synopsys maintains leading governance policies and procedures designed to promote stockholder rights and accountability to stockholders, including, among others:
•The annual election of all directors as opposed to staggered boards;
•A majority voting standard in uncontested director elections with advanced conditional resignation for failing to meet such majority vote;
•Stockholder ability to remove directors, with or without cause;
•The right to call a special meeting;
•No supermajority voting provisions;
•No stockholder rights plan or “poison pill;”
•Annual “say-on-pay” advisory votes;
•A single class of common stock structure; and
•Regular outreach and engagement with our stockholders, including on corporate governance matters and our evolving ESG practices.
For all of the reasons above, the Board recommends that stockholders vote against this proposal.

2024 Proxy Statement	101

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our NEOs, and (4) all of our current directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 675 Almanor Avenue, Sunnyvale, California 94085.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (#)	Percentage of Outstanding Shares (%)(2)	Additional Information
Entities associated with The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,551,037	8.9	Based solely on the Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 31, 2023. The Vanguard Group, Inc. has sole dispositive power with respect to 12,895,933 shares, shared dispositive power with respect to 203,096 shares, sole voting power with respect to 0 shares and shared voting power with respect to 655,104 shares.
Entities associated with BlackRock, Inc. 50 Hudson Yards New York, NY 10001	11,788,658	7.7	Based solely on the Schedule 13G/A filed with the SEC on January 26, 2024, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole dispositive power with respect to 11,788,658 shares and sole voting power with respect to 10,617,657 shares.
Luis Borgen Director	3,251	*	Includes stock options to purchase 2,265 shares exercisable by Mr. Borgen within 60 days following the Record Date and 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Marc N. Casper Director	3,350	*	Includes stock options to purchase 2,265 shares exercisable by Mr. Casper within 60 days following the Record Date and 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes (i) 5 shares owned by BJC Associates, LLC and (ii) 94 shares held under a managed account.
Janice D. Chaffin Director	14,322	*	Includes 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Bruce R. Chizen Director	14,862	*	Includes 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Dr. Aart J. de Geus Executive Chair of the Board of Directors	647,234	*	Includes stock options to purchase 218,166 shares exercisable by Dr. de Geus within 60 days following the Record Date. Also includes (i) 14,500 shares owned by Mora Investment Partners L.P., (ii) 122,226 shares held under a family trust, and (iii) 186,551 shares held under a separate property trust.
Sassine Ghazi President, Chief Executive Officer and Director	212,109	*	Includes stock options to purchase 150,246 shares exercisable by Mr. Ghazi within 60 days following the Record Date.
Shelagh Glaser Chief Financial Officer	17,384	*	Includes stock options to purchase 8,916 shares exercisable by Ms. Glaser within 60 days following the Record Date.
Mercedes Johnson Director	7,043	*	Includes 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 5,346 shares held under a trust.

102

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
Richard Mahoney Chief Revenue Officer	9,900	*	Includes stock options to purchase 8,283 shares exercisable by Mr. Mahoney within 60 days following the Record Date.
Robert G. Painter Director	1,094	*	Includes 1,094 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Trac Pham(3) Former Chief Financial Officer	39,849	*
John F. Runkel, Jr. General Counsel and Corporate Secretary	28,934	*	Includes stock options to purchase 2,154 shares exercisable by Mr. Runkel within 60 days following the Record Date.
Jeannine P. Sargent Director	8,140	*	Includes stock options to purchase 5,998 shares exercisable by Ms. Sargent within 60 days following the Record Date. Also includes 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 445 shares held under a family trust.
John G. Schwarz Director	11,940	*	Includes 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
Roy Vallee Director	32,266	*	Includes 464 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture. Also includes 30,000 shares owned by RCV Holdings LLP.
All current directors and executive officers as a group (14 persons)	1,011,829	*	Includes stock options to purchase 398,293 shares exercisable by all current directors and executive officers within 60 days following the Record Date. Also includes 4,806 shares of restricted stock that are not vested as of the Record Date and are subject to forfeiture.
*Less than 1%
(1)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the “Additional Information” column, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Schedules 13D and 13G filed with the SEC, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of the Record Date.
(2)Percentage of beneficial ownership is based on 152,542,368 shares of common stock outstanding as of the Record Date, adjusted as required by SEC rules. Shares of common stock that are subject to stock options or other convertible securities currently issuable or issuable into shares of common stock within 60 days of the Record Date, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these stock options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)Mr. Pham departed as Chief Financial Officer effective December 2, 2022. Beneficial ownership information for Mr. Pham is based on information available to Synopsys as of December 2, 2022.

2024 Proxy Statement	103

ADDITIONAL INFORMATION
About the Annual Meeting
Information about our Annual Meeting
How do I attend and participate in the virtual Annual Meeting?
We are holding a virtual Annual Meeting via live webcast. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin at 8:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at approximately 7:45 a.m. Pacific Time.
The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at approximately 7:45 a.m. Pacific Time on April 10, 2024 through the conclusion of the Annual Meeting.
Information about our Proxy Materials
Why did I receive a notice about Synopsys’ proxy materials?
Since you owned common stock of Synopsys at the close of business on the Record Date, you are considered a stockholder. Our Board of Directors is soliciting proxies for the Annual Meeting. Accordingly, we are providing you with access to our proxy materials in order to solicit your vote at the Annual Meeting.
The Notice of Availability of Proxy Materials, this Proxy Statement, the accompanying proxy card or voting instruction form and our 2023 Annual Report on Form 10-K will be provided to stockholders on or about February 16, 2024.
Why did I receive a two-page notice instead of the proxy materials themselves, and how can I get the materials?
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a two-page Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials.
The Notice of Availability of Proxy Materials you received provides instructions on how to access our proxy materials and submit your vote on the Internet and also instructs you on how to request a printed copy of our proxy materials. We believe this process of sending a two-page notice reduces the environmental impact of printing and distributing hard copy materials and lowers our costs.
Why did I receive a full set of proxy materials in the mail instead of a two-page notice?
If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials instead of a two-page Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.
To sign up for electronic delivery, please follow the instructions to vote using the Internet provided with your proxy materials and on your proxy card or voting instruction form, and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

104

Additional Information
Information about our Proposals
What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board of Directors?
The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below.

Proposal	Board of Directors’ Voting Recommendation
1.To elect eleven directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected	FOR each director nominee
2.To approve our 2006 Employee Equity Incentive Plan, as amended	FOR
3.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement	FOR
4.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 2, 2024	FOR
5.To vote on the stockholder proposal regarding an independent board chair requirement, if properly presented at the meeting	AGAINST
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
How is a director nominee elected to the Board of Directors?
Provided that there is a quorum at the Annual Meeting, a director nominee will be elected if the votes “For” the nominee exceed 50% of the number of votes cast on the issue of that nominee’s election (including votes “For” and votes “Against” with respect to that nominee’s election, but excluding any abstentions or broker non-votes).
All director nominees recommended by the Board have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. Our Board does not anticipate that any of our director nominees will be unable to serve as a director. If, at the time of the Annual Meeting, any nominee is unable to serve or for good cause will not serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. You may either vote “For,” “Against,” or “Abstain” for any nominee you specify. Unless marked otherwise, proxies returned to us will be voted “For” each of the nominees named below. Broker non-votes and abstentions will have no effect on the vote for the election of directors (Proposal 1). Therefore, if you hold your shares through a bank, a broker or other holder of record, you must instruct your bank, broker or other holder of record to vote such that your vote can be counted for Proposal 1.
Proposal 1 is an uncontested election. In addition to the voting requirements described above and further outlined in our Bylaws, our Bylaws and Corporate Governance Guidelines provide that our Board of Directors will only nominate for election or re-election candidates who tender, prior to such nomination, an irrevocable resignation that will be effective only upon (1) the failure to receive the required majority vote at a meeting at which they stand for election and (2) our Board of Directors’ acceptance of such resignation in the Board’s exclusive discretion. Synopsys will publicly disclose the decision reached by our Board of Directors and the reasons for such decision.
Information about Voting
Who can vote?
If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on the Record Date of February 12, 2024, you are entitled to attend and vote at the Annual Meeting. For further details on how to vote, please see the questions below.
As of the Record Date, 152,542,368 shares of our common stock were issued and outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held on the Record Date. The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote for ten days until the end of the day before the Annual Meeting for any purpose relevant to the Annual Meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy.
What is the difference between a stockholder of record and a beneficial owner?
•Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.

2024 Proxy Statement	105

Additional Information
•Beneficial Owner: If on the Record Date your shares were held through a broker, bank, or other agent and not in your name, then you are the beneficial owner of our common stock. If you are a beneficial owner, your shares are held in street name, as is the case for most of our stockholders.
How can I vote if I am a stockholder of record?
There are four ways to vote:
•In person (virtually). If you are a stockholder of record, you may vote in person (virtually) at the Annual Meeting using your 16-digit control number provided in the proxy card or Notice of Availability of Proxy Materials.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy card or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the proxy card. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials to be sent via mail through following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the proxy card.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the proxy card and sending it back in the envelope provided.
The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Tuesday, April 9, 2024. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy.
How can I vote if I am the beneficial owner?
There are four ways to vote:
•In person (virtually). If you are a beneficial owner and you wish to vote in person (virtually) at the Annual Meeting, you may vote using your 16-digit control number provided in the voting instruction form or Notice of Availability of Proxy Materials, or you will need to follow the instructions provided by your broker, bank, trustee or nominee.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the voting instruction form or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the voting instruction form. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the voting instruction form.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the voting instruction form and sending it back in the envelope provided.
The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Tuesday, April 9, 2024. As a beneficial owner, you are also invited to attend (virtually) the Annual Meeting.
What if I don’t give specific voting instructions?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. Under applicable state law, broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable but will not otherwise affect the outcome of the vote of any proposal.

106

Additional Information
What if I change my mind and want to revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to 675 Almanor Avenue, Sunnyvale, California 94085 (our Secretary’s Mailing Address), attention Corporate Secretary. Such notice or later dated proxy must be received by us prior to the Annual Meeting. You may also revoke your proxy by attending (virtually) the Annual Meeting and voting during the meeting.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
What is a quorum?
We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote as of the Record Date are represented at the Annual Meeting either in person (virtually) or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted. Stockholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.
What is the vote required for each proposal?
•Proposal 1. Each director nominee will be elected if the votes “For” the nominee exceed 50% of the number of votes cast on the issue of that nominee’s election (including votes “For” and votes “Against” with respect to that nominee’s election but excluding any abstentions or broker non-votes).
•Proposals 2, 3, 4 and 5. Will be approved if the holders of a majority of the shares present in person (virtually) or represented by proxy and entitled to vote at the Annual Meeting, and voting on such proposal, vote “For” that proposal.
What votes can I cast for the proposals?
•Proposal 1. You may vote “For” or “Against,” or “Abstain” for any nominee you specify. An abstention will not be counted as either a vote cast “For” or “Against.”
•Proposals 2, 3, 4 and 5. You may vote “For” or “Against,” or “Abstain” from voting. An abstention will not be counted as either a vote cast “For” or “Against.”
Which proposals in this Proxy Statement are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024 (Proposal 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4.
The election of directors (Proposal 1), the proposal to approve our 2006 Employee Plan (Proposal 2), the non-binding advisory vote on the compensation of our NEOs (Proposal 3), and the stockholder proposal regarding an independent board chair requirement (Proposal 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3 and 5. A broker non-vote will have no effect on these proposals.
Other Information
Who is paying for this solicitation?
Synopsys will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co., Inc. a fee of approximately $11,500 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation.
I received notice that communications to my address are being householded. What does that mean?
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner.
If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, 2023 Annual Report on Form 10-K or Notice of Availability of Proxy Materials, please notify your broker and our Investor Relations department in writing by email at synopsys-ir@synopsys.com or mail sent to our Secretary’s Mailing Address, attention Investor Relations. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker, bank or other agent and our Investor Relations department in the same manner as outlined above.

2024 Proxy Statement	107

Additional Information
I also have access to Synopsys, Inc.’s 2023 Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended October 28, 2023, as filed with the SEC on December 12, 2023, accompanies this Proxy Statement. These documents constitute our Annual Report to Stockholders and are being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2023 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.
Stockholder Information
Stockholder Communications, Nominations and Proposals
How do I communicate with the Board of Directors?
Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board of Directors may do so by sending written communications addressed to our Secretary’s Mailing Address, attention Corporate Secretary.
Stockholder communications related to corporate governance and other Board matters received at this address that are addressed to our Board of Directors will be compiled by our Corporate Secretary and forwarded to the specified director, if any. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chair of the Audit Committee, Compensation Committee, or Governance Committee, as appropriate.
When are stockholder proposals due for inclusion in the proxy materials for our next annual meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders under Rule 14a-8(e) of the Exchange Act, your proposal must be submitted in writing by October 19, 2024 to our Secretary’s Mailing Address, attention Corporate Secretary, and must comply with all applicable requirements of Rule 14a-8 of the Exchange Act.
How can I present director nominees or stockholder proposals to be voted on at next year’s annual meeting of stockholders under the advance notice provisions of our bylaws?
Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors or proposals before an annual meeting of stockholders (other than pursuant to Rule 14a-8 of the Exchange Act). These advance notice provisions require that, among other things, stockholders submit a timely written notice to our Secretary’s Mailing Address, attention Corporate Secretary, regarding such nominations or proposals and provide the information concerning the stockholder and the proposal or nominee and satisfy the other requirements set forth in the Bylaws.
To be timely, a stockholder who intends to present nominations or a proposal (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders must provide the information set forth in the Bylaws to our Corporate Secretary not earlier than the close of business on September 19, 2024 and not later than the close of business on October 19, 2024. Our Bylaws contain different notice submission date requirements in the event our annual meeting is held more than 30 days before or after April 10, 2024.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
It is the Governance Committee's policy to consider candidates suggested by properly presented stockholder nominations. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

108

Additional Information
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “seeks,” and similar expressions are used to identify these forward-looking statements. Statements that refer to or are based on projections, forecasts, uncertain events or assumptions also identify forward-looking statements, including, among other things, statements made in our letter to stockholders and statements regarding Synopsys’ executive management transition, short-term and long-term financial targets, expectations and objectives, business strategies and financial results, industry trends, expected or future equity usage, burn rate or shares outstanding, and expected use and enforcement of our compensation decisions.
These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for fiscal year 2023 and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements are based on reasonable expectations of our management at the time that they are made, you should not rely on them. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to revise or update them, unless required by securities law, whether as a result of new information, future events or otherwise.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.
Other Matters
We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.
By order of the Board of Directors,
John F. Runkel, Jr.
General Counsel and
Corporate Secretary
February 16, 2024
A copy of our 2023 Annual Report on Form 10-K is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 675 Almanor Avenue, Sunnyvale, California 94085.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 10, 2024
The Proxy Statement and our 2023 Annual Report on Form 10-K will be available to stockholders at
http://www.proxyvote.com on or about February 16, 2024.

2024 Proxy Statement	109

APPENDIX A
SYNOPSYS, INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MARCH 3, 2006
APPROVED BY THE STOCKHOLDERS: APRIL 25, 2006
AS AMENDED BY THE BOARD OF DIRECTORS: JANUARY 19, 2024
AMENDMENTS TO BE APPROVED BY THE STOCKHOLDERS: APRIL 10, 2024

1.    GENERAL.
(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Consultants. Non-Employee Directors are not eligible to receive Awards under this Plan.
(b) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.
(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2.    DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
(b) “Award” means a Stock Award or a Performance Cash Award.
(c) “Board” means the Board of Directors of the Company.
(d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 9(a).
(e) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant’s responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant’s obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

110

Appendix A
(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Change in Control constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
(i) “Common Stock” means the common stock of the Company.
(j) “Company” means Synopsys, Inc., a Delaware corporation.
(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

2024 Proxy Statement	111

Appendix A
(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. For example, a change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee or vice versa shall not terminate a Participant’s Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Corporate Transaction constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Corporate Transaction shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(n) “Director” means a member of the Board.
(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(p) “Effective Date” means April 25, 2006, the first date that the Company’s stockholders approved the Plan at the 2006 Annual Meeting of Stockholders.
(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(r) “Entity” means a corporation, partnership or other entity.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 12, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

112

Appendix A
(u) “Fair Market Value” means for purposes of Sections 3(f), 5(b), 5(c), 6(b), 6(c), 6(d)(iv), 7(c)(ii), 7(c)(iii) and 8(d), as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in a manner that complies with Sections 409A and 422 of the Code.
(v) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(x) “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2024 Proxy Statement	113

Appendix A
(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).
(ii) “Performance Criteria” means one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin and Non-GAAP operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) orders (including backlog) and revenue; (xvii) orders quality metrics; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) stockholders’ equity; (xxx) quality measures; (xxxi) Non-GAAP net income; (xxxii) environmental, social and governance goals and metrics; (xxxiii) human capital management goals and metrics (including but not limited to diversity, equity and inclusion, employee turnover, retention, development and engagement, and leadership goals and metrics); and (xxxiv) any other measures of performance selected by the Board. Unless the Board provides otherwise, Non-GAAP measure means the closest GAAP measure excluding (1) the amortization of acquired intangible assets; (2) the impact of stock-based compensation expense; (3) acquisition-related items; (4) other non-recurring significant items, such as restructuring charges; (5) legal matters; and (6) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes, based upon a normalized annual projected non-GAAP tax rate. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item (including but not limited to various income tax impacts prompted by tax reform legislation adopted in late 2017 (commonly referred to as the Tax Cut and Jobs Act of 2017), including the income tax related to transition tax, the tax rate change, and tax restructuring; and the tax impact of repatriation); (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Committee at the time the award is approved. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
(kk) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.
(ll) “Performance Stock Award” means either a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to the terms and conditions of Section 7(d)(i).
(mm) “Plan” means this Synopsys, Inc. 2006 Employee Equity Incentive Plan.

114

Appendix A
(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ss) “Securities Act” means the Securities Act of 1933, as amended.
(tt) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).
(uu) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(vv) “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or an Other Stock Award.
(ww) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
3.    ADMINISTRATION.
(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(iii) To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest.

2024 Proxy Statement	115

Appendix A
(iv) To approve forms of award agreements for use under the Plan and to amend the terms of any one or more outstanding Awards.
(v) To amend the Plan or an Award as provided in Section 10. Subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option, to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or to comply with other applicable laws.
(vi) To terminate or suspend the Plan as provided in Section 11.
(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(viii) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, individuals who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to any Stock Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).
(c) Delegation To Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.
(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code to the extent that the Board determines it to be desirable to qualify Awards that were granted hereunder prior to April 8, 2019 as “performance-based compensation” within the meaning of Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, subject to applicable law, the Board or the Committee, in its sole discretion, may delegate to a committee of one or more members of the Board the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options, Stock Appreciation Rights and, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Any such Stock Awards granted by Officers will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(u)(ii) above.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) provide for the exchange of an Option or Stock Appreciation Right for cash when the exercise price or strike price of such Option or Stock Appreciation Right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Stock Awards under the Plan in a manner that would constitute a repricing of such Stock Awards under applicable accounting rules, in each case unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Stock Awards upon expiration or termination of such Stock Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 4(b) hereof.

116

Appendix A
4.    SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards granted under this Plan shall not exceed One Hundred Twelve Million Six Hundred Ninety Seven Thousand Two Hundred Forty Eight (112,697,248) shares of Common Stock in the aggregate. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7(c), and (ii) (A) one and thirty-six hundredths (1.36) shares for each share of Common Stock issued prior to February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (B) two and eighteen hundredths (2.18) shares for each share of Common Stock issued on or after February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (C) one and twenty-five hundredths (1.25) shares for each share of Common Stock issued on or after March 24, 2011 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (D) one and five tenths (1.50) shares for each share of Common Stock issued on or after April 3, 2012 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (E) one and six tenths (1.60) shares for each share of Common Stock issued on or after April 2, 2015 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, and (F) one and seven tenths (1.70) shares for each share of Common Stock issued on or after March 29, 2016 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve.
(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price (if any) pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as either (A) one and thirty-six hundredths (1.36) shares, (B) two and eighteen hundredths (2.18) shares, (C) one and twenty-five hundredths (1.25) shares, (D) one and five tenths (1.50) shares, (E) one and six tenths (1.60) shares, or (F) one and seven tenths (1.70) shares, as applicable, against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i) on or after March 29, 2016, then the number of shares of Common Stock available for issuance under the Plan shall increase by one and seven tenths (1.70) shares (regardless of when such share was issued).
(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of, or the issuance of shares under, a Stock Award, the number of shares that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not become available for subsequent issuance under the Plan.
(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock set forth in Section 4(a) above.
(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
5.    ELIGIBILITY.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with (or are exempt from) Section 409A of the Code or unless the stock underlying such Stock Awards is otherwise determined to be “service recipient stock” under Section 409A of the Code. Stock Awards under this Plan may not be granted to Non-Employee Directors.

2024 Proxy Statement	117

Appendix A
(b) Ten Percent Stockholders. An Employee who is also a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option has a term of no more than five (5) years from the date of grant and is not exercisable after the expiration of five (5) years from the date of grant.
(c) Limitation on Annual Awards. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year. For limitations on the annual award size of Performance Stock Awards and Performance Cash Awards, see Section 7(d) below.
6.    OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a) Term. No Option shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).
(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
(i) by cash, check or electronic transfer of cash or cash equivalents;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) by a “net exercise” arrangement, if the option is a Nonstatutory Stock Option, pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (x) shares are used to pay the exercise price pursuant to the “net exercise,” (y) shares are delivered to the Participant as a result of such exercise, and (z) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board.
(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

118

Appendix A
(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party (excluding any third-party financial institution) who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(k) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

2024 Proxy Statement	119

Appendix A
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement and provided that in no event may any Restricted Stock Award be transferred for consideration to a third-party financial institution.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Unit Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.
(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a strike price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.

120

Appendix A
(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(viii) Extension of Termination Date. A Participant’s Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.
(ix) Disability of Participant. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(x) Death of Participant. In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant’s death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(xi) Termination for Cause. In the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
(d) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of one or more Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Stock Awards described in this Section 7(d)(i) shall not exceed one million (1,000,000) shares of Common Stock.

2024 Proxy Statement	121

Appendix A
(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted or paid upon the attainment during a Performance Period of one or more Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Cash Awards described in this Section 7(d)(ii) shall not exceed four million dollars ($4,000,000).
(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. No Other Stock Award may have a term in excess of seven (7) years from the date of grant.
8.    MISCELLANEOUS.
(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Stock Award pursuant to its terms and the issuance of the Common Stock has been entered into the books and records of the Company. As determined by the Board, dividends and dividend equivalent rights may accrue with respect to Awards other than Options or Stock Appreciation Rights granted under this Plan, but no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the applicable underlying Award vests. For the avoidance of doubt, neither Options nor Stock Appreciation Rights granted under this Plan may provide for any dividends or dividend equivalents thereon.
(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/ or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

122

Appendix A
(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement or the written terms of a Performance Cash Award, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with a Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum statutory tax rate of the Participant’s applicable jurisdiction(s) (or such other rate as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award agreement. The Fair Market Value of any shares of Common Stock to be withheld will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code, to the extent that Section 409A of the Code applies to such Participant. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what percentages, Participants may receive payments, including lump-sum payments, following the Participant’s separation from service or other permitted distribution event, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j) Compliance with Section 409A. Unless otherwise expressly provided for in a Stock Award Agreement or the written terms of a Performance Cash Award, the Plan and Award agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into such Award agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award agreement specifically provides otherwise), if the shares of the Company’s Common Stock are publicly traded and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Each installment of an Award that vests under the Plan is intended to be a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2), unless otherwise expressly set forth in the written Award agreement.
(k) Non-Exempt Employees. No Stock Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Stock Award is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any vested Stock Awards may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Award will be exempt from his or her regular rate of pay.
(l) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
(m) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or the written terms of a Performance Cash Award as a result of a clerical error in the papering of the Award agreement, the corporate records will control.

2024 Proxy Statement	123

Appendix A
(n) Other Policies. Each Award may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award during the term of the Plan without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In addition, for each Option or Stock Appreciation Right with an exercise price or strike price, respectively, greater than the consideration offered in connection with any Capitalization Adjustment, Change in Control or Corporate Transaction, the Board may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option or subject to the forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board or Committee at the time of grant of a Stock Award:
(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).
(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).

124

Appendix A
(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).
(iv) Payment for Stock Awards in Lieu of Exercise or Settlement. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise. In addition, the Board may provide that with respect to one or more other Stock Awards, such awards will be cancelled prior to exercise or settlement in exchange for a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise or purchase price (if any) payable by such holder in connection with such Stock Award, and such payment may be fully vested at the time of the Corporate Transaction or may be required to vest after such time substantially in accordance with the schedule originally in effect immediately prior to the Corporate Transaction.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a Change in Control. In the absence of a determination by the Board, no such acceleration shall occur.
10.    AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a) Amendment of Plan. Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements.
(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval. For the avoidance of doubt, no Awards granted under the Plan on or after April 8, 2019 will be designed or intended to be “performance-based compensation” under Section 162(m) of the Code, and the terms and conditions of this Plan as amended and restated as of such date shall not apply to or otherwise impact outstanding Awards granted prior to such date under the Plan.
(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

2024 Proxy Statement	125

Appendix A
(d) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards (either directly or by amending the Plan), including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award outstanding at the time of such amendment shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
11.    TERMINATION OR SUSPENSION OF THE PLAN.
(a) Plan Termination. The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but all Awards made prior to such time will continue in effect after such suspension or termination subject to the terms thereof and of this Plan.
(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
12.    EFFECTIVE DATE OF PLAN.
The Plan first became effective on the Effective Date. The Plan, as most recently amended, shall become effective upon its approval by the stockholders of the Company. No Incentive Stock Options may be granted on or after January 19, 2034.
13.    CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

126

APPENDIX B
Non-GAAP Financial Measures and Segment Adjustments
Non-GAAP Financial Performance Measures
Synopsys presents non-GAAP operating margin and non-GAAP earnings per share (EPS) growth in this proxy statement to provide investors with an additional tool to evaluate Synopsys’ operating results. Synopsys’ management also uses non-GAAP operating margin and non-GAAP EPS growth to evaluate its business operations and for internal budgeting and resource allocation processes. Synopsys’ management does not itself, nor does it suggest that investors should, consider non-GAAP operating margin and non-GAAP EPS growth in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP operating margin and non-GAAP EPS growth exclude the following items:
(i) Amortization of acquired intangible assets. Synopsys incurs expenses from amortization of acquired intangible assets, which include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. Synopsys amortizes the intangible assets over their estimated useful lives. Synopsys does not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. Synopsys believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods. Synopsys also excludes this item because such expenses are non-cash in nature and believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding Synopsys’ core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.
(ii) Stock-based compensation impact. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. Synopsys excludes stock-based compensation expense from its non-GAAP measures primarily because it is not an expense that typically requires or will require cash settlement by Synopsys. Further, the expense for the fair value of the stock-based instruments Synopsys utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of Synopsys’ business operations.
(iii) Acquisition-related items. In connection with its business combinations, Synopsys incurs significant expenses that it would not have otherwise incurred as part of its business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities, including employee severance and other exit costs, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. Synopsys also recognizes the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. Synopsys excludes these items because they are related to acquisitions and have no direct correlation to the core operation of its business. Further, because Synopsys does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, Synopsys believes it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.
(iv) Restructuring charges. Synopsys initiates restructuring activities to align its costs to its operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by Synopsys to be a part of the core operation of its business and are not used by management when assessing the core profitability and performance of its business operations.
(v) Deferred compensation. Synopsys excludes the gains and losses related to its deferred compensation plan investments because management does not use these to assess the core profitability of Synopsys' business operations.

2024 Proxy Statement	127

Appendix B
GAAP TO NON-GAAP RECONCILIATION OF OPERATING MARGIN(1)
(UNAUDITED)

Twelve Months Ended October 31, 2023
GAAP operating margin	21.7%
Amortization of intangible assets(2)	1.8
Stock-based compensation(2)	9.6
Acquisition-related items	0.3
Restructuring charges	1.3
Non-qualified deferred compensation plan	0.4
Non-GAAP operating margin	35.1%
(1)Synopsys' fiscal year 2023 ended on October 28, 2023. For presentation purposes, we refer to the closest calendar month end.
(2)The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
GAAP TO NON-GAAP RECONCILIATION OF EPS GROWTH(1)
(UNAUDITED)

	Twelve Months Ended October 31, 2023	Twelve Months Ended October 31, 2022
GAAP net income per diluted share attributed to Synopsys (GAAP EPS)	$7.92	$6.29
Amortization of intangible assets	0.64	0.61
Stock-based compensation	3.62	2.93
Acquisition-related items	0.10	0.06
Restructuring charges	0.50	0.08
Tax settlement	(0.15)	—
Tax adjustments	(1.44)	(1.07)
Non-GAAP net income per diluted share attributed to Synopsys (Non-GAAP EPS)	$11.19	$8.90
GAAP EPS growth (year over year)	25.9%
Non-GAAP EPS growth (year over year)	25.7%
(1)Synopsys' fiscal year 2023 ended on October 28, 2023 and fiscal year 2022 ended on October 29, 2022. For presentation purposes, we refer to the closest calendar month end.

128

Appendix B
Segment Adjustments
BUSINESS SEGMENT REPORTING(1)(2)
(UNAUDITED, IN MILLIONS)

Twelve Months Ended October 31, 2023
Revenue by segment
- Design Automation	$3,775.3
% of Total	64.6%
- Design IP	$1,542.7
% of Total	26.4%
- Software Integrity	$524.6
% of Total	9.0%

Adjusted operating income by segment
- Design Automation	$1,439.7
- Design IP	$532.1
- Software Integrity	$76.3

Adjusted operating margin by segment
- Design Automation	38.1%
- Design IP	34.5%
- Software Integrity	14.5%
(1)Synopsys' fiscal year 2023 ended on October 28, 2023. For presentation purposes, we refer to the closest calendar month end.
(2)Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
Certain operating expenses are not allocated to the segments and are managed at a consolidated level. The unallocated expenses managed at a consolidated level, including amortization of intangible assets, stock-based compensation, the gains (losses) related to deferred compensation plan, restructuring charges, and certain acquisition-related items, are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income:
TOTAL ADJUSTED SEGMENT OPERATING INCOME RECONCILIATION(1)(2)(3)
(UNAUDITED, IN MILLIONS)

Twelve Months Ended October 31, 2023
Total adjusted segment operating income	$2,048.0
Reconciling Items
Amortization of intangible assets(4)	102.9
Stock-based compensation expense(4)	563.3
Deferred compensation plan	20.5
Acquisition-related items	15.1
Restructuring charges	77.0
GAAP total operating income	$1,269.3
(1)Synopsys' fiscal year 2023 ended on October 28, 2023. For presentation purposes, we refer to the closest calendar month end.
(2)Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(3)These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys' chief operating decision maker (CODM) is our Chief Executive Officer. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above.
(4)The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.

2024 Proxy Statement	129

SYNOPSYS®

SYNOPSYS, INC.
675 ALMANOR AVENUE
SUNNYVALE, CA 94085
ATTN: CORPORATE SECRETARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 9, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNPS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than April 9, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31211-P04058

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOPSYS, INC.

The Board of Directors recommends that you vote FOR all nominees set forth below:

Nominees:		**For**	**Against**	**Abstain**
1a.	Dr. Aart J. de Geus	☐	☐	☐
1b.	Roy Vallee	☐	☐	☐
1c.	Sassine Ghazi	☐	☐	☐
1d.	Luis Borgen	☐	☐	☐
1e.	Marc N. Casper	☐	☐	☐
1f.	Janice D. Chaffin	☐	☐	☐
1g.	Bruce R. Chizen	☐	☐	☐
1h.	Mercedes Johnson	☐	☐	☐
1i.	Robert G. Painter	☐	☐	☐
1j.	Jeannine P. Sargent	☐	☐	☐
1k.	John G. Schwarz	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To approve our 2006 Employee Equity Incentive Plan, as amended.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the attached Proxy Statement.	☐	☐	☐
4. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 2, 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	**For**	**Against**	**Abstain**
5. To vote on a stockholder proposal regarding an independent Board chair requirement, if properly presented at the meeting.	☐	☐	☐

UNLESS OTHERWISE SPECIFIED HEREIN, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN ITEM 1, "FOR" ITEMS 2, 3 AND 4, AND "AGAINST" ITEM 5.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the proxies are authorized to vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on April 10, 2024:
The Notice and Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

V31212-P04058

SYNOPSYS, INC.
2024 ANNUAL MEETING OF STOCKHOLDERS
APRIL 10, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Address changes and comments can be directed to Synopsys' Investor Relations Department at synopsys-ir@synopsys.com

The stockholder(s) hereby appoint(s) Shelagh Glaser and John F. Runkel, Jr., or either of them, as proxies of the stockholder(s), each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Synopsys, Inc. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders of Synopsys, Inc. to be held on April 10, 2024 at 8:00 a.m. Pacific Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2024 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSAL 5. This proxy when properly executed will be voted in the manner directed. If no such directions are specified, this proxy will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposal 5.

Please mark, sign, date and return this proxy card using the enclosed envelope.

Continued and to be signed on reverse side